Exhibit 10.1

EXECUTION VERSION

$150,000,000

CREDIT AGREEMENT

among

AMITY OIL INTERNATIONAL PTY LTD

DMLP, LTD.,

PETROGAS PETROL GAZ VE PETROKIMYA ÜRÜNLERI İNŞAAT SANAYI VE TICARET A.Ş.,

TALON EXPLORATION, LTD.,

TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD., and

TRANSATLANTIC TURKEY, LTD.,

as Borrowers,

TRANSATLANTIC PETROLEUM LTD.,

TRANSATLANTIC PETROLEUM (USA) CORP. and

TRANSATLANTIC WORLDWIDE, LTD.,

as Guarantors,

BNP PARIBAS (SUISSE) SA and INTERNATIONAL FINANCE CORPORATION

as initial Lenders, and each of the other Lenders party hereto from time to time,

BNP PARIBAS (SUISSE) SA,

as Coordinating Mandated Lead Arranger, Sole Bookrunner,

LC Issuer, Administrative Agent,

Collateral Agent and Technical Agent

and

INTERNATIONAL FINANCE CORPORATION

as Mandated Lead Arranger,

Dated as of May 6, 2014

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Table of Contents
Page
EXHIBIT I FORM OF ANTI-CORRUPTION GUIDELINES	129
EXHIBIT J FORM OF LIQUIDITY TEST	131

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is entered into as of May 6, 2014 among:

(1)

AMITY OIL INTERNATIONAL PTY LTD, a company organized and existing under the laws of Australia (“Amity”; each reference to Amity herein shall be deemed to include Amity Oil International Pty Ltd Merkezi Avustralya Turkiye Istanbul Subesi, registered at Nisbetiye Caddesi Akmerkez B. Blok Kat:5-6 Etiler Istanbul Turkey, as the branch office of Amity in Turkey);

(2)

DMLP, LTD., a Bahamas international business company (“DMLP”; each reference to DMLP herein shall be deemed to include DMLP Ltd Merkezi Bahama Adalari Turkiye Istanbul Subesi, registered at Nisbetiye Caddesi Akmerkez B Blok Kat:5-6 Etiler Istanbul Turkey as the branch office of DMLP in Turkey);

(3)	PETROGAS PETROL GAZ VE PETROKIMYA ÜRÜNLERI İNŞAAT SANAYI VE TICARET A.Ş., a Turkish joint stock company (“Petrogas”);
(4)

TALON EXPLORATION, LTD., a Bahamas international business company (“Talon”; each reference to Talon herein shall be deemed to include Talon Exploration, Ltd. Merkezi Bahama Adalari Turkiye Ankara Subesi, registered with the Ankara Chamber of Commerce as the branch office of Talon in Turkey);

(5)

TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD., an Australian proprietary company (“TEMI”; each reference to TEMI herein shall be deemed to include TransAtlantic Exploration Mediterranean International Pty Ltd Merkezi Avustralya Turkiye Istanbul Subesi, registered at Nisbetiye Caddesi Akmerkez B Blok Kat:5-6 Etiler Istanbul Turkey as the branch office of TEMI in Turkey);

(6)

TRANSATLANTIC TURKEY, LTD., a Bahamas international business company (“TT”; each reference to TT herein shall be deemed to include TransAtlantic Turkey Ltd Merkezi Bahama Adalari Turkiye Ankara Subesi, registered at Sehit Ersan Caddesi No: 24/7 Cankaya Ankara Turkey as the branch office of TT in Turkey);

(7)	TRANSATLANTIC PETROLEUM LTD., a Bermuda exempted company with limited liability (the “Parent”);
(8)	TRANSATLANTIC PETROLEUM (USA) CORP., a Delaware corporation (“TP USA”);
(9)	TRANSATLANTIC WORLDWIDE, LTD., a Bahamas corporation (“TW”);
(10)	BNP PARIBAS (SUISSE) SA and INTERNATIONAL FINANCE CORPORATION as initial Lenders, and each of the other Lenders party hereto from time to time;
(11)

BNP PARIBAS (SUISSE) SA, as the letter of credit issuer (in such capacity, the “LC Issuer”), as coordinating mandated lead arranger (in such capacity, the “CMLA”), as sole bookrunner, as administrative agent (in such capacity, the “Administrative Agent”), as collateral agent (in such capacity, the “Collateral Agent”) and as technical agent (in such capacity, the “Technical Agent”); and

(12)	INTERNATIONAL FINANCE CORPORATION, as a mandated lead arranger (“IFC” and in such capacity, a “Mandated Lead Arranger” and together with the CMLA, the “Mandated Lead Arrangers”).

W I T N E S S E T H:

WHEREAS the Lenders wish to establish for the benefit of Amity, DMLP, Petrogas, Talon, TEMI and TT (collectively, the “Borrowers”) a credit facility, and the Borrowers wish to borrow such facility.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the other Loan Documents, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified in this Section 1.1.

“Abandonment Date” means, in relation to a Borrowing Base Asset at any time, the date on which the revenue received from the exploitation of such Borrowing Base Asset is less than the operating costs necessary to generate that revenue, as reasonably determined by the Technical Agent applying the underlying assumptions and data used in the most recently delivered Banking Case.

“Action Plan” means the plan developed by the Borrowers, a copy of which is attached hereto as Exhibit F, setting out specific social and environmental measures to be undertaken by the Borrowers in relation to their business operations in compliance with the Performance Standards, as such Action Plan may be amended or supplemented from time to time with IFC’s consent.

“Affiliate” means, as to a specified Person, another Person that directly or indirectly is in Control of, is Controlled by, or is under common Control with, such specified Person.

“Aggregate Facility Exposure” means, at any time, the sum of (a) the aggregate amount of the Tranche A Facility Exposure of all Tranche A Lenders at such time (including the share of the LC Outstandings (if any) of all Tranche A Lenders), and (b) the aggregate amount of the Tranche B Facility Exposure of all Tranche B Lenders at such time (including the share of the LC Outstandings (if any) of all Tranche B Lenders).

“Agents ” means, collectively, the Administrative Agent, the Collateral Agent and the Technical Agent.

“Agreement” means this Credit Agreement, together with all Exhibits and schedules hereto, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Annual Monitoring Report” means the annual monitoring report substantially in the form attached hereto as Exhibit G setting out the specific social, environmental and developmental impact information to be provided by the Borrowers in respect of their business operations, as such form of Annual Monitoring Report may be amended or supplemented from time to time with IFC’s consent.

“Anti-Corruption Guidelines” means the guidelines promulgated by IFC and set out in Exhibit I.

“Applicable Law” means, as to any Person, property or transaction, all present and future laws, treaties, statutes, regulations, judgments and decrees (in each case, whether international, foreign, federal, state, provincial, territorial or local) applicable to or binding upon such Person, property or transaction and all applicable requirements, directives, orders and policies of any Governmental Authority having or purporting to have authority over such Person, property or transaction.

“Applicable Margin” means 5.00% per annum.

“Assignment Agreement” is defined in Section 12.7(c).

“Auditor Authorization Letter” means an authorization to the Auditors substantially in the form of Exhibit H.

“Auditors ” means KPMG LLP or another reputable firm of independent certified public accountants reasonably selected by the Borrowers and approved by the Majority Lenders (such approval not to be unreasonably withheld, conditioned or delayed).

“Australian Security Documents” means the following documents, each governed by the laws of Australia, and in form and substance satisfactory to the Collateral Agent (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time):

(a)	an equitable mortgage granting a Security Interest over all of the issued shares in Amity and TEMI;
(b)	a security debenture granting a Security Interest over all of the assets and undertaking of Amity;
(c)	a security debenture granting a Security Interest over all of the assets and undertaking of TEMI; and
(d)

any other document reasonably required by the Collateral Agent to be executed in connection with the creation, attachment and/or perfection of the security interests to be granted pursuant to the foregoing or any Loan Document.

“Authorized Officer” means, relative to any Person, those of its officers, or the officers of its general partners or managing members (as applicable), whose signatures and incumbency shall have been certified to the Administrative Agent pursuant to Section 5.1(n) or Section 7.12.

“Bahamas Security Documents” means the following documents, each governed by the laws of The Bahamas, and in form and substance satisfactory to the Collateral Agent (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time):

(a)	a share charge granting a Security Interest over all present and future Equity Interests held by TEMI, TP USA and TW in each of DMLP, Talon and TT; and
(b)

any other document reasonably required by the Collateral Agent to be executed in connection with the creation, attachment and/or perfection of the security interests to be granted pursuant to the foregoing or any Loan Document.

“Banking Case” means, with respect to a Banking Case Date, a financial asset model in respect of the Borrowing Base Assets in Microsoft Excel format prepared by the Technical Agent in consultation with the Borrowers, and approved (or deemed approved) by the Supermajority Lenders, but containing at a minimum:

(a)

the Borrowing Base Amount, CFADS, Current Ratio, Debt Service Coverage Ratio, Field Life Coverage Ratio, Loan Life Coverage Ratio, Maximum Available Amount, Projected Operating Revenues and Projected Operating Costs for each Calculation Period and each Calculation Date from that Banking Case Date to the last Abandonment Date; and

(b)	a Liquidity Test for the twelve (12) month period commencing on such Banking Case Date.

The Banking Case shall be prepared by the Technical Agent using pricing and technical assumptions approved by the Supermajority Lenders.

“Banking Case Date” means:

(a)	the Closing Date; and
(b)	April 1 and October 1 in each year;

provided that the first Banking Case Date after the Closing Date shall be April 1, 2015.

“BNP Paribas” means BNP Paribas (Suisse) SA.

“Borrowing” means a borrowing consisting of Loans, having the same Interest Period, made by each Lender on the same Borrowing Date and pursuant to the same Notice of Borrowing in accordance with ARTICLE 2.

“Borrowing Base Amount” means, for any Calculation Date and as set forth in the applicable Banking Case (or Exceptional Banking Case), the lowest of:

(a)	the debt value which results in the Field Life Coverage Ratio for such Calculation Date being 1.50 to 1.00;
(b)	the debt value which results in the Loan Life Coverage Ratio for such Calculation Date being 1.30 to 1.00; and
(c)	the debt value which results in a Debt Service Coverage Ratio for any Calculation Period starting from such Calculation Date and ending on the Maturity Date being 1.25 to 1.00;

provided that the Borrowing Base Amount shall be zero on the Maturity Date.

“Borrowing Base Assets” means:

(a)	on the Closing Date, Hydrocarbon Interests in Turkey set forth on Schedule V; and
(b)

from time to time thereafter, any other Hydrocarbon Interests in Turkey approved in writing by the Technical Agent and the Supermajority Lenders for inclusion in the determination of the Borrowing Base Amount.

“Borrowing Base Deficiency” means, at any time, a situation where:

(a)	the aggregate outstanding principal amount of the Loans plus the LC Outstandings (if any) at such time, exceeds
(b)	the Borrowing Base Amount then in effect.

“Borrowing Base Deficiency Notice” is defined in Section 3.5.

“Borrowing Base Deficiency Cure Notice” is defined in Section 3.5.

“Borrowing Date” means any Business Day requested by a Borrower as a date on which Loans are to be made pursuant to this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in (a) Istanbul, Turkey, (b) London, England, (c) Geneva, Switzerland or (d) New York, New York are authorized or required by law to close; provided that with respect to payments of principal and interest on Loans, such day is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“CAO ” means Compliance Advisor Ombudsman, the independent accountability mechanism for IFC that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes.

“Calculation Date” means January 1, April 1, July 1 and October 1 in each year.

“Calculation Period” means each period of three (3) months starting from January 1, April 1, July 1 and October 1 in each year.

“Capital Expenditure” means, for the Borrowers and their respective Subsidiaries for any period, the sum of, without duplication, all items of expenditure that are capital in nature made, directly or indirectly, by such Person or any of its Subsidiaries during such period in connection with the exploration, development and/or production of Hydrocarbons or the acquisition or replacement of plant, equipment and fixed assets that have been or should be capitalized on the balance sheet of such Person in accordance with GAAP.

“Cash Collateral Account” means an interest-bearing cash collateral account established by a Borrower with the Collateral Agent into which cash collateral for any Letter of Credit shall be deposited from time to time, and in respect of which the Collateral Agent shall have sole dominion and control and exclusive rights of withdrawal therefrom.

“Cash Collateralize” means, with respect to any Letter of Credit, the deposit in a Cash Collateral Account of cash denominated in the same currency as such Letter of Credit as security for the LC Obligations in respect of such Letter of Credit in an amount not less than 105% of the then undrawn face amount of such Letter of Credit.

“Cash Flow Available for Debt Service” or “CFADS” means, for any period, (a) Projected Operating Revenues for such period minus (b) Projected Operating Costs for such period; provided that with the prior approval of the Technical Agent and the Majority Lenders, the following item may be added back in the calculation of “CFADS”: Non-Discretionary Capital Expenditure for such period to the extent financed by Loans under this Agreement or from sources other than Projected Operating Revenues.

“Casualty Event” means, with respect to the assets or property of any Borrower or its Subsidiaries, any loss of or damage to, or any condemnation or other taking of, such assets or property which results in a reduction of the Borrowers’ Proved Reserves and for which such Borrower or its Subsidiaries receives Casualty Proceeds.

“Casualty Proceeds” means all proceeds of insurance and other monetary compensation received by a Borrower or any of its Subsidiaries in connection with a Casualty Event.

“Change in Control” means the occurrence of any of the following events:

(a)

the failure by the Parent to own, of record and beneficially, all of the Equity Interests in any Borrower or any Guarantor, or to exercise, directly or indirectly, day-to-day management and operational control of any Borrower or any Guarantor;

(b)

the failure by any Borrower to own or hold, directly or indirectly, all of the interests granted to such Borrower pursuant to any Hydrocarbon License set forth on Schedule V (excluding, for the avoidance of doubt, any royalty or other interests therein retained by EMRA, GDPA or any Governmental Authority issuing such Hydrocarbon License), as Schedule V may be updated from time to time in accordance with this Agreement to reflect any amendment to, or replacement of, such Hydrocarbon License due to a change in scope from exploration to production; or

(c)

(i) N. Malone Mitchell, 3rd shall cease for any reason to be the executive chairman of the board of directors of the Parent at any time, (ii) the Permitted Investors shall cease to own of record and beneficially at least 35% of the common equity interests of the Parent or (iii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common Equity

Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis.

“Closing Date” means the date on which all conditions precedent under Section 5.1 are satisfied.

“Code ” means the Internal Revenue Code of 1986 (Title 26, U.S.C.), as amended from time to time (or any successor statute).

“Coercive Practice” means any arrangement that impairs or harms, or threatens to impair or harm, directly or indirectly, a party or its property to influence improperly the actions of such party.

“Collateral” means all assets subject to a Lien pursuant to each Security Document.

“Collection Accounts” means the Local Collection Accounts and the Offshore Collection Accounts, and “Collection Account” shall have a correlative meaning.

“Collection Account Banks” means the Local Collection Account Banks and the Offshore Collection Account Banks.

“Collusive Practice” means any arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party.

“Combined” refers to the consolidation of financial reporting in accordance with GAAP.

“Combined Current Assets” means, for any Measurement Period, the aggregate of the Borrowers’ and their Subsidiaries’ unrestricted aggregate cash on hand, marketable securities, prepaid deposits refundable on demand, receivables and oil and gas inventory expected to be realized within twelve (12) months, minus all trade receivables more than ninety (90) days past due, all as determined on a Combined basis in accordance with GAAP; provided that for the purposes of determining the Current Ratio, (w) the aggregate available, unused and uncancelled portion of the Commitments (if any) at such time shall be added to, and constitute part of, the Combined Current Assets, (x) the portion of any oil and gas inventory to which any Person (other than an Obligor) is entitled shall be excluded from the calculation of Combined Current Assets, (y) deferred tax credits shall be excluded from the calculation of Combined Current Assets and (z) non-cash gains arising from unliquidated Hedge Agreements shall be excluded from the calculation of Combined Current Assets.

“Combined Current Liabilities” means, for any Measurement Period, the aggregate of the Borrowers’ and their Subsidiaries’ aggregate liabilities falling due within twelve (12) months (including any long term debt falling due within twelve (12) months, accounts payable, taxes, and payments in lieu of taxes and required dividends), all as determined on a Combined basis in accordance with GAAP; provided that for the purposes of determining the Current Ratio, Combined Current Liabilities shall not include (x) non-cash losses arising from unliquidated Hedge Agreements or (y) deferred tax liabilities.

“Combined Net Income” means, for any Measurement Period, the net income (or loss) of the Borrowers’ and their Subsidiaries but excluding any extraordinary items (including any net non-cash gains or losses during such Measurement Period arising from the sale, exchange, retirement or other Disposal of capital assets other than in the ordinary course of business, and any write up or write down of assets during such Measurement Period), all as determined on a Combined basis in accordance with GAAP.

“Commitments ” means the Tranche A Commitments and the Tranche B Commitments, and “Commitment”, means, with respect to any Lender, its Tranche A Commitment or Tranche B Commitment, as the case may be.

“Commitment Fee Rate” means, at any time:

(a)

2.00% per annum multiplied by an amount equal to the unused and uncancelled portion of the aggregate Commitments which is less than or equal to the Maximum Available Amount (and is available to be borrowed at such time); and

(b)

1.00% per annum multiplied by an amount equal to the unused and uncancelled portion of the aggregate Commitments (if any) that exceeds the Maximum Available Amount (and is not available to be borrowed at such time).

“Commitment Period” means the period from and including the Closing Date to the Commitment Termination Date.

“Commitment Reduction Amount” means:

(a)	on the first Commitment Reduction Date, an amount (rounded upwards to the nearest Dollar) equal to 7.69% of:
(i)	the aggregate Commitments in effect at such time; or
(ii)	if the Commitments have been terminated, the outstanding principal amount of the Loans plus the LC Outstandings (if any) at such time; and
(b)	on each subsequent Commitment Reduction Date, an amount equal to the Commitment Reduction Amount for the first Commitment Reduction Date.

“Commitment Reduction Date” means:

(a)	the first day of each Fiscal Quarter, commencing with April 1, 2016; and
(b)	the Scheduled Maturity Date;

provided that if any Commitment Reduction Date would otherwise fall on a day that is not a Business Day, such Commitment Reduction Date shall instead occur on the next Business Day.

“Commitment Termination Date” means, the earliest of:

(a)	the Maturity Date;
(b)	the date on which the Commitments are terminated in full or reduced to zero pursuant to this Agreement; and
(c)	the date on which any Commitment Termination Event occurs.

“Commitment Termination Event” means any of the following:

(a)	the occurrence of any Event of Default described in Section 9.1(f); or
(b)

the occurrence of any other Event of Default and either (i) all or any portion of the Loans shall have been declared to be due and payable pursuant to ARTICLE 9 or (ii) the Administrative Agent, acting on the direction of the Majority Lenders, shall have given notice to the Borrowers that the Commitments have been terminated.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time (or any successor statute), and all current or future rules, regulations or orders relating thereto and all official interpretations in respect thereof.

“Compliance Certificate” means a certificate duly completed and executed by a Responsible Officer of the Borrowers substantially in the form of Exhibit D or in such other form as the Administrative Agent, acting on the directions of the Majority Lenders, may from time to time approve for the purpose of monitoring the Borrowers’ compliance with the financial covenants contained herein.

“Confidential Information” is defined in Section 12.18.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of directors, managing directors, managing general partners or any equivalent body of such Person or (b) veto, direct or cause the direction of the management and policies of such Person.

“Convertible Currency” means any freely convertible and transferable currency.

“Corporate Cashflow Projection” means, in relation to any Banking Case Date, a corporate cashflow projection which:

(a)	sets out and itemizes the total sources and total uses of the Parent’s and its Subsidiaries’ cash for the twelve (12) month period commencing on such Banking Case Date;
(b)

sets out and itemizes the Capital Expenditure requirements with respect to all Hydrocarbon Interests of the Parent and its Subsidiaries for the twelve (12) month period commencing on such Banking Case Date, expressly stating what portion of such Capital Expenditure constitutes Non-Discretionary Capital Expenditure and what portion does not;

(c)	is prepared using pricing and technical assumptions approved by the Technical Agent and the Supermajority Lenders;
(d)	sets out the data and calculations used in respect of paragraphs (a) and (b) above for the following periods:
(i)	the historical twelve (12) month period ending on such Banking Case Date (broken down on a month by month basis); and
(ii)	the twelve (12) month period commencing on such Banking Case Date (broken down on a month by month basis);
(e)	is signed by the Parent’s chief financial officer for and on behalf of the Borrowers; and
(f)	is in form and substance reasonably acceptable to the Supermajority Lenders,

it being acknowledged and agreed that each Corporate Cashflow Projection delivered after the Closing Date shall contain at least the same level of detail as the initial Corporate Cashflow Projection delivered under Section 5.1(i).

“Corrupt Practice” means the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party.

“Credit Extension” means (a) a Loan by any Lender and (b) an LC Issuance by the LC Issuer.

“Current Ratio” means, for any Measurement Period, the ratio of (a) Combined Current Assets, to (b) Combined Current Liabilities.

“Debt Service Coverage Ratio” or “DSCR” means, for any Calculation Period and as set forth in the applicable Banking Case (or Exceptional Banking Case), the ratio of:

(a)	CFADS for such Calculation Period, to
(b)	the aggregate amount of all principal, interest and fees due and payable under the Loan Documents during such Calculation Period.

“Default ” means any Event of Default or any condition, occurrence or event that, after the giving of notice or the lapse of time (or both), would constitute an Event of Default.

“Delinquent Credit” means, with respect to any Lender, any Loan or LC Participation required to be funded by such Lender hereunder and not funded by the required date (after giving effect to any applicable grace period).

“Delinquent Lender” means, at any time, any Lender (a) with a Delinquent Credit at such time, (b) with a Delinquent Payment at such time, (c) as to which (i) a voluntary or involuntary case (or comparable proceeding under Applicable Law) has been commenced and is in effect with respect to such Lender at such time, (ii) an administrator, administrative receiver, receiver, receiver and manager, liquidator, provisional liquidator, trustee, custodian, conservator or other similar official has been appointed under Applicable Law with respect to such Lender or for all or any substantial part of such Lender’s assets at such time or (iii) such Lender or its parent company has made a general assignment for the benefit of its creditors or has otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Lender, its parent company or their respective assets to be, insolvent or bankrupt or (d) that has notified the Borrowers, any Agent or the LC Issuer in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under any other agreement in which it has previously committed to extend credit.

“Delinquent Payment” means, with respect to any Lender, any amount required to be paid over by such Lender to any Agent, the LC Issuer or any other Lender hereunder or under any other Loan Document and not paid by the required date (after giving effect to any applicable grace period).

“Delinquent Period” means, with respect to any Delinquent Lender:

(a)

obligated in respect of a Delinquent Credit, the period commencing on the date the applicable Delinquent Credit was required to be extended to a Borrower under this Agreement (after giving effect to any applicable grace period) and ending on the earlier of the following: (i) the date on which such Delinquent Credit has been funded or reduced to zero and (ii) the date on which the Borrowers and the Majority Lenders agree, in their sole discretion, to waive the application of Section 12.9 with respect to such Delinquent Credit;

(b)

obligated in respect of a Delinquent Payment, the period commencing on the date the applicable Delinquent Payment was required to have been paid to any Agent, the LC Issuer or other Lender hereunder or under any other Loan Document (after giving effect to any applicable grace period) and ending on the earlier of the following: (i) the date on which such Delinquent Payment is paid to such Agent, the LC Issuer or such Lender together with any applicable accrued interest thereon and (ii) the date on which such Agent, the LC Issuer or such Lender (as applicable) agrees, in its sole discretion, to waive the application of Section 12.9 with respect to such Delinquent Payment; and

(c)

as to which any event referred to in clause (c) of the definition of “Delinquent Lender” has occurred, the period commencing on the date such event occurred and ending on the earlier of the following: (i) the date on which such event is determined by the Majority Lenders in their reasonable good faith judgment to no longer exist and (ii) the date on which the Borrowers and the Majority Lenders agree, in their sole discretion, to waive the application of Section 12.9 with respect to such Delinquent Lender.

“Designated Hedge Agreement” means each Hedge Agreement entered into by a Borrower or any of its Subsidiaries with a Designated Hedge Counterparty.

“Designated Hedge Counterparty” means, at the time a Borrower or any of its Subsidiaries executes a master agreement (pursuant to which one or more Designated Hedge Agreements may be entered into):

(a)	so long as BNP Paribas is a Lender at such time, BNP Paribas or its Affiliates (including BNP Paribas S.A.) as counterparty to such master agreement; and
(b)	so long as IFC is a Lender at such time, IFC as counterparty to such master agreement.

“Designated Hedge Obligations” means all obligations and liabilities of a Borrower or any of its Subsidiaries under each Designated Hedge Agreement (whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, that may arise under, out of, or in connection with such Designated Hedge Agreement or any transaction entered into pursuant thereto).

“Disclosure Schedule” means Schedule III.

“Dispose ” means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, farm-out, license, transfer or other disposition of all or any part of such property, and “Disposal” and “Disposed” shall have a correlative meaning.

“Dollar” and “$” mean the lawful currency of the United States of America.

“Dollar Equivalent” means, with respect to a non-Dollar denominated amount at any time, the amount in Dollars required to purchase such non-Dollar denominated amount for delivery at such time, as determined by an Agent on the basis of the Spot Rate.

“EBITDAX ” means, for any Measurement Period and without duplication, Combined Net Income for such Measurement Period plus, to the extent deducted in calculating such Combined Net Income, the sum of the following for such Measurement Period: (a) Interest Expense, (b) income tax expense, (c) depreciation, depletion and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses, (f) any other non-cash charges (including dry hole expenses and seismic expenses, to the extent such expenses would be capitalized under the ‘full cost’ accounting method), (g) expenses incurred in connection with oil and gas exploration activities entered into in the ordinary course of business (including all related drilling, completion, geological and geophysical costs), and (h) transaction costs, expenses and fees incurred in connection with the negotiation, execution, and delivery of this Agreement and the other Loan Documents minus, to the extent included in calculating such Combined Net Income, the sum of (i) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise specified as a separate item in calculating such Combined Net Income, gains on the sales of assets outside of the ordinary course of business) and (ii) any other non-cash income or gains, all as determined on a Combined basis in accordance with GAAP.

“Eligible Assignee” means (a) any Lender, (b) any Subsidiary or Affiliate of a Lender or (c) any other commercial bank or financial institution approved by the Administrative Agent and the LC Issuer in their sole discretion; provided that at no time shall an Obligor, a Delinquent Lender or a Subsidiary or Affiliate of a Delinquent Lender be considered an “Eligible Assignee”.

“Eligible Contract” means:

(a)	each Eligible Contract specified in Item 6.21 of the Disclosure Schedule; and

(b)

any other purchase agreement entered into between any Borrower or any of its Subsidiaries and an Eligible Offtaker that provides for the purchase by such Eligible Offtaker of Hydrocarbons produced pursuant to the Hydrocarbon Licenses and has a minimum offtake term of twelve (12) months and

(c)	any other purchase agreement entered into between any Borrower or any of its Subsidiaries that is approved by the Majority Lenders in writing.

“Eligible Offtaker” means:

(a)

each of (i) AKSA Dogalgaz Toptan Satis, (ii) Turkiye Petrolleri A.O., (iii) Turkiye Petrol Rafinerileri A.S., (iv) Zorlu Doğal Gaz İthalat İhracat ve Toptan Ticaret A.Ş., and (v) Thrace Basin Natural Gas (Türkiye) Corporation Türkiye Ankara Şubesi (TBNG);

(b)	in the case of Hydrocarbon Interests operated by any Borrower or its Subsidiaries, any buyer required by Applicable Law;
(c)	in the case of Hydrocarbon Interests not operated by a Borrower or its Subsidiaries, any buyer approved by the operator thereof and the Majority Lenders in writing; and
(d)	any other Person approved by the Majority Lenders in writing.

“EMRA ” means the Energy Market Regulatory Authority of Turkey, and any successor thereto.

“Environment” means, without limitation, all of the following media:

(a)	land, including surface land, sub-surface strata, sea bed and riverbed under water (as defined in clause (b) below) and any natural or man-made structures;
(b)	water, including coastal and inland waters, navigable water, surface water, ground water, drinking water supplies and waters in surface and sub-surface strata; and
(c)	air, including indoor and outdoor air and air within buildings and other man-made or natural structure above or below ground, and includes any living organism or systems supported by any such media.

“Environmental Law” means all applicable federal, state, provincial, territorial, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, in each case above, to the extent imposing liability or standards of conduct for or relating to the regulation and protection of human health, the environment and natural resources (including ambient air, surface water, groundwater, land surface and subsurface strata).

“Environmental Liability” means any and all liabilities, obligations, penalties, claims, damages (including consequential damages), costs and/or expenses of any kind (including attorneys’ fees reasonably incurred at tribunal, trial and appellate levels, experts’ fees and disbursements and expenses incurred in investigating, defending or prosecuting any action, claim or proceeding) in connection with or arising from:

(a)	any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;
(b)	any violation or purported violation by any Borrower or any of its Subsidiaries of any Environmental Law;
(c)

any Release or threatened Release or presence of any Hazardous Material on, at, in, under, from or in the vicinity of any property owned or formerly owned by any Borrower or any of its Subsidiaries; or

(d)

any removal, remediation, cleanup, closure, restoration, reclamation, landscape rehabilitation or other response activity under any Environmental Law on, at, in, under, from or in the vicinity of any property owned or formerly owned by any Borrower or any of its Subsidiaries or occupied or used by any Borrower or any of its Subsidiaries in connection with their respective oil and gas and/or mining-related activities.

“Equipment ” means any drilling rig and its substructure, engine, braking system, drill pipe, drill collar and related equipment and parts and any storage tanks (both above and below ground), pipelines, flowlines, compressors and other equipment related to the exploration and production operations of the Borrowers and their Subsidiaries.

“Equity Cure Injection” is defined in Section 9.7(a).

“Equity Interests” means, as to any Person, (a) any and all shares, interests, participations, rights or other equivalents (however designated, whether voting or non-voting) of or interests in corporate or capital stock, including shares of preferred or preference stock of such Person, (b) all partnership interests (whether general or limited) of such Person, (c) all membership interests or limited liability company interests in such Person, (d) all beneficial interests in a trust or similar entity, (e) all other equity or ownership interests in such Person of any other type and (f) all warrants, rights or options to purchase or otherwise acquire any of the foregoing.

“Event of Default” means any of the events specified in Section 9.1.

“Exceptional Banking Case” means a financial asset model meeting the criteria set forth in the definition of “Banking Case”, but prepared with reference to an Exceptional Banking Case Date.

“Exceptional Banking Case Date” means any date reasonably specified by the party requesting an exceptional re-determination of the Borrowing Base Amount under Section 3.3; provided that such date shall not be earlier than the most recent Banking Case Date.

“Excess Cash” means, on any date of determination, the aggregate amount (if any) above $7,500,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof calculated as of such date of determination) standing to the credit of all deposit accounts referred to in Section 6.22 and all Collection Accounts at such time, as evidenced by account statements from the relevant Collection Account Banks.

“Excluded Hedge Obligation” means, with respect to any Obligor, any Designated Hedge Obligation if, and to the extent that, all or a portion of the guarantee of such Obligor of, or the grant by such Obligor of a security interest to secure, such Designated Hedge Obligation is or becomes illegal under the Commodity Exchange Act, by virtue of such Obligor’s failure for any reason to constitute an “eligible contract participant” (determined after giving effect to Section 7.15 and any other “keepwell, support or other agreement” for the benefit of such Obligor) as defined in the Commodity Exchange Act at the time the guarantee of such Obligor or the grant of such security interest becomes effective with respect to such Designated Hedge Obligation; provided that if a Designated Hedge Obligation arises under a master agreement governing more than one hedge, such exclusion shall apply only to the portion of such Designated Hedge Obligation that is attributable to hedges for which such guarantee or security interest is or becomes illegal.

“Existing Credit Agreement” means the $250,000,000 amended and restated credit agreement, dated as of May 18, 2011, and made between, inter alios, the Borrowers, the Initial Guarantors, Standard Bank Plc and BNP Paribas.

“Facility Exposure” means, with respect to any Lender at any time, its Tranche A Facility Exposure or Tranche B Facility Exposure, as the case may be, at such time. For the avoidance of doubt, the share of such Lender’s LC Outstandings (if any) at such time shall be taken into account when calculating its Facility Exposure.

“FATCA” means:

(a)

sections 1471 through 1474 of the Code as amended from time to time (or any successor statute), all current or future rules, regulations or orders relating thereto and all official interpretations in respect thereof;

(b)

any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; and

(c)

any agreement pursuant to the implementation of paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction ” means a deduction or withholding from a payment under a Loan Document required by FATCA.

“FATCA Exempt Party” means:

(a)	IFC; and
(b)	each other party that is entitled to receive payments under this Agreement free from any FATCA Deduction.

“Fee Letters” means:

(a)	the fee letter agreement dated as of January 8, 2014 made by and among the Parent and BNP Paribas as CMLA, Administrative Agent, Collateral Agent and Technical Agent; and
(b)	the fee letter agreement dated as of January 13, 2014 made by and among the Parent and IFC as Mandated Lead Arranger.

“Field Life Coverage Ratio” or “FLCR” means, for any Calculation Date and as set forth in the applicable Banking Case (or Exceptional Banking Case), the ratio of:

(a)	Net Present Value of CFADS from such Calculation Date until the last Abandonment Date, to
(b)

the aggregate outstanding principal amount of the Loans plus the LC Outstandings (if any) on such Calculation Date minus the aggregate credit balance of the Cash Collateral Account on such Calculation Date.

“Fiscal Quarter” means any period of three (3) consecutive calendar months ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve (12) consecutive calendar months ending on December 31.

“Fixed Charge Coverage Ratio” means, for any Measurement Period, the ratio of (a) that portion of EBITDAX attributable to the Borrowers and their Subsidiaries for such Measurement Period minus Non-Discretionary Capital Expenditure, to (b) the aggregate amount of all principal, interest and fees due and payable under the Loan Documents during such Measurement Period.

“Fraudulent Practice” means any act or omission, including misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation.

“Funded Debt” means, for any Person, the sum of, without duplication, (a) the outstanding principal amount of all of such Person’s obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, plus (b) the outstanding principal amount of all purchase money Indebtedness of such Person, plus (c) all direct obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments, plus (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), plus (e) Indebtedness of such Person in respect of capital leases and synthetic lease obligations, plus (f) all Guarantee Obligations of such Person with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of other Persons, plus (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Funding Office” means the office specified in Schedule II as the funding office of the Administrative Agent, the LC Issuer and each Lender, or such other office as may be specified from time to time by each of them as its funding office upon giving no less than five (5) Business Days’ prior written notice thereof to the Administrative Agent and the Borrowers.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time. If any “Accounting Change” (as defined below) occurs that results in a change in the method of calculating financial covenants or other standards in this Agreement, the Obligors and the Administrative Agent, acting on the directions of the Majority Lenders, shall enter into good faith negotiations to amend the applicable provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating a Borrower’s or any of its Subsidiaries’ financial condition shall be the same after giving effect to such Accounting Changes, as if such Accounting Changes had not occurred. Until such time as such amendments shall have been effected, all financial covenants and standards in this Agreement shall continue to be calculated as if such Accounting Changes had not occurred. “Accounting Changes” means any change in accounting principles required or promulgated by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board (or any generally recognized successor to each such organization).

“GDPA” means the Turkish General Directorate of Petroleum Affairs, an agency of the Ministry of Energy and Natural Resources of the Government of Turkey, and any successor thereto.

“Governmental Authority” means any supra-national, national, government, state, province, territory or municipality or any political subdivision, agency, authority, instrumentality, regulatory body, court, central bank of any of the foregoing or other entity exercising or purporting to exercise executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, or otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Collateral Agent in good faith.

“Guarantors ” means (a) the Initial Guarantors and (b) the Subsidiary Guarantors.

“Hazardous Material” means, without limitation, any petroleum product, raw material, physical agent, airborne contaminant, biological agent, assayable biological contaminant, chemical product or intermediate, chemical by-product, flammable material, explosive, radioactive substances, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, chemicals defined under Environmental Law as hazardous substances, hazardous wastes, extremely hazardous wastes, solid wastes, toxic substances, pollutants, contaminants or words of similar meaning that are now or hereafter defined, prohibited, limited or regulated in any way under any Environmental Law.

“Hedge Agreement ” means any transaction or agreement (including any master agreement pursuant to which any such transaction or agreement is subsequently entered into) to provide or obtain any option (including puts and calls), future, swap, forward, cap, floor, collar or analogous arrangement (or any combination of the foregoing) in respect of interests rates, exchange rates, commodity prices, bond indices, bond prices, equity indices, equity prices, or any other subject matter, either generally or subject to specific contingencies.

“Hedge Agreement Value” means, for each Hedge Agreement on any date of determination, an amount equal to:

(a)

in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the “Master Agreement”), the amount, if any, that would be payable by any Obligor or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement were being terminated early on such date of determination and (ii) such Obligor or Subsidiary were the sole “Affected Party” (as defined in the Master Agreement);

(b)

in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss (if any) on such Hedge Agreement to the Obligor or Subsidiary of an Obligor party to such Hedge Agreement based on the settlement price of such Hedge Agreement on such date of determination; or

(c)

in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Obligor or Subsidiary of an Obligor party to such Hedge Agreement determined as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Obligor or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Obligor or Subsidiary pursuant to such Hedge Agreement.

“Hydrocarbon Hedge Agreement” means a Hedge Agreement between any Borrower or any of its Subsidiaries and one or more financial institutions, providing such Borrower or any of its Subsidiaries with protection against fluctuations in the price of Hydrocarbons.

“Hydrocarbon Interests” means, to the extent any Borrower or any of its Subsidiaries may now or hereafter have any right, title or interest therein, fee mineral interests, term mineral interests, farm-out interests, royalty interests, overriding royalty interests, net profit interests, carried interests, working interests, production payments and similar mineral interests, interests in Hydrocarbon storage and/or transportation facilities, and all unsevered and unextracted Hydrocarbons in, under, or attributable to such properties and interests arising from any Hydrocarbon License.

“Hydrocarbon License” means any concession, lease, license, permit or other agreement, contract, conveyance or instrument pursuant to which any Borrower or any of its Subsidiaries is entitled to enter upon any property to prospect, explore or develop such property for the production of Hydrocarbons or to produce Hydrocarbons from such property, and shall be deemed to include:

(a)	any permit granted by EMRA, GDPA or any other Governmental Authority to conduct geological investigations concerning the presence of Hydrocarbons in any area;
(b)	any license granted by EMRA, GDPA or any other Governmental Authority to explore for Hydrocarbons in any area; and

(c)	any lease granted by EMRA, GDPA or any other Governmental Authority to produce, distribute or sell Hydrocarbons from any area (including any Natural Gas Wholesale License).

“Hydrocarbons ” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore, and all products, by-products and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances (including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products therefrom).

“IFC Inconvertibility Payments” means any due and payable amount owed to IFC that is received by, or for the account of, IFC from or on account of the obligations of, any Obligor in a Convertible Currency during an Inconvertibility Event as a consequence of any IFC Preferential Treatment.

“IFC Preferential Treatment” means IFC being afforded preferential treatment by a Relevant Authority by foreign exchange being made available to IFC for the purpose of paying obligations owed to it.

“Inconvertibility Event” means circumstances in which a Relevant Authority is not generally permitting the conversion of local currency into Convertible Currencies or the remittance of Convertible Currencies in order to pay obligations denominated in Convertible Currencies.

“Increasing Lender” is defined in Section 2.14(c).

“Indebtedness” means, as to any Person on any date of determination, without duplication:

(a)	all indebtedness of such Person for borrowed money and all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;
(b)

all obligations of such Person, contingent or otherwise, in respect of the face amount of all (i) letters of credit (whether or not drawn) or (ii) bankers’ acceptances or similar facilities, in each case issued for the account of such Person;

(c)	all capital lease obligations of such Person;
(d)	all synthetic lease obligations of such Person;
(e)	all obligations of such Person under Hedge Agreements, each valued at the Hedge Agreement Value thereof;
(f)

all obligations of such Person to pay the deferred purchase price of property or services (other than current trade payables that are incurred in the ordinary course of such Person’s business and are not overdue for a period of more than ninety (90) days);

(g)	all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person;
(h)	the liquidation value of all redeemable preferred Equity Interests or other preferred Equity Interests of such Person;
(i)	all obligations of such Person owing in connection with any volumetric or production prepayments;
(j)

any obligations of such Person which would be required to be disclosed on such Person’s balance sheet as a liability in accordance with GAAP and which would be payable more than twelve (12) months from the date of creation thereof (other than reserves for taxes and for contingent obligations);

(k)

all obligations of the kind referred to in clauses (a) through (j) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and

(l)	all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (k) above.

For the avoidance of doubt, the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Liabilities” is defined in Section 12.6.

“Indemnitee ” is defined in Section 12.6.

“Independent Reserves Engineer” means (a) DeGolyer & MacNaughton or (b) such other firm of independent petroleum engineers, acceptable to the Technical Agent and the Majority Lenders, with adequate expertise in the matters required in connection with the preparation and delivery of an Independent Reserves Report.

“Independent Reserves Report” means a report prepared by the Independent Reserves Engineer, in form and substance reasonably satisfactory to the Technical Agent and the Majority Lenders, with respect to the Borrowing Base Assets. Without prejudice to the foregoing, the Independent Reserves Report shall (a) specify the location, quantity, and type of the Proved Reserves attributable to such Borrowing Base Assets, (b) contain a projection of the rate of production of such Borrowing Base Assets, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Borrowing Base Assets based on product price (following applicable international standards) and cost escalation assumptions provided by the Technical Agent, (d) take into account any “over-produced” status under gas balancing arrangements then in effect, and (e) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Technical Agent.

“Initial Guarantors” means the Parent, TP USA and TW.

“Insurance Risk Survey” means a risk survey, conducted in accordance with IFC’s requirements, concerning the possibility of physical loss or damage to property forming part of the Borrowers’ or their Subsidiaries’ operations and/or other property in their care, custody or control as a result of terrorism and sabotage.

“Internal Reserves Report” means a report prepared by the Borrowers, certified by a Responsible Officer of the Borrowers, in form and substance satisfactory to the Technical Agent and the Majority Lenders, with respect to the Borrowing Base Assets. Without prejudice to the foregoing, the Internal Reserves Report shall (a) specify the location, quantity, and type of the Proved Reserves attributable to such Borrowing Base Assets, (b) contain a projection of the rate of production of such Borrowing Base Assets, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Borrowing Base Assets based on product price (following applicable international standards) and cost escalation assumptions provided by the Technical Agent, (d) take into account any “over-produced” status under gas balancing arrangements then in effect, and (e) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Technical Agent.

“Interest Coverage Ratio” means, for any Measurement Period, the ratio of (a) EBITDAX attributable to the Borrowers and their Subsidiaries for such Measurement Period minus Non-Discretionary Capital Expenditure, to (b) Interest Expense for such Measurement Period.

“Interest Expense” means, for any Measurement Period, the total interest expense of the Borrowers and their Subsidiaries accrued for such Measurement Period (calculated without regard to any limitations on the payment thereof, and including all interest and fees incurred in connection with any Indebtedness, all capitalized interest, all commitment fees, all fees, commissions and discounts owed in respect of letters of credit and bankers’ acceptance financing, net amounts payable under any Interest Hedge Agreement (other than caps or collars)), but excluding any interest paid in kind or non-cash interest expense and any interest incurred on subordinated intercompany debt between or among any of the Obligors or interest on equity that has been recapitalized into subordinated debt), all as determined on a Combined basis in accordance with GAAP.

“Interest Hedge Agreement” means a Hedge Agreement between any Borrower or any of its Subsidiaries and one or more financial institutions, providing for the exchange of nominal interest obligations between such Borrower or any of its Subsidiaries and such financial institution or the cap of the interest rate on any Indebtedness of such Borrower or any of its Subsidiaries.

“Interest Payment Date” means:

(a)	as to any Loan, the last day of its Interest Period; and
(b)	the date of any repayment or prepayment of any Loan.

“Interest Period” means, as to any Loan having a rate of interest based on LIBOR:

(a)	initially, the period commencing on the Borrowing Date of such Loan and ending on the last day of the calendar month in which such Borrowing Date occurs; and

(b)	thereafter, each period commencing on the last day of the preceding Interest Period applicable to such Loan and ending three (3) months thereafter;

provided that:

(w)	if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the immediately preceding Business Day;
(x)	no Interest Period shall extend beyond the Maturity Date;
(y)	each Loan advanced as part of the same Borrowing shall have the same Interest Period; and
(z)	the Administrative Agent shall be entitled to adjust the length of an Interest Period to ensure that it ends on a day which coincides with a Repayment Date.

“Investments ” means, as to a specified Person, (a) any advance, loan or extension of credit (by way of entry into of a Guarantee Obligation or otherwise) or capital contribution by such Person to another Person, including through the purchase of any bonds, notes, debentures or other debt securities, (b) any acquisition or purchase by such Person of Equity Interests in another Person, (c) any acquisition by such Person, whether by purchase, merger or otherwise, of the assets of another Person, or a business line or unit or a division of another Person and (d) any acquisition or purchase by such Person, whether pursuant to a farm-in agreement, production sharing agreement, joint venture arrangement or analogous contractual arrangement, of any Hydrocarbon Interest.

“LC Application” means any request by a Borrower for the issuance of a Letter of Credit duly completed and executed on the LC Issuer’s standard form letter of credit application submitted to the LC Issuer (with a copy to the Administrative Agent) and accepted by the LC Issuer.

“LC Documents” means all Letters of Credit, LC Applications, and all other agreements, documents, and instruments entered into in connection with or relating thereto.

“LC Facility” means the letter of credit facility established under Section 2.1(c) of this Agreement pursuant to which the LC Issuer shall issue Letters of Credit for the account of a Borrower in accordance with this Agreement, and each Lender shall participate in LC Issuances in accordance with this Agreement.

“LC Honor Date” is defined in Section 2.4(d).

“LC Issuance” means the issuance of any Letter of Credit by the LC Issuer for the account of a Borrower in accordance with this Agreement, and shall include any extension thereof or any amendment thereto that increases the face amount or extends the expiry date of such Letter of Credit.

“LC Obligations” means all obligations of a Borrower owed in connection with each Letter of Credit at such time, including any Unpaid Drawings.

“LC Outstandings” means, on any date of determination, an amount equal to:

(a)	the aggregate undrawn maximum face amount of all Letters of Credit at such time, plus
(b)	the aggregate amount of all Unpaid Drawings at such time.

“LC Participant” is defined in Section 2.4(c).

“LC Participation” is defined in Section 2.4(c).

“Lenders ” means the Tranche A Lenders and the Tranche B Lenders, and “Lender” shall have a correlative meaning.

“Letter of Credit” means any standby letter of credit or documentary letter of credit issued by the LC Issuer for the account of a Borrower pursuant to Section 2.4 substantially in the form of Exhibit C or in such other form as the LC Issuer may from time to time approve in writing.

“Leverage Ratio” means, for any Measurement Period, the ratio of (a) the aggregate Funded Debt of the Borrowers and their Subsidiaries (whether incurred pursuant to this Agreement or otherwise) as at the end of such Measurement Period, to (b) that portion of EBITDAX attributable to the Borrowers and their Subsidiaries only for such Measurement Period.

“LIBOR” means with respect to each day during each Interest Period, the rate per annum determined by the Administrative Agent as the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period (a) appearing on Reuters LIBOR 01 page (or any replacement page which displays that rate) as of 11:00 a.m. (London, England time) two (2) Business Days prior to the beginning of such Interest Period or (b) if such rate does not appear on Reuters LIBOR 01 page, the rate per annum (rounded upwards to the nearest 1/16 of 1%) determined by reference to (x) such other comparable publicly available service for displaying an average London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person who takes over the administration of that rate) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equal to such period as may be selected by the Administrative Agent and determined as of 11:00 a.m. (London, England time) two (2) Business Days prior to the beginning of such Interest Period or (y) in the absence of such availability, by reference to the rate at which the Administrative Agent is offered deposits in Dollars at or about 11:00 a.m. (London, England time), two (2) Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein; provided that if the relevant page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate, and if the relevant rate is below zero, LIBOR will be deemed to be zero.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or right of subrogation or analogous right (statutory or other), charge, collateral or non-accessory security or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Liquid Investments” means:

(a)

marketable direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the Federal Government of the United States and backed by the full faith and credit of the United States maturing within one hundred and eighty (180) days from the date of any acquisition thereof;

(b)

negotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within one hundred and eighty (180) days from the date of acquisition thereof (“bank debt securities”), issued by (i) any Lender (or any Affiliate of any Lender), (ii) any other bank or trust company so long as such certificate of deposit is pledged to secure a Borrower’s or any of its Subsidiaries’ ordinary course of business bonding requirements or (iii) any other bank or trust company which has combined capital and surplus and undivided profit of not less than $500,000,000, if at the time of deposit or purchase, such bank debt securities are rated not less than “AA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or not less than “Aa” (or the then equivalent) by the rating service of Moody’s Investors Service, Inc.;

(c)

commercial paper issued by (i) any Lender (or any Affiliate of any Lender) or (ii) any other Person if at the time of purchase such commercial paper is rated not less than “A-1” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or not less than “P-1” (or the then equivalent) by the rating service of Moody’s Investors Service, Inc.;

(d)	deposits in money market funds investing exclusively in investments described in clauses (a), (b) and (c) above;
(e)

repurchase agreements having a term of not more than thirty (30) days relating to investments described in clauses (a), (b) and (c) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital and surplus and undivided profit of not less than $500,000,000, if at the time of entering into such agreement the debt securities of such Person are rated not less than “AAA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or not less than “Aaa” (or the equivalent) by the rating service of Moody’s Investors Service, Inc.; and

(f)	such other instruments as the Administrative Agent may from time to time approve in writing.

“Liquidity Test” means, with respect to a Banking Case Date, a liquidity analysis of the Borrowers for the twelve (12) month period commencing on that Banking Case Date as prepared by the Technical Agent under the relevant Banking Case, such liquidity analysis to be substantially in the form of Exhibit J.

“Loan Documents” means this Agreement, the LC Documents, the Security Documents, the Notes, the Fee Letters, each Notice of Borrowing, each Compliance Certificate and each other agreement, certificate, document or instrument executed and delivered in connection with this Agreement or any other Loan Document, whether or not expressly stated on its face to be a “Loan Document” and whether or not specifically mentioned herein or therein; provided that solely for the purposes of Section 12.1, each Fee Letter shall not constitute a Loan Document.

“Loan Life Coverage Ratio” or “LLCR” means, for any Calculation Date and as set forth in the applicable Banking Case (or Exceptional Banking Case), the ratio of:

(a)	Net Present Value of CFADS from such Calculation Date until the Maturity Date, to
(b)

the aggregate outstanding principal amount of the Loans plus the LC Outstandings (if any) on such Calculation Date minus the aggregate credit balance of the Cash Collateral Account on such Calculation Date.

“Loan” means, with respect to any Lender, its Tranche A Loan or Tranche B Loan, as the case may be, and “Loans” means the Tranche A Loans and the Tranche B Loans.

“Local Collection Accounts” means the following bank accounts established with the Local Collection Account Bank for the purpose of receiving Turkish Lira denominated payments due to each of the following Borrowers and their Subsidiaries under their respective Eligible Contracts:

(a)	commercial deposit account (A/C No. 22938288) established by Amity with the Local Collection Account Bank;
(b)	commercial deposit account (A/C No. 22937540) established by DMLP with the Local Collection Account Bank;
(c)	commercial deposit account (A/C No. 22938306) established by Petrogas with the Local Collection Account Bank;
(d)	commercial deposit account (A/C No. 22937593) established by Talon with the Local Collection Account Bank;
(e)	commercial deposit account (A/C No. 22937660) established by TEMI with the Local Collection Account Bank; and
(f)	commercial deposit account (A/C No. 22937603) established by TT with the Local Collection Account Bank.

“Local Collection Account Bank” means Türk Ekonomi Bankasi (Turkish Economy Bank) and any other commercial depository bank in Turkey acceptable to the Collateral Agent.

“Majority Lenders” means, at any time:

(a)	at least two (2) Lenders holding in aggregate more than 50% of the Commitments at such time or
(b)	if the Commitments have been terminated, at least two (2) Lenders holding in aggregate more than 50% of the outstanding principal amount of the Loans plus the LC Outstandings (if any) at such time;

provided that for purposes of determining the “Majority Lenders” while any Delinquent Period is in effect, the Commitments of, and the aggregate outstanding principal amount of the Loans plus the LC Outstandings (if any) held or deemed held by, the relevant Delinquent Lender shall be excluded; and provided further that if less than two (2) Lenders are party to this Agreement at any time, “Majority Lenders” means the sole remaining Lender.

“Material Adverse Effect” means a material adverse effect on, or a material adverse change in:

(a)	the business, assets (including Hydrocarbon Interests in Turkey), condition (financial or otherwise), or results of operations of the Parent, the Borrowers and their Subsidiaries, taken as a whole;
(b)

the ability of DMLP and/or TEMI to extend the term of the Selmo Hydrocarbon License beyond June 1, 2015, as evidenced by a written notice from the GDPA, EMRA or the relevant Governmental Authority stating that the application of DMLP and/or TEMI for such extension has been denied;

(c)	any Obligor’s ability to perform its material obligations under any Loan Document; or
(d)	the validity and enforceability of any Loan Document or the rights and remedies of any Secured Party hereunder or under any other Loan Document.

“Material Contract” means any contract (other than the Hydrocarbon Licenses and the Eligible Contracts) to which any Borrower or any of its Subsidiaries is a party that:

(a)	involves an aggregate consideration payable to or by either Borrower or any Subsidiary of $1,000,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof); or
(b)	if breached or terminated, could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the earlier of (a) the Scheduled Maturity Date and (b) the Reserves Tail Date.

“Maximum Available Amount” means, at any time, the lowest of (a) $150,000,000, (b) the Borrowing Base Amount at such time, and (c) the aggregate Commitments at such time (as such Commitments may be reduced in accordance with Section 2.6).

“Measurement Period” means, on any date of determination, the most recently completed four (4) Fiscal Quarters.

“Natural Gas Wholesale License” means any license for the wholesale distribution of natural gas in Turkey issued by EMRA pursuant to the Natural Gas License Regulation, as published in the Turkish Official Gazette, and as amended from time to time, or pursuant to any other Applicable Law in Turkey.

“Net Cash Proceeds” means, in connection with any sale, lease, sale and leaseback, assignment, conveyance, transfer or other Disposal of any property or any sale or issuance of Equity Interests by any Borrower or its Subsidiaries, the proceeds received therefrom in the form of cash or cash equivalents, net of attorneys’ fees reasonably incurred, transaction fees, banking fees and other customary out-of-pocket fees and expenses actually incurred by such Borrower or its Subsidiaries in connection therewith.

“Net Present Value” means, for any Calculation Date and as set forth in the applicable Banking Case (or Exceptional Banking Case), the net present value of any receivables, revenue or other asset, as determined by the Technical Agent using an average of the discount rates customarily used by the Technical Agent at such time for Hydrocarbon reserve valuation purposes; provided that the discount rate shall be at least 10%.

“Non-Discretionary Capital Expenditure” means, at any time and as set forth in the most recently delivered Banking Case, Capital Expenditure forecast to be incurred by the Borrowers and their Subsidiaries to replace or repair existing fixed assets so as to maintain then current levels of projected production volumes of their respective businesses in accordance with prudent market practice by Persons engaged in a similar business, owning similar assets and operating in similar localities to the Borrowers and their Subsidiaries.

“Note ” means a promissory note of the Borrowers payable to each Lender, substantially in the form of Exhibit A (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Loans, and all other promissory notes accepted from time to time by such Lender in substitution therefor or renewal thereof.

“Notice of Borrowing” means a request for Loans substantially in the form of Exhibit B signed by a Responsible Officer of the Borrowers.

“Obstructive Practice” means (a) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (b) acts intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice.

“Obligations” means, (a) the unpaid principal of and interest on the Loans (including interest accruing after the maturity of the Loans, after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding relating to any Borrower), (b) the LC Obligations, (c) the Designated Hedge Obligations and (d) all other obligations and liabilities of any Obligor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, that may arise under, out of, or in connection with any Loan Document, whether on account of principal, interest, fees, reimbursements, indemnities, costs, expenses or otherwise; provided that, notwithstanding anything to the contrary in this Agreement, Excluded Hedge Obligations shall not form part of the “Obligations”.

“Obligors ” means the Borrowers and the Guarantors.

“Offshore Collection Accounts” means each bank account established by a Borrower with the Offshore Collection Account Bank pursuant to Section 7.13 for the purpose of receiving Dollar denominated payments due to such Borrower (or its Subsidiaries) from time to time.

“Offshore Collection Account Bank” means BNP Paribas (or its Affiliates) and any other commercial depository bank outside Turkey acceptable to the Collateral Agent in its discretion.

“Operating Budget” is defined in Section 7.2(d).

“Operational Lock-Up Event” means (a) the occurrence and continuance of an Event of Default or (b) the occurrence and continuance of a Borrowing Base Deficiency.

“Organizational Document” means, with respect to any Obligor, as applicable, its certificate of incorporation, by-laws, memorandum of association, articles of association, certificate of partnership, partnership agreement, certificate of formation, limited liability company agreement or operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to shares, partnership interests, limited liability company interests or other Equity Interests in any such Obligor.

“Original Reserves” means the aggregate amount of Hydrocarbons to be produced from all Borrowing Base Assets from the Closing Date up to (and including) the last Abandonment Date, as projected by the initial Banking Case delivered hereunder; provided that if a subsequent Banking Case shows a higher aggregate amount of Hydrocarbons to be produced from all Borrowing Base Assets from that Banking Case Date up to (and including) the last Abandonment Date, then in that case, “Original Reserves” shall refer to such higher aggregate amount.

“Other Taxes” is defined in Section 4.1(b).

“Other Turkish Accounts” means all Turkish bank accounts of the Borrowers set forth in Item 6.22 of the Disclosure Schedule, excluding those bank accounts to be closed pursuant to Section 7.17(e).

“Other Turkish Banks” means all banks and financial institutions where the Other Turkish Accounts are maintained.

“Participant ” is defined in Section 12.7(b).

“Performance Standards” means IFC’s Performance Standards on Social & Environmental Sustainability, dated January 1, 2012, as amended from time to time.

“Permitted Investors” means N. Malone Mitchell, 3rd and any other Person that, directly or indirectly, is Controlled by him and primarily engages in making equity or debt investments in one or more entities.

“Person” means (a) any natural person and (b) any association, business trust, corporation, Governmental Authority, joint stock company, joint venture, limited liability company, partnership, trust, unincorporated association or other entity, whether incorporated or unincorporated, whether limited in liability or otherwise and whether acting in a fiduciary or other capacity.

“Policy Event of Default” means:

(a)

an Event of Default under Section 9.1(b) due to the representation or warranty made or deemed made by any Obligor pursuant to Section 6.12, Section 6.24, Section 6.26 or Section 6.27 being inaccurate in any material respect on or as of the date made or deemed made; or

(b)

an Event of Default under Section 9.1(d) due to any Obligor’s default in the observance or performance of any covenant or obligation contained in Section 7.19, Section 7.20, Section 7.21, Section 8.17, Section 8.19, Section 8.20 or Section 8.21.

“Policy Event of Default Action Notice” is defined in Section 9.5(a).

“Pro Rata Share” means, as to each Lender at any time, the ratio (expressed as a percentage) of:

(a)	such Lender’s Commitment to the aggregate Commitments of all Lenders at such time; or
(b)

if the Commitments have been terminated, the outstanding principal amount of the Loans plus the LC Outstandings (if any) owed to such Lender to the aggregate outstanding principal amount of the Loans plus the LC Outstandings (if any) owed to all Lenders at such time.

“Projected Operating Costs” means, for any period and as set forth in the applicable Banking Case (or Exceptional Banking Case), all operating costs projected to be incurred by the Borrowers during such period from the exploitation of the Borrowing Base Assets. “Projected Operating Costs” shall include (without duplication) sales, general and administrative costs, transportation tariffs, taxes, royalties, Non-Discretionary Capital Expenditure and any other Capital Expenditure approved by the Technical Bank, abandonment and decommissioning costs, expenses necessary to comply with the Hydrocarbon Licences relating to the Borrowing Base Assets and all other operating costs (whether fixed or variable); provided that all non-Dollar denominated operating costs will be converted to a Dollar Equivalent by the Technical Agent using, at its discretion, either the Spot Rate or the economic assumptions used as part of the Banking Case re-determination process.

“Projected Operating Revenues” means, for any period and as set forth in the applicable Banking Case (or Exceptional Banking Case), all revenues projected to be received by the Borrowers during such period from the exploitation of the Borrowing Base Assets. “Projected Operating Revenues” shall include sale proceeds of Hydrocarbons and payments due to the Borrowers under any Hydrocarbon Hedge Agreement; provided that all non-Dollar denominated revenues will be converted to a Dollar Equivalent by the Technical Agent using, at its discretion, either the Spot Rate or the economic assumptions used as part of the Banking Case re-determination process.

“Proved Developed Producing Reserves” means, on any date of determination, Proved Developed Reserves in respect of which Hydrocarbons are being extracted through existing wells with existing equipment and operating methods as at such date pursuant to the terms of a Hydrocarbon License and in accordance with Applicable Law, where such Turkey Hydrocarbon License is (a) expressed to be effective for a period of no less than thirty-six (36) months from such date of determination, or (b) expressed to be effective for a period of less than thirty-six (36) months from such date of determination, but the Technical Agent is satisfied (acting reasonably) that the Borrowers are entitled to extend such Turkey Hydrocarbon License to be effective for a period of no less than thirty-six (36) months from such date of determination.

“Proved Developed Reserves” means, on any date of determination, Proved Reserves which are expected to be recovered through existing wells with existing equipment and operating methods. Additional Hydrocarbons expected to be recovered through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery shall be included as Proved Developed Reserves only after testing by a pilot project or after operation of an installed program has confirmed through production response, in each case to the Technical Agent’s reasonable satisfaction, that increased recovery will be achieved.

“Proved Reserves” means, on any date of determination, the quantities of Hydrocarbons demonstrated by geological and engineering data with a high degree of certainty to be recoverable in future years under existing economic and operating conditions and from known reservoirs attributable to Hydrocarbon Interests in Turkey, as determined in accordance with the standards set forth in National Instrument 51-101 “Standards of Disclosure for Oil and Gas Activities” (NI 51-101) established by the Canadian Securities Administrators or Rule 4-10 of Regulation S-X (17 CFR 210) promulgated by the United States Securities and Exchange Commission.

“Purchasing Lender” is defined in Section 2.13(a).

“Qualified ECP Obligor” means, in respect of any Designated Hedge Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes, or would become, effective with respect to such Designated Hedge Obligation, or such other person that constitutes an “eligible contract participant” under the Commodity Exchange Act and who can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1(a)(18)(A)(v)(II) of the Commodity Exchange Act.

“Register ” is defined in Section 12.7(d).

“Release ” means, without limitation, any release, spilling, emission, leaking, pumping, pouring, injecting, depositing, disposal, discharge, dispersal, leaching, dumping or migration into the indoor or outdoor Environment, including the movement of Hazardous Materials through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata.

“Relevant Authority” means the central bank of the country in which any Obligor is formed or operates, or any other governmental entity or government in any such country having the power to regulate foreign exchange.

“Remaining Reserves” means, on any date, the aggregate amount of Hydrocarbons to be produced from all Borrowing Base Assets from such date up to (and including) the last Abandonment Date, as projected by the most recent Banking Case delivered under ARTICLE 3.

“Repayment Amount” means, on each Repayment Date, an amount equal to:

(a)	the outstanding principal amount of the Loans at such time, minus
(b)	the Maximum Available Amount as of the immediately following Calculation Date;

provided that if such amount is a negative number, the Repayment Amount shall be deemed to be zero.

“Repayment Date” means:

(a)	the first Business Day of each Calculation Period; and
(b)	the Maturity Date;

provided that if any Repayment Date would otherwise fall on a day that is not a Business Day, such Repayment Date shall instead occur on the next Business Day.

“Reinvestment Deferred Amount” means, with respect to a Disposal or a Casualty Event, any portion of the Net Cash Proceeds or Casualty Proceeds that, as a result of the delivery of a Reinvestment Notice, is not applied to prepay the Loans pursuant to Section 2.5(b)(i) or Section 2.5(b)(ii).

“Reinvestment Notice” means, in connection with a Disposal or a Casualty Event, a written notice executed by a Responsible Officer of the relevant Borrower certifying to the Collateral Agent that (a) no Default or Event of Default has occurred and is continuing as of the date of such notice, (b) the assets or property that have been Disposed of or have suffered loss or damage are necessary for the business of such Borrower or its Subsidiaries and (c) such Borrower or its Subsidiaries intend to use all or part of the Net Cash Proceeds or Casualty Proceeds to replace or repair such assets or property.

“Reinvestment Prepayment Amount” means, with respect to a Disposal or a Casualty Event, any Reinvestment Deferred Amount relating thereto minus any amount spent by the relevant Borrower or its Subsidiaries prior to the Reinvestment Prepayment Date to replace or repair assets or property that have been Disposed of or have suffered loss or damage as a result of such Disposal or Casualty Event.

“Reinvestment Prepayment Date” means, with respect to any Disposal or Casualty Event, the earlier of (a) the date falling one hundred and eighty (180) days after the date of such Disposal or such Casualty Event and (b) the date on which a Borrower shall have determined not to, or failed to, or shall have otherwise ceased to, replace or repair assets or property that have been Disposed of or have suffered loss or damage as a result of such Casualty Event.

“Reserves Tail Date” means, on any date, the last day of the Calculation Period immediately preceding the date on which the Remaining Reserves are 25% (or less) of the Original Reserves, as projected in the most recent Banking Case delivered under ARTICLE 3.

“Responsible Officer” means, as to any Person that is a corporate entity, such Person’s chief executive officer, president, chief financial officer and any vice-president or such other equivalent office holder as the Administrative Agent may reasonably approve; provided that with respect to financial matters, the chief financial officer of such Person shall be the Responsible Officer.

“Restricted Payment” means, with respect to any Person:

(a)	any direct or indirect dividend or distribution (whether in cash, securities or other property) to such Person;
(b)

any direct or indirect payment of any kind (whether in cash, securities or other property) in consideration for, or otherwise in connection with, any purchase, redemption, defeasance, retirement or other acquisition or ownership of any Equity Interest of such Person, or the granting of any options, warrants or rights to acquire or purchase any Equity Interest of such Person;

(c)	any principal or interest payments on, or redemptions of, subordinated debt of such Person; or
(d)	any payment made with respect to intercompany payables owing to such Person;

provided that the term “Restricted Payment” shall not include any dividend or distribution payable solely in common Equity Interests of such Person or options, warrants or rights to acquire or purchase such common Equity Interests.

“S&EA ” means the social and environmental assessment, dated on or about the date hereof, prepared by the Borrowers in accordance with the Performance Standards.

“S&E Management System” means the Borrowers’ social and environmental management system enabling each of them to identify, assess and manage risks in relation to their business operations on an ongoing basis, operated by the Borrowers in accordance with the Performance Standards.

“Sanctionable Practice” any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice or Obstructive Practice, as those terms are defined herein and interpreted in accordance with the Anti-Corruption Guidelines.

“Scheduled Maturity Date” means March 31, 2019.

“Secured Parties” means the Lenders, the LC Issuer, each Designated Hedge Counterparty, each Agent and each of their respective successors and permitted assigns from time to time.

“Security Documents” means the Australian Security Documents, the Bahamas Security Documents, the Swiss Security Documents, the Turkish Security Documents and all other security documents granting a Security Interest on any property of any Person to secure the obligations and liabilities of any Obligor under any Loan Document.

“Security Interest” means, with respect to any property, a Lien:

(a)	granted or purported to be granted on such property in favor of the Collateral Agent for the ratable benefit of the Secured Parties;
(b)	that is superior to all Liens or rights of any other Person in such property (subject only to Liens permitted under Section 8.2);
(c)	secures the payment in full of the Obligations and
(d)	is legal, valid, enforceable and perfected.

“Selmo Field ” means the Siirt petroleum field, the geographic boundaries of which are specified in the Selmo Hydrocarbon License.

“Selmo Hydrocarbon License” means the production license (No. ARI/TEM-DMP/547-829) granted by the GDPA in favor of DMLP and TEMI with an expiry date of June 1, 2015, as the same may be renewed from time to time thereafter in accordance with Applicable Law.

“Solvent” means, as to any Person on any date of determination, that on such date:

(a)	the fair value of the total assets of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities of such Person (including contingent liabilities);
(b)

the present fair saleable value of the total assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured;

(c)	such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business;
(d)	such Person does not intend to, and does not believe that it will, incur debts and other liabilities beyond such Person’s ability to pay such debts and liabilities as they mature; and
(e)

such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and prevailing practice in the industry in which such Person is engaged.

In computing the amount of contingent liabilities at any time, such liabilities shall be computed in a manner that, in light of the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability.

“Spot Rate” means, on any date of determination, the rate quoted by BNP Paribas or any Lender to an Agent as its spot rate for the purchase of any non-Dollar currency with Dollars through its principal foreign exchange trading office at approximately 11.00 a.m. (London, England time) on such date of determination (or at such other time on such date of determination if such Agent reasonably determines that the volume of trades at approximately 11.00 a.m. (London, England time) in respect of such currency is insufficient to permit the establishment of an appropriate spot rate for the purchase of such non-Dollar currency with Dollars).

“Subsidiary” of a Person means any corporate entity of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect or appoint a majority of the board of directors or similar governing body of such corporate entity is at the time directly or indirectly owned or Controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of a Borrower that becomes a Guarantor under this Agreement in accordance with Section 7.12.

“Supermajority Lenders” means, at any time:

(a)	at least two (2) Lenders holding in aggregate at least 66 2⁄3% of the Commitments at such time, or
(b)	if the Commitments have been terminated, at least two (2) Lenders holding in aggregate at least 66 2⁄3% of the outstanding principal amount of the Loans plus the LC Outstandings (if any) at such time;

provided that for purposes of determining the “Supermajority Lenders” while any Delinquent Period is in effect, the Commitments of, and the aggregate outstanding principal amount of the Loans plus the LC Outstandings (if any) held or deemed held by, the relevant Delinquent Lender shall be excluded; and provided further that if less than two (2) Lenders are party to this Agreement at any time, “Supermajority Lenders” means the sole remaining Lender.

“Swiss Security Documents” means the following documents, each governed by Swiss law and in form and substance satisfactory to the Collateral Agent (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time):

(a)	a security over cash agreement granting a Security Interest in the Offshore Collection Accounts of each Borrower; and
(b)

any other document reasonably required by the Collateral Agent to be executed in connection with the creation, attachment and/or perfection of the security interests to be granted pursuant to the foregoing or any Loan Document.

“Taxes ” is defined in Section 4.1(a).

“Trade Registry ” means, with respect to each Borrower, the trade registry office in Turkey with which such Borrower (or its branch office) is registered.

“Tranche A Commitments” means, with respect to each Tranche A Lender, its obligation to advance Tranche A Loans or to participate in LC Issuances in an aggregate principal or face amount at any time outstanding up to but not exceeding:

(a)	as to BNP Paribas, the amount set forth opposite the name of such Lender in Schedule I under the caption “Tranche A Commitment Amount”; and
(b)	as to any other Tranche A Lender, the amount of the Tranche A Commitments of the other Tranche A Lenders acquired by it pursuant to Section 12.7 of this Agreement,

as the same may be increased or reduced from time to time pursuant to this Agreement.

“Tranche A Facility” means the credit facility established under Section 2.1(a) of this Agreement, pursuant to which each Tranche A Lender shall advance Tranche A Loans for the account of the Borrowers in accordance with this Agreement.

“Tranche A Facility Exposure” means, for any Tranche A Lender at any time, an amount equal to:

(a)	the principal amount of Tranche A Loans made by it and outstanding at such time; plus
(b)	its share of the LC Outstandings (if any) at such time.

“Tranche A Lender” means BNP Paribas and each other Lender that has a Tranche A Commitment (or if the Tranche A Commitments have terminated or expired, a Lender with Tranche A Facility Exposure).

“Tranche A Loan” means each loan advanced to a Borrower pursuant to the Tranche A Facility as part of a Borrowing, or the principal amount outstanding for the time being of that loan.

“Tranche B Commitments” means, with respect to each Tranche B Lender, its obligation to advance Tranche B Loans or to participate in LC Issuances in an aggregate principal or face amount at any time outstanding up to but not exceeding:

(a)	as to IFC, the amount set forth opposite the name of such Lender in Schedule I under the caption “Tranche B Commitment Amount”; and
(b)	as to any other Tranche B Lender, the aggregate amount of the Tranche B Commitments of the other Tranche B Lenders acquired by it pursuant to Section 12.7 of this Agreement,

as the same may be increased or reduced from time to time pursuant to this Agreement.

“Tranche B Facility” means the credit facility established under Section 2.1(b) of this Agreement, pursuant to which each Tranche B Lender shall advance Tranche B Loans for the account of the Borrowers in accordance with this Agreement.

“Tranche B Facility Exposure” means, for any Tranche B Lender at any time, an amount equal to:

(a)	the principal amount of Tranche B Loans made by it and outstanding at such time; plus
(b)	its share of the LC Outstandings (if any) at such time.

“Tranche B Lender” means:

(a)	IFC; and
(b)	any assignee or Participant who acquires rights from IFC under this Agreement in accordance with Section 12.7 of this Agreement.

“Tranche B Loan” means each loan advanced to a Borrower pursuant to the Tranche B Facility as part of a Borrowing, or the principal amount outstanding for the time being of that loan.

“Turkey” means the Republic of Turkey or any political subdivision thereof.

“Turkish Lira” means the lawful currency of Turkey.

“Turkish Security Documents” means the following documents, each governed by the laws of Turkey, and in form and substance satisfactory to the Collateral Agent (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time):

(a)	a share pledge granting a Security Interest over all present and future Equity Interests of Petrogas (the “Turkish Share Pledge”);
(b)	an account pledge agreement granting a Security Interest over the Local Collection Accounts and the Other Turkish Accounts (the “Turkish Account Pledge”);
(c)

an assignment of receivables granting a Security Interest over the receivables of the Borrowers (the “Turkish Receivables Assignment”) and, in connection therewith, each receivables payment instruction letter instructing the Eligible Offtaker named therein to make payments due to the relevant Borrower and its Subsidiaries under the applicable Eligible Contract to the applicable Local Collection Account;

(d)

in accordance with Section 7.12(d), a pledge agreement in respect of all of the rights of the Borrowers under their Hydrocarbon Licenses in Turkey and the Hydrocarbon Interests pertaining thereto that are Borrowing Base Assets;

(e)	commercial enterprise pledge agreements granting a Security Interest over substantially all of the present and future movable assets of the Borrowers; and
(f)

any other document reasonably required by the Collateral Agent to be executed in connection with the creation, attachment and/or perfection of the security interests to be granted pursuant to the foregoing or any Loan Document.

“Unpaid Drawing” means, with respect to any Letter of Credit, the aggregate amount of all draws made on such Letter of Credit that have not been reimbursed by the Borrowers or converted to a Loan pursuant to Section 2.4(d), and, in each case, all interest that accrues on each such draw pursuant to this Agreement.

“World Bank” means the International Bank for Reconstruction and Development, an international organization established by articles of agreement among its member countries.

1.2 Terms Generally.

(a)

Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)	As used herein and in the other Loan Documents and any certificate or other document made or delivered pursuant hereto or thereto:
(i)

accounting terms relating to the Borrowers and their Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP;

(ii)	the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;
(iii)

the words “herein”, “hereof”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(iv)	the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings);
(v)

the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties (whether real or personal), including cash, Equity Interests, securities, revenues, accounts, cash, contract rights, Equity Interests, leasehold interests, revenues and securities; and

(vi)	the phrase “a Material Adverse Effect” shall be deemed to be preceded by the words, “, individually or in the aggregate,”.
(c)

In any computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(d)

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms, and any pronoun shall include the corresponding masculine, feminine and neuter forms.

1.3 Headings; Cross References. The Article and Section headings in this Agreement are used for convenience of reference only, are not part of this Agreement and shall not affect, nor be taken into consideration in, the construction or interpretation of this Agreement. Unless otherwise specified, references in a Loan Document to any Article, Section, Schedule, Exhibit or Annex are references to such Article or Section of, or Schedule, Exhibit or Annex to, such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

1.4 Updated Versions. Unless otherwise stated, (a) any definition of, or reference to, any Loan Document, or any other agreement, document or instrument herein shall be construed as referring to such Loan Document, agreement, document or instrument as amended, amended and restated, renewed, replaced, supplemented or otherwise modified from time to time in accordance with its terms, but subject always to any restrictions on any such amendment, amendment and restatement, renewal, replacement, supplementing or modification in any Loan Document, and shall be construed as being inclusive of all annexes, appendices, Exhibits and schedules thereto, and (b) any reference to a requirement of Applicable Law shall refer to such requirement as amended, amended and restated, supplemented or modified from time to time, including any statutory or regulatory codification, consolidation, interpretation, replacement or supplementing of such requirement of Applicable Law.

1.5 Currency Conversion. To the extent relevant in determining whether any Dollar denominated monetary threshold in Section 2.5(b), Section 6.12, Section 8.1, Section 8.2, Section 8.7, Section 9.1(e), Section 9.1(g) or any other analogous provision of this Agreement or any other Loan Document has been exceeded, any amount denominated in a non-Dollar currency shall be converted to Dollars using the Spot Rate.

1.6 Resolution of Drafting Ambiguities. Each Obligor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of each Loan Document to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof or thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

ARTICLE 2

THE COMMITMENTS AND CREDIT EXTENSIONS

2.1 Establishment of Facilities. On the Closing Date, and subject to and upon the terms and conditions of this Agreement and the other Loan Documents:

(a)	Tranche A Facility. The Tranche A Lenders agree to establish the Tranche A Facility for the benefit of the Borrowers.
(b)	Tranche B Facility. The Tranche B Lenders agree to establish the Tranche B Facility for the benefit of the Borrowers.
(c)

LC Facility. The LC Issuer agrees to establish the LC Facility for the benefit of the Borrowers, it being acknowledged and agreed that the Tranche A Lenders and the Tranche B Lenders shall participate in each LC Issuance in accordance with this Agreement.

Subject to Section 2.13, all Tranche A Loans and Tranche B Loans shall be subject to identical treatment under this Agreement and the other Loan Documents (including as to maturity, interest, security, repayment, prepayment and voting rights) and shall possess the same attributes to the fullest extent permitted under Applicable Law. For the avoidance of doubt, the Security Interests granted pursuant to the Security Documents shall secure all Tranche A Loans and Tranche B Loans on a pari passu basis.

2.2 Loans.

(a)

General. During the Commitment Period, each Lender agrees to advance Loans to the Borrowers from time to time pursuant to such Lender’s Commitment subject to the terms and conditions of this Agreement; provided that no Loan shall be made or continued if, after giving effect thereto:

(i)	the Aggregate Facility Exposure would exceed the Maximum Available Amount at such time; or
(ii)	the Facility Exposure of any Lender would exceed the aggregate amount of such Lender’s Commitment.
(b)

Denomination. Each Loan shall be denominated in Dollars, and each Lender will advance its share of the Loan requested in each Borrowing ratably in accordance with such Lender’s Pro Rata Share of such Borrowing.

(c)

Nature of Loans. Within the limits of each Lender’s Commitment, the Borrowers may repay, prepay and re-borrow Loans during the Commitment Period in accordance with the provisions hereof; provided that if any Borrower is prohibited under Applicable Law from incurring revolving financial indebtedness under this Agreement, then all Loans to such Borrower shall be deemed to have at all times been made and continued as term loans maturing on the Maturity Date, with repayments due on each Calculation Date in an aggregate amount (rounded upwards to the nearest Dollar) equal to (i) the percentage (as shown in the then current Banking Case) by which the Maximum Available Amount is to be reduced on that Calculation Date multiplied by (ii) the outstanding principal amount of the Loans owed by such Borrower on that Calculation Date, and any amount repaid or prepaid by such Borrower in respect of such Loans may not be re-borrowed by such Borrower during the Commitment Period; and provided further that, the parties shall execute and deliver to the Administrative Agent such other additional documents and/or amendments to this Agreement as the Administrative Agent may deem necessary or advisable to ensure all Loans to Petrogas have the characteristics of term loans.

2.3 Borrowings and Continuations of Loans.

(a)	Borrowings.
(i)

Notice of Borrowing. Each Borrowing shall be made pursuant to a duly completed and executed irrevocable Notice of Borrowing delivered to the Administrative Agent not later than noon (Geneva, Switzerland time) at least ten (10) Business Days prior to the requested Borrowing Date (or such shorter period as all the Lenders may agree to). Each Borrowing shall be in a minimum amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and the amount of each Borrowing shall be allocated ratably between the Tranche A Facility and the Tranche B Facility. Promptly after receipt of a Notice of Borrowing, the Administrative Agent shall notify each Lender thereof. Each Lender shall make available to the Administrative Agent not later than 3:00 p.m. (London, England time) on the requested Borrowing Date in same day funds an amount equal to its Pro Rata Share of such Borrowing. Subject to fulfillment of the applicable conditions precedent in ARTICLE 5, the Administrative Agent shall, following its receipt of such funds, make the same available to the Borrowers at their account with the Administrative Agent or with such other financial institution reasonably approved by the Administrative Agent.

(ii)

Lender Obligations Several. The failure of any Lender to advance a Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation to do so. No Lender shall be responsible for the failure of any other Lender to advance a Loan on the requested Borrowing Date.

(b)	Certain Limitations. Notwithstanding anything to the contrary herein:
(i)

(A) at no time shall there be more than five (5) different Interest Periods applicable to outstanding Loans and (B) if two (2) or more Loans have an Interest Period ending on the same date and the Borrowers do not specify that such Loans will be continued as separate Loans in a notice of continuation delivered to the Administrative Agent in accordance with Section 2.3(b)(ii), such Loans will be consolidated into a single Loan on the last day of the then current Interest Period and, if continued, treated as a single Loan in any subsequent Interest Periods;

(ii)

the Borrowers may elect to continue any Loan having a rate of interest based on LIBOR by delivering a notice of continuation to the Administrative Agent not later than noon (London, England time) at least three (3) Business Days prior to the end of the relevant Interest Period for such Loan. Promptly after receipt of a notice of continuation, the Administrative Agent shall advise each Lender that it has received such a notice and notify each Lender of its determination of LIBOR and the applicable interest rate with respect to such Loan; provided that if no such notice of continuation is delivered, the Borrowers shall be deemed to have elected to continue such Loan with an Interest Period of three (3) months, and provided further that no Loan may be continued beyond its then existing Interest Period if a Default under Section 9.1(a) or 9.1(f) or any Event of Default has occurred and is continuing, in which case such Loan shall bear interest in accordance with Section 2.8(c);

(iii)

if prior to the first day of any Interest Period, any Lender reasonably determines (which determination shall be conclusive) that the introduction of or any change in or in the interpretation of any Applicable Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan having a rate of interest based on LIBOR, then the Borrowers’ right to continue any such Loan and (if the Commitment Termination Date has not then occurred) such Lender’s obligation to advance any such Loan shall be suspended and each such outstanding Loan of that Lender having a rate of interest based on LIBOR shall be converted to and maintained as a Loan whose interest rate is based on a rate readily ascertainable by the Administrative Agent on the last day of its then existing Interest Period as the cost of funding such Loan (and which may include (x) the rate certified by such Lender to the Administrative Agent as the rate that reflects such Lender’s cost of funding its Loan or (y) the rate determined by BNP Paribas to be its internal prime or similar interest rate for such day, with any change in the rate made by BNP Paribas taking effect on the Business Day following such change) until such Lender notifies the Borrowers that the circumstances causing such suspension no longer exist, whereupon the provisions of this Agreement otherwise applicable to the continuation or (if the Commitment Termination Date has not then occurred) advance of Loans having a rate of interest based on LIBOR shall again apply;

(iv)

if prior to the first day of any Interest Period, the Administrative Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, then the Borrowers’ right to continue any Loan having a rate of interest based on LIBOR and (if the Commitment Termination Date has not then occurred) each Lender’s obligation to advance any such Loan shall be suspended and each such outstanding Loan shall be converted to and maintained as a Loan whose interest rate is based on a rate readily ascertainable by the Administrative Agent on the last day of its then existing Interest Period as the cost of funding such Loan (and which may include (x) the rate certified by such Lender to the Administrative Agent as the rate that reflects such Lender’s cost of funding its Loan or (y) the average of the rates determined by BNP Paribas to be its internal prime or similar interest rate for such day, with any change in the rate made by BNP Paribas taking effect on the Business Day following such change) until the Administrative Agent, acting on the direction of the Majority Lenders, notifies the Borrowers that the circumstances causing such suspension no longer exist, whereupon the provisions of this Agreement otherwise applicable to the continuation or (if the Commitment Termination Date has not then occurred) advance of Loans having a rate of interest based on LIBOR shall again apply; and

(v)

if prior to the first day of any Interest Period, the Majority Lenders notify the Administrative Agent that in their reasonable determination (which determination shall be conclusive), LIBOR does not adequately and fairly reflect the cost to the Majority Lenders of advancing or maintaining any Loan having a rate of interest based on LIBOR for such Interest Period, then the Borrowers’ right to continue any such Loan and (if the Commitment Termination Date has not then occurred) each Lender’s obligation to advance any such Loan shall be suspended and each such outstanding Loan shall be converted to and maintained as a Loan whose interest rate is based on a rate readily ascertainable by the Administrative Agent on the last day of its then existing Interest Period as the cost of funding such Loan (and which may include (x) the rate certified by such Lender to the Administrative Agent as the rate that reflects such Lender’s cost of funding its Loan or (y) the rate determined by BNP Paribas to be its internal prime or similar interest rate for such day, with any change in the rate made by BNP Paribas taking effect on the Business Day following such change) until the Administrative Agent, acting on the direction of the Majority

Lenders, notifies the Borrowers that the circumstances causing such suspension no longer exist, whereupon the provisions of this Agreement otherwise applicable to the continuation or (if the Commitment Termination Date has not then occurred) advance of Loans having a rate of interest based on LIBOR shall again apply.

2.4 Letters of Credit.

(a)

LC Issuances. Subject to the terms and conditions of this Agreement, the LC Issuer agrees to issue from time to time on any Business Day from the Closing Date to (but excluding) the Commitment Termination Date, Letters of Credit for the account of a Borrower, and to amend or extend Letters of Credit previously issued by it in accordance with this Agreement and to honor drawings thereunder, and the Lenders severally agree to participate in Letters of Credit issued for the account of such Borrower and any drawings thereunder; provided that no LC Issuance will be made:

(i)	(i) if such LC Issuance would cause the LC Outstandings (if any) to exceed the lesser of (A) $10,000,000 and (B) the aggregate available, unused and uncancelled portion of the Commitments;
(ii)	(ii) if such LC Issuance would cause the Facility Exposure of any Lender to exceed such Lender’s Commitment;
(iii)

(iii) if such Letter of Credit has an expiration date later than one (1) year after the date of issuance thereof; provided that if any Letter of Credit has an expiration date that occurs after the Commitment Termination Date, such Borrower shall Cash Collateralize its LC Obligations in respect of such Letter of Credit promptly and in any event no later than sixty (60) days prior to the Commitment Termination Date, and provided further that such Letter of Credit may contain language providing for its automatic renewal for an additional term of one (1) year upon its scheduled expiration date in the absence of prior written notice from the LC Issuer to the relevant Borrower stating that such Letter of Credit will not be renewed upon its then scheduled expiration date;

(iv)	(iv) unless such Letter of Credit and the other LC Documents in respect thereof are in form and substance acceptable to the LC Issuer in its sole discretion;
(v)	(v) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person;
(vi)	(vi) unless such Letter of Credit is denominated and payable in Dollars;
(vii)

(vii) in the case of an LC Issuance involving an amendment to an existing Letter of Credit, if the LC Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit;

(viii)	(viii) unless such Borrower has delivered to the LC Issuer and the Administrative Agent a duly completed and executed irrevocable LC Application;
(ix)

(ix) unless such Letter of Credit is governed by (1) if a standby letter of credit, the International Standby Practices (1998) published by the Institute of International Banking Law & Practice (or any successor to such publication) or (2) if a documentary letter of credit, the Uniform Customs and Practice for Documentary Credits (2007 Revision) published by the International Chamber of Commerce (or any successor to such publication); or

(x)

(x) if any LC Participant is a Delinquent Lender or is then in default of its obligation to fund its LC Participation under Section 2.4(d) in respect of any Letter of Credit, unless (i) the LC Issuer is reasonably satisfied that one or more Lenders will assume the entire LC Participation of such Delinquent Lender or (ii) such Delinquent Lender has provided cash collateral or other credit support or made other arrangements to the LC Issuer’s reasonable satisfaction to ensure its ability to fund its LC Participation in respect of the relevant Letter of Credit.

Within the foregoing limits, and subject to the terms and conditions hereof, such Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly such Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. For the avoidance of doubt, if the terms of any LC Application conflict with this Agreement, this Agreement shall prevail.

(b)

LC Issuances. Each LC Issuance shall be effected pursuant to a duly completed and executed irrevocable LC Application, given by a Borrower not later than noon (London, England time), four (4) Business Days before the date of the proposed LC Issuance. In the case of a request for an initial issuance of a Letter of Credit, such LC Application shall specify in form and substance satisfactory to the LC Issuer:

(i)	the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);
(ii)	the amount thereof;
(iii)	the expiry date thereof;

(iv)	the name and address of the beneficiary thereof;
(v)	the documents to be presented by such beneficiary in case of any drawing thereunder;
(vi)	the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and
(vii)	such other matters as the LC Issuer may require.

In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and substance satisfactory to the LC Issuer:

(1)	the Letter of Credit to be amended;
(2)	the proposed date of amendment thereof (which shall be Business Day);
(3)	the nature of the proposed amendment; and
(4)	such other matters as the LC Issuer may require.

Additionally, such Borrower shall furnish to the LC Issuer and the Administrative Agent such other documents and information pertaining to such required amendment, including any LC Documents, as the LC Issuer or the Administrative Agent may require. Promptly after receipt of such LC Application, the LC Issuer shall notify each other Lender and the Administrative Agent thereof and, subject to fulfillment of the applicable conditions in ARTICLE 5, shall make such LC Issuance on the date of the proposed LC Issuance.

(c)

LC Participations. Upon the date of each LC Issuance, the LC Issuer shall be deemed to have sold to each other Lender having a Commitment, and each such Lender (an “LC Participant”) having a Commitment shall be deemed irrevocably and unconditionally to have purchased and received from the LC Issuer, without recourse or warranty, an undivided interest and participation in such Letter of Credit equal to such Lender’s Pro Rata Share at such date of the face amount of such Letter of Credit (an “LC Participation”). The LC Issuer shall promptly notify the Administrative Agent and each LC Participant of each LC Issuance and the amount of its LC Participation and each Lender’s Commitment shall be deemed to have been utilized and reduced by the amount of its LC Participation; provided that if any Letter of Credit (x) has been Cash Collateralized or (y) is backed by a standby letter of credit from a financial institution acceptable to the LC Issuer in its sole discretion, such standby letter of credit to be on terms satisfactory to the Administrative Agent and the Lenders, then each Lender’s Commitment shall be deemed not to have been utilized to the extent of such Lender’s Pro Rata Share of the amount of such Cash Collateralization or the undrawn amount of the standby letter of credit from time to time (as the case may be).

(d)

Drawings and Reimbursements. Upon receipt from the beneficiary of any Letter of Credit of any draw request under such Letter of Credit, the LC Issuer shall notify the Borrowers and the Administrative Agent thereof. Not later than 11:00 a.m. (London, England time) on the date of any payment by the LC Issuer under a Letter of Credit (each such date, an “LC Honor Date”), the Borrowers shall reimburse the LC Issuer in an amount equal to that paid by the LC Issuer to the beneficiary pursuant to such draw request. If the LC Issuer makes a payment pursuant to such draw request and the Borrowers fail to reimburse the LC Issuer in respect thereof by 11:00 a.m. (London, England time) on the LC Honor Date, the LC Issuer shall give the Administrative Agent notice of the Borrowers’ failure and the Administrative Agent shall promptly notify each LC Participant of the amount necessary to reimburse the LC Issuer in full for such payment and each LC Participant’s Pro Rata Share thereof. In such event, the Borrowers shall be deemed to have requested a Borrowing of Loans (to be allocated ratably between the Tranche A Facility and the Tranche B Facility) to be disbursed three (3) Business Days after the LC Honor Date in an amount equal to the unreimbursed amount, without regard to the minimum and multiples specified in Section 2.3(a)(i) for the principal amount of Loans, and upon such notice from the Administrative Agent to each LC Participant, each LC Participant shall make a Loan to the Borrowers not later than 3:00 p.m. (London, England time) on the date that is three (3) Business Days after the LC Honor Date, which Loan shall be in same day funds in an amount equal to such LC Participant’s Pro Rata Share of such Borrowing and otherwise in accordance with the provisions of Section 2.3(a). The proceeds of each such Loan shall be paid from each LC Participant to the Administrative Agent who, in turn, will disburse such proceeds to the LC Issuer to reimburse the LC Issuer for such LC Participant’s Pro Rata Share of the amount necessary to reimburse the LC Issuer in full. If such reimbursement is not made by any LC Participant to the LC Issuer by 3:00 p.m. (London, England time) on the third Business Day after the LC Honor Date, such LC Participant shall pay interest on its Pro Rata Share thereof to the LC Issuer at a rate per annum equal to the interest that would have then accrued if the payment so made by the LC Issuer pursuant to such draw request was instead a Loan from the LC Issuer to such LC Participant pursuant to the terms hereof. The Borrowers hereby unconditionally and irrevocably authorize, empower, and direct the Administrative Agent and the LC Participants to record and otherwise treat such reimbursements by the LC Participants to the LC Issuer initially as Loans with a three

(3) month Interest Period under a Borrowing requested by the Borrowers to reimburse the LC Issuer which have been transferred to the LC Participants at the Borrowers’ request.
(e)

Repayment of Participations. (i) At any time after the LC Issuer has made a payment under any Letter of Credit and has received from any LC Participant reimbursement for such LC Participant’s Pro Rate Share of the payment so made by the LC Issuer, if the Administrative Agent receives for the account of the LC Issuer any payment in respect of the related payment by the LC Issuer under the relevant draw request or interest thereon (whether directly from the Borrowers or otherwise, and including payments under any standby letter of credit issued to back a Letter of Credit and proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such LC Participant its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

(f)

Obligations Unconditional. The obligations of the Borrowers under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with this Agreement under all circumstances, including:

(i)	any lack of validity or enforceability of any LC Document;
(ii)	any amendment or waiver of, or any consent to or departure from, any LC Document;
(iii)

the existence of any claim, set off, defense, or other right which the Borrowers may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the LC Issuer, or any other person or entity, whether in connection with this Agreement, the transactions contemplated by this Agreement or in any LC Document, or any unrelated transaction;

(iv)

any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)	payment by the LC Issuer under such Letter of Credit against presentation of a draw request or other document which does not comply with the terms of such Letter of Credit; or
(vi)	any other circumstance whatsoever, whether or not similar to any of the foregoing,

provided however that nothing contained in this Section 2.4(f) shall be deemed to constitute a waiver of any remedies of the Borrowers in connection with such Letter of Credit or the Borrowers’ rights under Section 2.4(g).

(g)

Liability of LC Issuer. The Borrowers assume all risks of any act or omission of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the LC Issuer, any LC Participant nor any of their respective officers or directors shall be liable or responsible for:

(i)	the use which may be made of any Letter of Credit or any act or omission of any beneficiary or transferee in connection therewith;
(ii)	the validity, sufficiency, or genuineness of any document, or of any endorsement thereon, even if such document should prove to be in any or all respects invalid, insufficient, fraudulent, or forged;
(iii)

payment by the LC Issuer against presentation of any document which does not comply with the terms of a Letter of Credit, including failure of any document to bear any reference or adequate reference to the relevant Letter of Credit; or

(iv)	any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including the LC Issuer’s own negligence);

provided that the Borrowers shall have a claim against the LC Issuer, and the LC Issuer shall be liable to the Borrowers, to the extent of any direct, as opposed to consequential, damages suffered by the Borrowers which are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted by reason of the LC Issuer’s willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit were in compliance with the terms of such Letter of Credit (and in such case the reimbursement obligations of the LC Participants to the LC Issuer under Section 2.4(d) shall be suspended). Notwithstanding anything in the foregoing to the contrary, the LC Issuer may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(h)	Cash Collateral Account.
(i)

If a Borrower is required to deposit funds in the Cash Collateral Account pursuant to this Agreement or any Loan Document, then such Borrower shall establish the Cash Collateral Account and shall execute any document and Security Agreement, including the LC Issuer’s standard form assignment of deposit accounts, that the LC Issuer requests in connection therewith to grant in favor of the Collateral Agent, for the benefit of the LC Issuer, a first priority Lien in respect of the Cash Collateral Account and the funds therein as security for the payment in full of the Obligations.

(ii)

So long as no Event of Default exists, (A) the Collateral Agent may apply the funds held in the Cash Collateral Account only to the reimbursement of any LC Obligations and (B) the Collateral Agent shall release to the relevant Borrower at such Borrower’s written request any funds held in the Cash Collateral Account in an amount up to but not exceeding the excess, if any (immediately prior to the release of any such funds), of the total amount of funds held in the Cash Collateral Account over the LC Outstandings (if any). Following the occurrence and at any time during the continuance of any Event of Default, the Collateral Agent may, subject to Section 2.13 and Section 9.6(e), and in consultation with the LC Issuer and the Majority Lenders, apply any funds held in the Cash Collateral Account to the Obligations regardless of any LC Outstandings (if any) that may remain outstanding.

(iii)

The Collateral Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

2.5 Prepayments.

(a)

Optional. Each Borrower may at any time and from time to time voluntarily prepay the Loans, in whole or in part, by delivering to the Administrative Agent an irrevocable written notice specifying the proposed prepayment date and the aggregate principal amount of such prepayment no later than 11:00 a.m. (London, England time) at least twenty (20) Business Days (or such shorter period as all the Lenders may agree to) prior to the proposed prepayment date. Each such voluntary prepayment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the aggregate outstanding principal amount of the Loans, as the case may be). If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein.

(b)	Mandatory. The Borrowers shall make a mandatory prepayment of the Loans in each of the following circumstances:
(i)

Disposal. If a Borrower or any of its Subsidiaries Disposes of any property pursuant to Section 8.5(d), which results in the realization by such Person of Net Cash Proceeds in excess of $500,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof calculated as of the date of receipt) whether as a single Disposal or a series of related Disposals, such Borrower shall (and shall ensure that such Subsidiary will), no later than the last day of the Interest Period in which such Net Cash Proceeds are realized apply an amount equal to such Net Cash Proceeds to prepay the Loans; provided that if a Reinvestment Notice has been delivered in respect of the relevant Disposal, then such Borrower shall (and shall ensure that such Subsidiary will) no later than the last day of the Interest Period in which the Reinvestment Prepayment Date occurs apply an amount equal to the Reinvestment Prepayment Amount to prepay the Loans. For the avoidance of doubt, nothing in this Section 2.5(b)(i) shall apply to or be construed as permitting a Disposal of property constituting Borrowing Base Assets.

(ii)

Casualty Event. If a Borrower or any of its Subsidiaries receives Casualty Proceeds in excess of $500,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof calculated as of the date of receipt), such Borrower shall (and shall ensure that such Subsidiary will) no later than the last day of the Interest Period in which such Casualty Proceeds are received (A) apply an amount equal to such Casualty Proceeds to prepay the Loans and (B) if such prepayment occurs during the Commitment Period and if so required by the Majority Lenders, reduce the aggregate Commitments by an amount equal to such Casualty Proceeds; provided that if a Reinvestment Notice has been delivered in respect of the relevant Casualty Event, then such Borrower shall (and shall ensure that such Subsidiary will) no later than the last day of the Interest Period in which the Reinvestment Prepayment Date occurs (x) apply an amount equal to the Reinvestment Prepayment Amount to prepay the Loans and (y) if such prepayment occurs during the Commitment Period and if so required by the Majority Lenders, reduce the aggregate Commitments by an amount equal to the Reinvestment Prepayment Amount.

(iii)

Illegality. If any Lender notifies the Administrative Agent and the Borrowers that the introduction of or any change in or in the interpretation of any Applicable Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to maintain any Loan outstanding hereunder, then such Lender’s Commitment shall be reduced to zero and the Borrowers shall (if not prohibited by Applicable Law) prepay all outstanding Loans of such Lender no later than 11:00 a.m. (London, England time) on the last day of the then existing Interest Period for such Loans (or within such earlier time as may be required by Applicable Law).

(iv)

Loans Exceed Commitments. On the date of each reduction of the aggregate Commitments pursuant to the provisions of this Agreement (including any reduction of the Commitments pursuant to Section 2.6), to the extent that the aggregate unpaid principal amount of all Loans plus the LC Outstandings exceeds the aggregate Commitments as so reduced, the Borrowers shall promptly (and no later than one (1) Business Day after the occurrence of such excess) prepay the Loans and Cash Collateralize their LC Obligations to the extent of such excess.

(v)

Loans Exceed Maximum Available Amount. To the extent that the aggregate unpaid principal amount of all Loans plus the LC Outstandings at any time exceeds the Maximum Available Amount at such time, the Borrowers shall promptly (and no later than one (1) Business Day after the occurrence of such excess) prepay the Loans and Cash Collateralize their LC Obligations to the extent of such excess.

(vi)

Acceleration. Immediately upon any acceleration of the maturity of any Loans pursuant to Section 9.3 or Section 9.4, the Borrowers shall prepay the outstanding principal amount of all Loans in full unless, pursuant to Section 9.4, only a portion of the Loans is so accelerated (in which case the portion so accelerated shall be so prepaid).

(c)

No Additional Right; Interest; Ratable Prepayment. The Borrowers shall have no right to prepay any Loan except as provided in this Section 2.5, and all notices given pursuant to this Section 2.5 shall be irrevocable and binding upon each Borrower. Each prepayment of any Loan shall be accompanied by accrued interest on the principal amount prepaid to the date of such prepayment and breakage costs, if any, required to be paid pursuant to Section 4.4. Subject to Section 12.9(b), the amount of each prepayment shall be applied ratably to the principal amount of each Lender’s Loans in accordance with its Pro Rata Share and each prepayment occurring on or after a Commitment Reduction Date shall be applied to reduce in inverse order the remaining amortization payments required in respect of the then outstanding principal amount of the Loans pursuant to Section 2.7.

(d)

No Consent. Notwithstanding anything to the contrary herein, the mandatory prepayments required pursuant to Section 2.5(b) shall not be deemed to constitute (i) a consent by any Agent or any Lender to any such Disposal or other circumstance or event not otherwise expressly permitted in any Loan Document or (ii) a waiver by any Agent or any Lender of any rights or remedies in respect of any such Disposal, circumstance or event.

2.6 Termination or Reduction of Commitments; Increase of Commitments.

(a)

Optional. The Borrowers may, upon at least three (3) Business Days’ irrevocable notice to the Administrative Agent, voluntarily terminate the unused and uncancelled portion of the Commitments in whole or reduce in part any unused and uncancelled portion of the Commitments. Unless otherwise stated in this Agreement, each such reduction of the Commitments shall be in a minimum amount of $1,000,000 and in a whole multiple of $250,000 in excess thereof. Any such termination or reduction of the Commitments shall be permanent, and shall be applied to each Lender’s Commitment in accordance with its Pro Rata Share; provided that while a Delinquent Period is in effect, the Borrowers may exercise their rights under Section 12.9(d) to reduce the Commitments of the relevant Delinquent Lender before reducing each other Lender’s Commitment in accordance with its Pro Rata Share.

(b)

Mandatory. Notwithstanding anything to the contrary herein, on each Commitment Reduction Date, the aggregate Commitments then in effect shall be permanently reduced by an amount equal to the Commitment Reduction Amount applicable to such Commitment Reduction Date (or, if the amount of the aggregate Commitments at such time is less than the Commitment Reduction Amount, an amount equal to such Commitments). Each such reduction shall be applied to each Lender’s Commitment in accordance with its Pro Rata Share at such time, and shall take effect without any further action on the part of such Lender, any Borrower, any Obligor, any Secured Party or any other Person.

(c)

Increase of Commitments. Subject to the Lenders’ right of first refusal under Section 2.14, the Borrowers shall have the right, not more than twice between the Closing Date and March 31, 2016, to increase the aggregate Commitments by obtaining additional funding commitments from any other commercial bank or financial institution generally engaged in the business of providing corporate loans on a revolving basis; provided that (x) the aggregate amount of all such increases hereunder shall not result in the aggregate Commitments exceeding $150,000,000 at any time, (y) any Person that provides such increase shall be subject to the approval of the Majority Lenders and the LC Issuer, such approval not to be unreasonably withheld, conditioned or delayed, (z) any such Person assumes all of the rights and obligations of a Tranche A Lender hereunder on terms substantially similar to those contained in the Assignment Agreement but otherwise pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent (acting on the directions of the Majority Lenders) between such Person, the Borrowers and the Administrative Agent and (iv) as a condition precedent to any such increase, the Borrowers shall deliver to the Administrative Agent a certificate of each Obligor signed by a Responsible Officer of such Obligor certifying and attaching the resolutions adopted by such Obligor approving or consenting to such increase, and certifying that, before and after giving effect to such increase, the representations and warranties contained in this Agreement and the other Loan Documents are correct and not misleading in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be correct and not misleading in all material respects as of such earlier date).

2.7 Repayment of Loans. Subject to Section 12.9(b), on each Repayment Date, the Borrowers shall repay to the Administrative Agent, for the ratable benefit of the Lenders, an outstanding principal amount of the Loans equal to the Repayment Amount.

2.8 Interest.

(a)

Loans. On each Interest Payment Date, the Borrowers shall pay interest in respect of the outstanding principal amount of each Loan at a rate per annum equal at all times during the Interest Period for such Loan to LIBOR for such Interest Period plus the Applicable Margin; provided that if any circumstance in Section 2.3(b)(iii), Section 2.3(b)(iv) or Section 2.3(b)(v) occurs which results in any Loan being maintained on a basis other than LIBOR, the Borrowers shall pay interest in respect of the outstanding principal amount of such Loan at a rate per annum equal to the alternative rate identified in Section 2.3(b)(iii), Section 2.3(b)(iv) or Section 2.3(b)(v), as applicable plus the Applicable Margin at the end of each Fiscal Quarter or at such other times as may be reasonably determined by the Administrative Agent.

(b)

Additional Interest; Mandatory Costs. If any Lender is required to maintain any reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States of America) or to comply with any applicable requirements of the European Central Bank, the Bank of England, the Financial Services Authority or any other Governmental Authority in connection with the advance or continuance of any Loan (including any marginal, special, emergency or supplemental reserves), then the Borrowers shall pay to such affected Lender additional interest on the unpaid principal amount of such Loan from its effective date until its repayment in full, to compensate such Lender for its cost of compliance therewith. Such additional interest shall be determined by such Lender and notified to the Borrowers through the Administrative Agent (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error). Any additional interest shall be due and payable on each Interest Payment Date following the date of the Administrative Agent’s notice to the Borrowers to pay any such amount.

(c)

Default Interest. If a Default under Section 9.1(a) or 9.1(f) or an Event of Default shall have occurred and be continuing, then all Loans (whether or not then due) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to this Section 2.8 plus an additional 2.00% per annum. In addition, all amounts (other than the principal amount of the Loans) not paid when due hereunder (including, to the extent permitted by Applicable Law, all overdue interest and fees) shall bear interest at a rate per annum equal to the rate that would have been payable if such overdue amount had been deemed to constitute a Loan with an Interest Period of three (3) months initially borrowed on the date such amount became overdue, plus an additional 2.00% per annum.

2.9 Fees. The Borrowers shall pay the following fees, all of which shall be fully earned and nonrefundable when paid (regardless of whether any Borrowing contemplated by this Agreement is requested), shall be paid in immediately available funds when due, shall not be subject to any counterclaim or set off and shall be in addition to, and not in lieu of, and any other fees, reimbursements of out-of-pocket costs and expenses payable by any Borrower under this Agreement or any other Loan Document:

(a)

Commitment Fee. Subject to Section 12.9(e), the Borrowers shall pay to the Administrative Agent for the account of each Lender a commitment fee at a per annum rate equal to the Commitment Fee Rate on the average daily unused and uncancelled portion of such Lender’s Commitment, from the Closing Date until the Commitment Termination Date. The commitment fee shall be due and payable in arrears on the last day of each Fiscal Quarter after the Closing Date (and continuing thereafter through and including the Commitment Termination Date) and shall be fully earned and nonrefundable when paid, regardless of whether any Borrowing contemplated by this Agreement is requested.

(b)

Letter of Credit Fees. Subject to Section 12.9(e), the Borrowers shall pay to the Administrative Agent for the pro rata benefit of the LC Issuer and the LC Participants a per annum letter of credit fee for each Letter of Credit issued hereunder in an amount equal to the Applicable Margin multiplied by the face amount of such Letter of Credit for the period such Letter of Credit is to be outstanding; provided that for any Letter of Credit that is (i) Cash Collateralized or (ii) backed by a standby letter of credit issued by a financial institution acceptable to the LC Issuer in its sole discretion, then the per annum letter of credit fee for such Letter of Credit shall be an amount equal to 1.00% multiplied by the face amount of such Letter of Credit for the period such Letter of Credit is outstanding. On each date of issuance of any Letter of Credit, the Borrowers shall pay to the LC Issuer, solely for its own account, a fronting fee in an amount equal to 0.25% of the original maximum amount available to be drawn under such Letter of Credit. Each letter of credit fee shall be payable in advance on the date of the issuance of the Letter of Credit, and, in the case of an increase in the face amount or extension of the expiry date of such Letter of Credit only, on the date of such increase or extension. Without prejudice to the foregoing, the Borrowers also shall pay to the LC Issuer, solely for its own account, promptly on demand such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or re-issuances of any Letter of Credit. Such fees and charges shall be due and payable on demand and shall be nonrefundable.

(c)

Other Fees. Without prejudice to the foregoing, the Borrowers shall also pay to the Mandated Lead Arrangers and BNP Paribas, solely for its account in its capacity as Administrative Agent and Technical Agent, the fees and other amounts referred to in the Fee Letters.

2.10 Computation of Interest and Fees. All computations of interest and fees shall be made by the Administrative Agent, on the basis of a year of three hundred and sixty (360) days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

2.11 Payment Procedures; Clawback.

(a)

Payments by Borrowers. The Borrowers and each other Obligor shall make each payment required of it under this Agreement and under any other Loan Document not later than 11:00 a.m. (London, England time) on the date due in Dollars to the Administrative Agent at its Funding Office, or such other location as the Administrative Agent may designate in writing to the Borrowers or such Obligor in same day funds without deduction, set off, or counterclaim of any kind. Upon its actual receipt of such payment in same day funds without deduction, set off, or counterclaim of any kind, the Administrative Agent shall promptly thereafter calculate and cause to be distributed ratably to each Lender in accordance with such Lender’s Pro Rata Share at each Lender’s respective Funding Office or to an account of such Lender at a bank in New York City as notified to the Administrative Agent at least five (5) Business Days prior to such distribution, like funds relating to the payment of principal, interest, fees or any other amounts (other than amounts payable solely to the Administrative Agent, the LC Issuer, or a specific Lender), and like funds relating to the payment of interest, fees or any other amounts payable to the LC Issuer for its account at its Funding Office, in each case to be applied in accordance with this Agreement. If the Administrative Agent makes a payment to a Lender or the LC Issuer in circumstances where the Administrative Agent was for any reason not in actual receipt of same day funds for such payment without deduction, set off or counterclaim (it being understood that the Administrative Agent shall have no obligation to make such a payment unless and until it actually receives such funds from the Borrowers), then such Lender or the LC Issuer (as the case may be) shall on demand therefor promptly refund such payment to the Administrative Agent together with accrued interest thereon from the date of its receipt of such payment to the date such refund is received by the Administrative Agent, such interest to be based on the rate determined by the Administrative Agent as its cost of funding for such payment.

(b)

Non-Business Day Payments. If any payment of principal on a Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal on a Loan pursuant to the preceding sentence, interest thereon shall be payable at the applicable interest rate during such extension as determined by the Administrative Agent in its reasonable discretion. In the case of fees or any other amount under a Loan Document (other than principal or interest) that becomes due and payable on a day other than a Business Day, such amount shall be payable on the next Business Day.

2.12 Evidence of Indebtedness.

(a)

Records of Loans. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in accordance with its usual practice in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b)

Records of Letters of Credit. Without prejudice to Section 2.12(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice in the ordinary course of business, one or more accounts or records evidencing each purchase and sale by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.13 Sharing of Payments by Lenders.

(a)

General. Subject to Section 2.13(b), if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) on account of its Loans or LC Outstandings (if any) in excess of its Pro Rata Share, such Lender (the “Purchasing Lender”) shall promptly notify the Administrative Agent to such effect and shall be deemed to have forthwith purchased from the other Lenders (other than any Delinquent Lender) participations in their Loans or LC Outstandings (if any) as shall be necessary to cause the Purchasing Lender to share the excess payment received ratably with such other Lenders; provided that if all or any portion of such excess payment is thereafter recovered by each of such Lenders, the Purchasing Lender’s purchase from such Lender shall be rescinded and such Lender shall repay to the Purchasing Lender the purchase price to the extent of its Pro Rata Share of such recovery. The Borrowers agree that any Purchasing Lender that is deemed to have purchased a participation from another Lender may, to the fullest extent permitted by Applicable Law, exercise all its rights (including the right of set off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

(b)

Exceptions to Sharing. Section 2.13(a) shall not apply to (i) any payment made by an Obligor to a Lender pursuant to and in accordance with the express terms of this Agreement or any other Loan Document, (ii) any consideration received by a Lender in relation to any participation granted by it or any assignment made by it in accordance with and pursuant to Section 12.7 and (iii) any payment obtained by a Lender in accordance with and pursuant to Section 12.9. In addition, nothing in this Section 2.13 shall at any time require a Lender to share with a Delinquent Lender any payment received by such Lender during the relevant Delinquent Period nor require IFC to share any IFC Inconvertibility Payments.

2.14 Accordion.

(a)

General. The Borrowers may, not more than twice between the Closing Date and March 31, 2016, submit a request to the Lenders seeking an increase in the aggregate Commitments then in effect; provided that such increase shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof, and provided further that the amount of such increase taken together with the aggregate Commitments in effect on the Closing Date shall not exceed $150,000,000. The Borrowers may not exercise their rights under Section 2.6(c) to obtain additional funding commitments from other commercial banks or financial institutions unless a request for such increase has first been submitted to the Lenders pursuant to this Section 2.14.

(b)

Request. Any request under this Section 2.14 shall be submitted by the Borrowers, through the Administrative Agent, to each Lender. Each Lender shall have the right to increase, in accordance with such Lender’s Pro Rata Share at such time, its Commitment in accordance with such request, provided that each Lender shall not have any obligation, express or implied, to increase its Commitment, and any decision whether or not to do so shall be made in such Lender’s sole discretion. Only the consent of each Increasing Lender shall be required for any increase in its Commitment pursuant to this Section 2.14. No Lender who declines to increase its Commitment may be replaced with respect to its existing Commitment as a result thereof without such Lender’s consent.

(c)

Acceptance. Each Lender shall, as soon as reasonably practicable after receipt of a request by the Borrowers under Section 2.14, inform the Borrowers and the Administrative Agent of the principal amount by which it is willing to increase its Commitment; provided that if such Lender does not so respond within ten (10) Business Days, it shall be deemed to have declined to increase its Commitment. Any increase by a Lender of its Commitment (such Lender, an “Increasing Lender”) shall be subject to the satisfaction of the following conditions precedent:

(i)

no Default shall have occurred and be continuing or would occur after giving effect to such increase of its Commitment and the application of proceeds from the Loans to be borrowed pursuant thereto; and

(ii)

the Borrowers shall have demonstrated to the Administrative Agent’s reasonable satisfaction that they are in pro forma compliance with the financial covenants in Section 8.16, assuming (i) the incurrence of the Loans to be made pursuant to this Section 2.14 occurred on the first day of the relevant Measurement Period, and (ii) the maximum Leverage Ratio for such Measurement Period was 0.25 : 1.00 lower than the maximum Leverage Ratio actually permitted for such Measurement Period under Section 8.16.

(d)

Documentation. In connection with any increase by an Increasing Lender of its Commitment, the Borrowers shall promptly execute and deliver all agreements, instruments and documents and take such other actions as may be reasonably requested by the Administrative Agent and the Increasing Lender in connection with any such increase, including:

(i)

resolutions of each Obligor’s board of directors or managing director(s) (or other managing body) authorizing the execution, delivery and performance of each Loan Document to be executed by such Obligor in relation to such increase;

(ii)	to the extent requested by the Increasing Lender, a Note duly executed and delivered by the Borrowers in accordance with Section 2.12(a) in relation to such increase;
(iii)

an amendment to this Agreement (including, if applicable, amendments to the cap in the “Maximum Available Amount” definition and the provisions of Section 4.1) and, as appropriate, the other Loan Documents, executed by the Borrowers, the Lenders and the Administrative Agent to the extent deemed necessary or appropriate in the reasonable opinion of the Administrative Agent to give effect to any increases pursuant to this Section 2.14; and

(iv)	any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.
(e)

Effectiveness. Upon the execution and delivery of all relevant agreements, instruments and documents and the taking of such other actions as required pursuant to Section 2.14(d), the aggregate Commitments then in effect shall be increased by the principal amount which the Increasing Lender was willing to add to its Commitment as notified pursuant to Section 2.14(c).

(f)

Status of Loans. All Loans incurred pursuant to this Section 2.14 shall constitute “Loans” and shall be subject to identical treatment under this Agreement and the other Loan Documents (including as to maturity, interest, security, repayment, prepayment and voting rights) and shall possess the same attributes as all other Loans made prior thereto and all Loans to be made thereafter. For the avoidance of doubt, the Security Interests granted pursuant to the Security Documents shall secure all Loans incurred pursuant to this Section 2.14 on a pari passu basis with all Loans made prior thereto and all Loans to be made thereafter.

ARTICLE 3

BANKING CASE AND BORROWING BASE amount

3.1 Initial Borrowing Base. The initial Borrowing Base Amount, as reflected in the initial Banking Case, and in effect on the Closing Date shall be $78,000,000. Such initial Borrowing Base Amount and Banking Case shall be subject to re-determination from time to time in accordance with this ARTICLE 3.

3.2 Scheduled Re-determinations.

(a)	Reserves Reports.
(i)

Closing Date Delivery. On the Closing Date, the Borrowers shall deliver to the Technical Agent and each Lender an Internal Reserves Report, effective as of a date no earlier than June 30, 2013, and an Independent Reserves Report, effective as of a date no earlier than December 31, 2013, from the Independent Reserves Engineer.

(ii)

Independent Reserves Report. Within forty-five (45) days after December 31 in each year, commencing with December 31, 2014, the Borrowers shall deliver to the Technical Agent an Independent Reserves Report dated effective as of such December 31; provided that if, despite using commercially reasonable efforts, the Borrowers are unable to deliver such Report within forty-five (45) days after December 31 in any year, it shall suffice if the Borrowers deliver a substantially final draft of such Report to the Technical Agent and proceed to deliver the actual Report within seventy-five (75) days after such December 31. The Technical Agent shall make available such Independent Reserves Report (or, as the case may be, a substantially final draft thereof) to the Lenders promptly following receipt thereof.

(iii)

Internal Reserves Report. Within forty five (45) days after June 30 in each year, commencing with June 30, 2014, the Borrowers shall deliver to the Technical Agent an Internal Reserves Report dated effective as of such June 30. The Technical Agent shall make available such Internal Reserves Report to the Lenders promptly following receipt thereof.

(b)	Banking Case; Banking Case Date.
(i)

Draft Banking Case. At least twenty five (25) days prior to each Banking Case Date, the Technical Agent shall prepare and deliver to the Borrowers a draft Banking Case. The Technical Agent may, in its reasonable discretion, request that the draft Banking Case be reviewed and verified by the Independent Reserves Engineer prior to its delivery to the Borrowers, and the reasonable, documented fees and expenses of the Independent Reserves Engineer in connection with such review and verification shall be borne by the Borrowers.

(ii)

Proposed Banking Case. The Borrowers and the Technical Agent shall agree on a proposed Banking Case to be delivered to the Lenders as soon as reasonably practicable, and in any event, no later than twenty (20) days prior to such Banking Case Date; provided always that if a proposed Banking Case is not agreed upon by such time, the Banking Case in effect on the most recent Banking Case Date shall be deemed to be the proposed Banking Case.

(iii)

Delivery to Lenders. The Technical Agent shall deliver the proposed Banking Case to the Borrowers and the Lenders no later than twenty (20) days prior to such Banking Case Date. Each delivery of a proposed Banking Case by the Technical Agent shall constitute a representation and warranty by the Borrowers to the Technical Agent and the Lenders that (A) the Borrowers own the economic rights with respect to the Borrowing Base Assets specified therein pursuant to the terms of the relevant Hydrocarbon Licenses, (B) each Hydrocarbon Interest described as “proved developed” therein was developed for oil and/or gas, (C) the wells pertaining to such Hydrocarbon Interests described therein as “producing wells” were each producing oil and gas in paying quantities, except for wells that were utilized as water or gas injection wells or as water disposal wells, (D) all projections and other forward-looking information have been prepared in good faith based upon assumptions that are reasonable at the time made and (E) all other information in such Banking Case is correct and not misleading in all material respects.

(iv)

Approval by Lenders. At least one (1) Business Day prior to such Banking Case Date, the Supermajority Lenders shall advise the Technical Agent of the approved, re-determined Banking Case, and the Technical Agent shall promptly notify the Administrative Agent, the Borrowers and the Lenders thereof, and such approved, re-determined Banking Case and the Borrowing Base Amount set forth therein shall take effect on such Banking Case Date; provided always that:

(A)

a Lender shall be deemed to have given its approval to a proposed Banking Case, and shall be counted as part of the Supermajority Lenders for this purpose, if it does not object in writing to the Technical Agent at least five (5) Business Days prior to the relevant Banking Case Date; and

(B)

if a proposed Banking Case is not approved by the Supermajority Lenders at least one (1) Business Day prior to a Banking Case Date, then the most recent approved, re-determined Banking Case and the Borrowing Base Amount set forth therein shall continue to apply in the meantime until re-determined in accordance with this ARTICLE 3 on the next Banking Case Date.

3.3 Exceptional Re-determinations.

(a)

Right to Request. In addition to the scheduled re-determinations of the Banking Case and the Borrowing Base Amount provided for in Section 3.2, the Borrowers (acting collectively) and the Supermajority Lenders (acting collectively) shall each have the right to specify one (1) Exceptional Banking Case Date during any period of twelve (12) consecutive months; provided that the Technical Agent shall have the right to specify an Exceptional Banking Case Date at any time after the occurrence and during the continuance of a Default or Event of Default or if there has been a material change in any of the assumptions adopted in the most recent Banking Case.

(b)	Exceptional Banking Case; Calculation Date.
(i)

At least thirty (30) days prior to each Exceptional Banking Case Date, the Technical Agent shall prepare and deliver to the Borrowers a draft Exceptional Banking Case. If an Exceptional Banking Case Date is specified under Section 3.3(a), the Borrowers shall deliver to the Technical Agent such additional information as the Technical Agent may reasonably request in order to prepare the Exceptional Banking Case. The Technical Agent may, in its reasonable discretion, request that the draft Exceptional Banking Case be reviewed and verified by the Independent Reserves Engineer prior to its delivery to the Borrowers, and the reasonable, documented fees and expenses of the Independent Reserves Engineer in connection with such review and verification shall be borne by the Borrowers.

(ii)

The Borrowers and the Technical Agent shall agree on a proposed Exceptional Banking Case to be delivered to the Lenders as soon as reasonably practicable, and in any event, no later than twenty (20) days prior to such Exceptional Banking Case Date; provided always that if a proposed Exceptional Banking Case is not agreed upon by such time, the Banking Case in effect on the most recent Banking Case Date shall be deemed to be the proposed Exceptional Banking Case.
(iii)

The Technical Agent shall deliver the proposed Exceptional Banking Case to the Borrowers and the Lenders no later than twenty (20) days prior to such Exceptional Banking Case Date. Each delivery of a proposed Exceptional Banking Case by the Technical Agent shall constitute a representation and warranty by the Borrowers to the Technical Agent and the Lenders that (A) the Borrowers own the economic rights with respect to the Borrowing Base Assets specified therein pursuant to the terms of the relevant Hydrocarbon Licenses, (B) each Hydrocarbon Interest described as “proved developed” therein was developed for oil and/or gas, (C) the wells pertaining to such Hydrocarbon Interests described therein as “producing wells” were each producing oil and gas in paying quantities, except for wells that were utilized as water or gas injection wells or as water disposal wells, (D) all projections and other forward-looking information have been prepared in good faith based upon assumptions that are reasonable at the time made and (E) all other information in such Exceptional Banking Case is correct and not misleading in all material respects.

(iv)

At least one (1) Business Day prior to such Exceptional Banking Case Date, the Supermajority Lenders shall advise the Technical Agent of the approved, re-determined Exceptional Banking Case, and the Technical Agent shall promptly notify the Administrative Agent, the Borrowers and the Lenders thereof, and such approved, re-determined Exceptional Banking Case and the Borrowing Base Amount set forth therein shall take effect on such Exceptional Banking Case Date; provided always that:

(A)

a Lender shall be deemed to have given its approval to a proposed Exceptional Banking Case, and shall be counted as part of the Supermajority Lenders for this purpose, if it does not object to such proposed Exceptional Banking Case in writing to the Technical Agent at least five (5) Business Days prior to the relevant Exceptional Banking Case Date; and

(B)

if a proposed Exceptional Banking Case is not approved by the Supermajority Lenders at least one (1) Business Day prior to an Exceptional Banking Case Date, then the most recent approved, re-determined Banking Case and the Borrowing Base Amount set forth therein shall apply.

3.4 Standards for Re-determination. Each re-determination of the Banking Case and the Borrowing Base Amount by the Supermajority Lenders pursuant to this ARTICLE 3 shall be made in accordance with their customary internal standards and practices for valuing and re-determining the value of Borrowing Base Assets in connection with reserve based oil and gas loan transactions, and in conjunction with the most recent Independent Reserves Report and other information received by the Technical Agent or any Lender relating to the Borrowing Base Assets, but it is acknowledged and agreed that the Supermajority Lenders shall make the final decisions on the approved, re-determined Banking Case and the Borrowing Base Amount. In re-determining the Banking Case and the Borrowing Base Amount, the Supermajority Lenders may also consider the business, financial condition, and Indebtedness of the Borrowers and any of their Subsidiaries, any Hydrocarbon Hedge Agreements and such other factors as they customarily deem appropriate. The Borrowers acknowledge that the determination of the Borrowing Base Amount contains an equity cushion (market value in excess of loan value), which is essential for the adequate protection of the Lenders. No Hydrocarbon Interests in Turkey shall be included or considered for inclusion in the Borrowing Base Assets unless the Collateral Agent shall have received, at the Borrowers’ expense, Security Documents, filings, legal opinions and such other appropriate documentary evidence satisfactory in form and substance to the Collateral Agent confirming the existence of a Security Interest in the Hydrocarbon Interests and the Hydrocarbon Licenses pertaining thereto (to the fullest extent permissible under the laws of Turkey).

3.5 Borrowing Base Deficiency. If a Borrowing Base Deficiency occurs, the Technical Agent shall deliver to the Administrative Agent, the Borrowers and the Lenders as soon as reasonably practicable thereafter a notice to such effect (the “Borrowing Base Deficiency Notice”). The Borrowers shall present to the Technical Agent its remedial plan (the “Borrowing Base Deficiency Cure Notice”) to cure the Borrowing Base Deficiency within two (2) Business Days after receipt of such Borrowing Base Deficiency Notice, indicating which one or combination of the following actions it intends to take:

(a)	a prepayment of all or any part of the Loans pursuant to Section 2.5(b);
(b)	Cash Collateralizing the LC Outstandings (if any) then in existence; or
(c)

granting a Security Interest in additional Collateral, such Security Interest and such additional Collateral to be acceptable to the Collateral Agent and each Lender in its sole discretion; provided that Borrowers may not be required to grant a Security Interest in such additional Collateral on terms that are materially different from the terms on which the Security Interests in the existing Collateral have been granted.

3.6 Operational Lock-Up. Following the occurrence of a Borrowing Base Deficiency, all amounts deposited in the Collection Accounts shall be retained therein, no withdrawals may be made therefrom except in accordance with Section 7.13 and, at the election of the Majority Lenders, all amounts in the Collection Accounts may be applied on behalf of the Borrowers to make a mandatory prepayment of the Loans pursuant to Section 2.5(b).

ARTICLE 4

TAXES AND YIELD PROTECTION

4.1 Taxes.

(a)

No Deduction for Certain Taxes. Any and all payments by each Obligor shall be made free and clear of and without deduction for any and all present and future taxes, levies, imposts, deductions, charges or withholdings (including any FATCA Deduction) and all liabilities with respect thereto, excluding, in the case of each Secured Party, taxes imposed on its income by the jurisdiction under the laws of which such Secured Party is organized or any political subdivision of the jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”) and, in the case of each Secured Party, Taxes by the jurisdiction of such Secured Party’s Funding Office or any political subdivision of such jurisdiction. If any Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable to any Secured Party, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 4.1), such Secured Party receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Obligor shall make such deductions; and (iii) such Obligor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

(b)

Other Taxes. In addition, each Obligor shall pay (i) any present and future stamp or documentary taxes or any other excise or property taxes, intangible or mortgage recording taxes, charges or similar levies and (ii) any value added taxes imposed by the jurisdiction in which the Obligor is resident, in each of (i) and (ii) arising from any payment made or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Loan Documents (hereinafter referred to as “Other Taxes”).

(c)

Indemnification for Taxes. Each Obligor indemnifies each Secured Party for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.1) paid by such Secured Party and any liability (including interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Each payment required to be made by an Obligor in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within thirty (30) days from the date such Obligor receives written demand therefor from the Administrative Agent on behalf of itself as Administrative Agent or any such Secured Party. If any Secured Party receives a refund in respect of any Taxes paid by an Obligor under this clause (c), such Secured Party shall promptly pay to such Obligor such Obligor’s share of such refund as reasonably determined by such Secured Party.

4.2 Increased Costs.

(a)

Change in Law. If there shall be any increase in the cost to any Secured Party of agreeing to make or making, funding, or maintaining any Credit Extension (whether as a result of any consequent change in its basis of taxation, any consequent introduction of additional regulatory fees or deposits or otherwise) due to:

(i)	the introduction of or any change in or in the interpretation of any Applicable Law that becomes effective after the Closing Date;
(ii)	compliance with any guideline or request from any Governmental Authority (whether or not having the force of law) that becomes effective after the Closing Date; or
(iii)

compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any directive, guideline or policy issued in connection therewith (whether or not having the force of law) and regardless of whether such Act, directive, guideline or policy becomes effective before or after the Closing Date, then each Borrower shall from time to time, upon demand by such Secured Party (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Secured Party such additional amounts as shall be sufficient to compensate such Secured Party for such increased cost. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to such Borrower and the Administrative Agent by such Secured Party shall be conclusive and binding for all purposes, absent manifest error.

(b)

Capital Adequacy. If any Lender determines in good faith that compliance with any Applicable Law or any guideline or request from any Governmental Authority (whether or not having the force of law) that becomes effective after the Closing Date affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s Commitment or the LC Issuer’s commitment to issue Letters of Credit, then, upon ten (10) days’ prior written notice by such Lender or the LC Issuer (with a copy of any such demand to the Administrative Agent), each Borrower shall immediately pay to the Administrative Agent for the account of such Lender or the LC Issuer from time to time as specified by it, such additional amounts as shall be sufficient to compensate such Lender or the LC Issuer, in light of such circumstances, (i) with respect to such Lender, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s Commitment and (ii) with respect to the LC Issuer, to the extent that the LC Issuer reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and detailing the calculation of such amounts submitted to such Borrower by such Lender or the LC Issuer shall be conclusive and binding for all purposes, absent manifest error.

(c)

Letters of Credit. If any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof that becomes effective after the Closing Date shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the LC Issuer or (ii) impose on the LC Issuer any other condition regarding any Letter of Credit or any LC Outstandings (if any), and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the LC Issuer of issuing or maintaining any Letter of Credit (which increase in cost shall be determined by the LC Issuer’s reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by the LC Issuer, each Borrower shall pay to the LC Issuer, from time to time as specified by the LC Issuer, such additional amounts as shall be sufficient to compensate the LC Issuer for such increased cost. A certificate as to such increased cost incurred by the LC Issuer, as a result of any event mentioned in the preceding clause (i) or (ii), and detailing the calculation of such increased costs submitted by the LC Issuer to such Borrower, shall be conclusive and binding for all purposes, absent manifest error.

(d)

Clawback Limitation. Failure or delay on the part of any Lender or the LC Issuer to demand compensation pursuant to this Section 4.2 shall not constitute a waiver of such Lender’s or the LC Issuer’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or the LC Issuer pursuant to this Section 4.2 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender or the LC Issuer, as the case may be, notifies such Borrower of the event giving rise to such increased costs or reductions and of such Lender’s or the LC Issuer’s intention to claim compensation therefor (except that, if the event giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).

4.3 Mitigation Obligations. If any Lender or the LC Issuer requests compensation under Section 4.1 or Section 4.2, then such Lender or the LC Issuer shall use reasonable efforts to designate a different Funding Office for funding or booking its Loans or Letters of Credit, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the LC Issuer, such designation or assignment (i) would eliminate or reduce amounts payable by each Borrower pursuant to Section 4.1 or Section 4.2 in the future and (ii) would not subject such Lender or the LC Issuer to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the LC Issuer, as the case may be. Each Borrower hereby agrees to pay all costs and expenses incurred by any Lender or the LC Issuer in connection with any such designation or assignment; provided that such costs and expenses incurred by any Lender or the LC Issuer in connection with any such designation or assignment are not greater than amounts payable under Section 4.1 or Section 4.2.

4.4 Breakage Costs. Each Borrower agrees to indemnify each Lender on demand for, and to hold each Lender harmless from, any Tax, loss or expense that such Lender may sustain or incur as a consequence of (a) each Borrower’s failure to borrow or continue any Loan after requesting the same, (b) each Borrower’s failure to make any prepayment of Loans after such Borrower has given a notice thereof, (c) the making of a prepayment of Loans on a day that is not the last day of an Interest Period with respect thereto or (d) receipt by an LC Participant pursuant to Section 2.4(e) of its Pro Rata Share of the amount necessary to reimburse the LC Issuer in full for any payment made by it under a Letter of Credit. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed or continued, for the period from the date of such prepayment or of such failure to borrow or continue to the last day of such Interest Period (or, in the case of a failure to borrow or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. A certificate as to any amounts payable pursuant to this Section 4.4 submitted by such Lender to each Borrower through the Administrative Agent shall be conclusive absent manifest error.

4.5 FATCA Information.

(a)	Subject to Section 4.5(c) below, promptly following its receipt of a request from the Administrative Agent to such effect, each Obligor or Lender shall:
(i)	confirm to the Administrative Agent whether or not it is a FATCA Exempt Party; and
(ii)

supply to the Administrative Agent such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the U.S. Treasury Regulations or other official guidance including intergovernmental agreements) as that Secured Party reasonably requests for the purposes of that Secured Party’s compliance with FATCA.

(b)

If any Obligor or Lender confirms pursuant to Section 4.5(a) that it is a FATCA Exempt Party but subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, it shall notify the Administrative Agent promptly after becoming aware thereof.

(c)	If any Obligor or Lender fails to confirm its status or to supply forms, documentation or other information requested in accordance with Section 4.5(a) above, then:
(i)

if such Obligor or Lender failed to confirm whether it is (and/or remains) a FATCA Exempt Party, then such Obligor shall be treated for the purposes of the Loan Documents as if it is not a FATCA Exempt Party; and

(ii)

if such Obligor or Lender failed to confirm its applicable “passthru payment percentage”, then such Obligor or Lender shall be treated for the purposes of the Loan Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the relevant Obligor provides the requested confirmation, forms, documentation or other information.

4.6 Survival. All of the Borrowers’ obligations under this ARTICLE 4 shall survive the termination of the Commitments and the payment in full of the Obligations.

ARTICLE 5

CONDITIONS PRECEDENT

5.1 Conditions to Closing. The agreement of the LC Issuer and each Lender to make its initial Credit Extension to any Borrower hereunder is subject to the satisfaction of the following conditions precedent:

(a)	Credit Agreement. This Agreement shall have been duly executed and delivered by the parties thereto.
(b)	Notes. The Notes shall have been duly executed and delivered by the Borrowers.
(c)

Security Documents. Other than the Turkish Security Documents to be executed and delivered in accordance with Section 7.17, the Security Documents shall have been duly executed and delivered by the parties thereto, together with (to the extent applicable) share certificates, direction letters, acknowledgement notices and any other documents in connection with the attachment, perfection or priority of the Security Interests created thereby as the Collateral Agent may reasonably require and any consents required in connection therewith shall have been obtained.

(d)

Loan Documents. Each other Loan Document to be delivered on the Closing Date shall be in agreed form on the date of this Agreement and shall have been duly executed and delivered by the parties thereto on the Closing Date in form and substance satisfactory to the Majority Lenders.

(e)

Hydrocarbon Licenses; Eligible Contracts. The Collateral Agent shall have received (i) a copy of the Turkish Official Gazette announcing the issuance and/or term extension of each Hydrocarbon License held by the Borrowers as referred to in Schedule V and (ii) a duly executed copy of each Eligible Contract (and, if such Eligible Contract is not in the English language, a certified English language translation thereof if requested by the Collateral Agent) in respect of which the rights to the receivables payable thereunder shall have been duly pledged for the benefit of the Collateral Agent in accordance with the relevant Security Document.

(f)

Governmental Authorizations. The Administrative Agent and the Collateral Agent shall have received evidence to their reasonable satisfaction that all governmental authorizations (including, if necessary, written approval from the GDPA and EMRA) and third party consents necessary in connection with the transactions contemplated by the Loan Documents have been obtained and are in full force and effect, other than any governmental authorizations and third party consents to be obtained pursuant to Section 7.17.

(g)	Banking Case. The Supermajority Lenders shall have received and approved a Banking Case with respect to the Closing Date.
(h)

Independent Reserves Report. The Technical Agent and the Lenders shall have received an Internal Reserves Report, effective as of a date no earlier than June 30, 2013, and an Independent Reserves Report, effective as of a date no earlier than December 31, 2013, from the Independent Reserves Engineer, each in form and substance satisfactory to them, in respect of the Borrowing Base Assets, together with such other information as may be reasonably requested by them with respect to the Borrowing Base Assets.

(i)	Corporate Cashflow Projection. The Borrowers shall have delivered to the Administrative Agent (with sufficient copies for each Lender) a Corporate Cashflow Projection effective as of the Closing Date.
(j)

Insurance. The Collateral Agent shall have received copies of all insurance policies (other than insurance policies which are to be renewed within thirty (30) days prior to the Closing Date) of the Borrowers and their Subsidiaries evidencing compliance with the requirements of Section 7.8, together with a certificate from the relevant insurer, insurance broker or agent confirming that all such policies are in full force and effect and that all premiums due and payable thereunder have been paid.

(k)

Local Collection Accounts. The Administrative Agent shall have received evidence to its reasonable satisfaction that each Borrower has established and maintains a Local Collection Account in accordance with Section 7.13.

(l)

Process Agent. The Administrative Agent shall have received evidence to its reasonable satisfaction that CT Corporation System shall have agreed to act as agent for service of process on behalf of each Obligor in the State of New York.

(m)

Event of Default. The Administrative Agent shall have received from a Responsible Officer of the Borrowers a certificate stating that no Default or Event of Default has occurred and is continuing as of the Closing Date or could reasonably be expected to occur as a result of the transactions contemplated on the Closing Date.

(n)

Officer’s Certificates; Resolutions, etc. The Administrative Agent shall have received from each Obligor, as applicable, (1) a copy of a good standing certificate (or, if such concept does not exist under the laws of such Obligor’s jurisdiction of organization, an equivalent thereof reasonably acceptable to the Administrative Agent to the extent available or practicable) in respect of such Obligor, dated a date reasonably close to the Closing Date and (2) a certificate, dated the Closing Date, duly executed and delivered by an Authorized Officer for such Obligor as to:

(i)

resolutions of each such Obligor’s board of directors or managing director(s) (or other managing body) then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by such Obligor and the transactions contemplated hereby and thereby and any other resolutions of each such Obligor’s board of directors or managing director(s) (or other managing body) or Affiliates then in full force and effect authorizing any other action necessary or desirable in the sole discretion of the Administrative Agent to effectuate such transactions;

(ii)	the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document to be executed by such Obligor; and
(iii)	the full force and validity of each Organizational Document of such Obligor and attaching copies thereof.
(o)

Due Diligence. The Administrative Agent shall have (i) received a substantially final updated due diligence report from Hergüner, Bilgen and Özeke, Turkish counsel to the Administrative Agent with respect to the Borrowing Base Assets on the Closing Date and (ii) completed and be satisfied in all respects with the scope and results of its ongoing due diligence investigation of the business, assets (including the Hydrocarbon Interests), management, operations and prospects of the Obligors and contingent liabilities and obligations of the Obligors.

(p)

Fees, Expenses, etc. The Administrative Agent shall have received for its own account and for the account of each Lender, as applicable, (i) all fees, costs and expenses due and payable pursuant to the Fee Letters and Section 2.9 and (ii) all costs and expenses due and payable pursuant to Section 12.5 for which invoices have been presented.

(q)

Legal Opinions. The Administrative Agent shall have received a favorable legal opinion, each to be dated on or about the Closing Date and in form and substance satisfactory to the Administrative Agent, from (i) Jones Day, Australian counsel to the Administrative Agent, (ii) Graham Thompson, Bahamas counsel to the Administrative Agent, (iii) Conyers Dill and Pearman, Bermuda counsel to the Administrative Agent, (iv) Hergüner, Bilgen and Özeke, Turkish counsel to the Administrative Agent, and (v) Jones Day, New York counsel to the Administrative Agent.

(r)

Financial Statements. The Administrative Agent shall have received a copy of the unaudited consolidated balance sheet and statement of income and of cash flows of the Parent and its Subsidiaries for the Fiscal Year ending December 31, 2013 and shall be satisfied with the contents thereof.

(s)

Know your Customer Documentation. The Administrative Agent shall have received, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, the United Kingdom Proceeds of Crime Act 2002 and the United Kingdom Money Laundering Regulations 2003.

(t)

Existing Credit Agreement. The Administrative Agent (i) shall have received (A) a prepayment notice signed by each of the Borrowers confirming its intention to repay the outstanding principal amount of the loans under the Existing Credit Agreement together with accrued interest thereon and related fees and expenses on the Closing Date and (B) a payoff letter signed by the administrative agent under the Existing Credit Agreement, and (ii) shall be satisfied that all Liens granted to secure all obligations due in connection with the Existing Credit Agreement shall be released on the Closing Date upon the payment of the outstanding principal amount of the loans under the Existing Credit Agreement together with accrued interest thereon and related fees and expenses.

(u)	Use of Proceeds. The Administrative Agent shall have received confirmation from the Borrowers that the proceeds of the initial Credit Extension:
(i)

are, at the date of the initial Notice of Borrowing, needed by the Borrowers for the purpose of the repayment of amounts outstanding under the Existing Facility Credit Project and/or their general corporate purposes or will be needed for that purpose within three (3) months of that date; and

(ii)	will not be used to reimburse or pay for expenditures in the territories of any country that is not a member of the World Bank or for goods produced in or services supplied from any such country.
(v)	Authorization of Auditors. The Borrowers shall have delivered to the Administrative Agent (with sufficient copies for each Lender) the Auditor Authorization Letter referred to in Section 7.18.
(w)

Environmental Matters. The Borrowers shall have (i) delivered to the Administrative Agent (with sufficient copies for each Lender) an S&EA and Action Plan, each in form and substance acceptable to IFC, (ii) initiated the measures set forth in the S&EA and Action Plan, and (iii) agreed with IFC on the form of Annual Monitoring Report.

(x)

Funds Flow Statement. The Administrative Agent shall have received from the Borrowers a duly completed funds flow statement in respect of the initial Credit Extension, such statement to specify the name of each payee, the amount to be received by such payee, and the bank account details of such payee together with related wiring instructions.

(y)

Miscellaneous. Each of the Administrative Agent and the Collateral Agent shall have received such other documents and information reasonably requested by it in connection with the transactions contemplated by the Loan Documents.

(z)

Confirmation to Lenders. The Lenders shall have received confirmation from the Administrative Agent that the conditions precedent set forth above have been satisfied or will be satisfied on a substantially contemporaneous basis with the advance of the initial Credit Extension hereunder.

5.2 All Loans. The obligation of each Lender to make or continue any Loan, and the obligation of the LC Issuer to make any LC Issuance, shall be subject to the satisfaction of each of the following additional conditions precedent:

(a)

Compliance with Warranties, No Default, etc. Both before and after giving effect to any Loan or any LC Issuance (as the case may be) to be made or continued, the following statements shall be correct and not misleading:

(i)

as to the initial Credit Extension hereunder, the representations and warranties in each Loan Document shall, in each case, be correct and not misleading with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be correct and not misleading as of such earlier date);

(ii)

as to any subsequent Credit Extension hereunder, the representations and warranties in each Loan Document shall, in each case, be correct and not misleading in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be correct and not misleading in all material respects as of such earlier date); and

(iii)	no Default or Event of Default shall have then occurred and be continuing.
(b)

Satisfactory Legal Form; Delivery. All documents required to be delivered pursuant to Section 2.3(a)(i) and Section 2.4(b), respectively, shall have been duly executed and delivered to the Administrative Agent in accordance with the provisions thereof by or on behalf of the Borrowers (including any Notice of Borrowing and LC Application) and shall be reasonably satisfactory in form and substance to the Administrative Agent; and the Administrative Agent shall have received all information, approvals, opinions, documents or instruments as it may have reasonably requested.

(c)	Use of Proceeds. Confirmation from the Borrowers that the proceeds of each Credit Extension (other than the initial Credit Extension):
(i)	(i) are, at the date of the relevant Notice of Borrowing, needed by the Borrowers for their general corporate purposes or will be needed for that purpose within three (3) months of that date; and
(ii)	(ii) will not be used to reimburse or pay for expenditures in the territories of any country that is not a member of the World Bank or for goods produced in or services supplied from any such country.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the LC Issuer and each Agent to enter into this Agreement, each Obligor hereby makes the following representations and warranties in this ARTICLE 6:

6.1 Existence; Subsidiaries. Each Obligor is duly organized, validly existing and in good standing (if such concept exists under the laws of such Obligor’s jurisdiction of organization) under the laws of its jurisdiction of formation, and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification. As at the Closing Date, each Borrower has no Subsidiaries. Schedule IV sets forth the name and jurisdiction of organization of each Obligor and, as to each Obligor that is a Subsidiary of a Borrower, the percentage of each class of Equity Interests owned directly or indirectly by each Borrower.

6.2 Capacity; Authorization; Non-Contravention. The execution, delivery, and performance by each Obligor of each Loan Document to which it is a party and the consummation of the transactions contemplated thereby (a) are within such Obligor’s corporate powers, (b) have been duly authorized by all necessary corporate action, (c) do not contravene such Obligor’s Organizational Documents or any Applicable Law or Contractual Obligation (including any Hydrocarbon License, Eligible Contract or Material Contract) applicable to such Obligor and (d) will not result in the creation or imposition of any Lien prohibited by this Agreement.

6.3 Governmental Authorizations; Other Consents. Other than any filing required to be made in connection with the perfection of the Liens under the Security Documents, no consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority (including the GDPA and EMRA) or any other Person is required for the due execution and delivery by each Obligor of each Loan Document to which it is a party, the performance of its obligations thereunder or the consummation of the transactions contemplated thereby.

6.4 Binding Effect. Each Loan Document to which an Obligor is a party has been duly executed and delivered by such Obligor, and constitutes a legal, valid, and binding obligation of such Obligor, enforceable against it in accordance with its terms, (x) except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity and, (y) in respect of the Turkish Security Documents referred to in Section 7.17(a) only, except as the execution, delivery and/or enforceability of such Turkish Security Documents may be limited pending the completion of notarization or other execution formalities, the receipt of the applicable EMRA consents and/or the receipt of acknowledgements from the relevant banks and financial institutions (as the case may be).

6.5 Financial Statements; No Material Adverse Effect. The Borrowers have delivered to the Administrative Agent a copy of the audited Consolidated balance sheet and statement of income and of cash flows of the Parent and its Subsidiaries for the Fiscal Year ending December 31, 2013, and such financial statements are accurate and complete in all material respects and present fairly the financial condition of the Parent and its Subsidiaries in accordance with GAAP. As of the Closing Date, there has been no material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Parent and its Subsidiaries, taken as a whole, since December 31, 2013. As of the date of the financial statements most recently delivered pursuant to Section 7.1, there were no material contingent obligations, liabilities for taxes, unusual forward or long term commitments, or unrealized or anticipated losses of the Borrowers (except as disclosed therein) for which adequate reserves have not been set aside in accordance with GAAP. Since the date of the financial statements most recently delivered pursuant to Section 7.1, no event or circumstance has occurred that could reasonably be expected to have a Material Adverse Effect.

6.6 Disclosure. All written information (excluding projections, estimates and pro forma financial information) furnished by or on behalf of any Obligor to any Secured Party in connection with this Agreement or any other Loan Document is accurate and complete in all material respects on the date as of which such information was furnished, and does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained therein not misleading at such time. All projections, estimates and pro forma financial information furnished by or on behalf of any Obligor to any Secured Party were prepared on the basis of assumptions, data, information, tests, or conditions believed in good faith to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

6.7 Litigation. Except as specified in Item 6.7 of the Disclosure Schedule, to the best of each Obligor’s knowledge after due inquiry, there is no pending or threatened action or proceeding involving any Obligor before any court, Governmental Authority or arbitrator which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity, binding effect or enforceability of any Loan Document. To the best of each Obligor’s knowledge after due inquiry, there is no pending or threatened action or proceeding instituted against any Obligor which seeks to adjudicate such Obligor as bankrupt or insolvent, or which seeks its liquidation, administration, winding up, reorganization, or which seeks a composition of its debts under any Applicable Law relating to bankruptcy, administration, insolvency, reorganization or relief of debtors, or which seeks the entry of an order for the appointment of an administrator, administrative receiver, receiver, receiver and manager, liquidator, provisional liquidator, trustee, custodian, conservator or other similar official for such Obligor or for any substantial part of its property.

6.8 No Default. No Obligor is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

6.9 Ownership of Properties. Each Obligor has good and indefeasible title to, or valid license, leasehold or other rights in, all of its properties necessary for the conduct of its business as is customary in the oil and gas industry, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each property of the Obligor necessary for the ordinary conduct of its business is in good repair, working order and condition (ordinary wear and tear excepted) and such property has not been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, hurricane, accident, strike or other labor disturbance, embargo, requisition, expropriation, cancellation of contracts, permits, or concessions (including any Hydrocarbon License) by a Governmental Authority, riot, activities of armed forces, acts of god or any public enemy.

6.10 Indebtedness; Liens. Other than as permitted pursuant to Section 8.1, the Borrowers and their Subsidiaries have no Indebtedness. Other than as permitted pursuant to Section 8.2, none of the properties of the Borrowers and their Subsidiaries is subject to any Lien. All filings, recordings, registrations, third party consents and other actions to be taken by the Obligors that are necessary to create and perfect the Liens provided for in the Security Documents have been or will be made, obtained and taken in all relevant jurisdictions in a timely manner, and the provisions of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a Security Interest (subject to the Liens permitted by Section 8.2) on all right, title and interest of each Obligor in the Collateral described therein.

6.11 Compliance with Law. Each Obligor is in compliance with all Applicable Law, except to the extent non-compliance could not reasonably be expected to have a Material Adverse Effect.

6.12 Environmental Compliance. Without prejudice to Section 6.11, each Obligor has obtained all permits under Environmental Law necessary for the exercise of its rights with respect to, and operation of, its properties and the conduct of its business, and has at all times been and is in compliance with all applicable

Environmental Law, except to the extent noncompliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best of each Obligor’s knowledge after due inquiry, none of the present or previously owned or operated properties of such Obligor has been investigated or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Law or has been the site of any Release of Hazardous Materials from present or past activities.

6.13 Action Plan; S&E Management System. Each Borrower has (through its employees, agents, contractors and subcontractors) taken steps to ensure that the design, construction, operation, maintenance, management and monitoring of its sites, plants, equipment, operations and facilities are undertaken in compliance with the Action Plan and the applicable requirements of the Performance Standards, and has used commercially reasonable efforts to ensure the continuing implementation and operation of the S&E Management System to assess and manage the social and environmental performance of its business operations in a manner consistent with the Performance Standards.

6.14 Insurance. The properties and businesses of the Borrowers and their Subsidiaries are insured with financially sound and reputable insurance companies (not being Affiliates thereof), in such amounts, with such deductibles and covering such risks as are customarily maintained by Persons engaged in the oil and gas exploration and production industry and owning or operating in similar localities where the Borrowers and their Subsidiaries are based.

6.15 Use of Proceeds. Each Credit Extension will be used by the Borrowers for the purposes described in Section 7.11. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no Credit Extension will be used to purchase or carry any margin stock in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

6.16 Investment Company Act. No Obligor is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended from time to time.

6.17 Taxes. All tax returns required to be filed by or on behalf of each Obligor have been duly filed on a timely basis or appropriate extensions have been obtained except where the failure to so file could not reasonably be expected to have a Material Adverse Effect, and are true, correct and complete. All taxes shown to be payable on such tax returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other taxes are payable by each Obligor with respect to items or periods covered by such tax returns, except in each case to the extent of any taxes that are being contested in good faith and for which adequate reserves in accordance with GAAP shall have been set aside.

6.18 Pension Plans. Each Obligor is in compliance in all material respects with all Applicable Law relating to any pension plans or employee benefit plans. Without prejudice to the foregoing, no “reportable event,” as defined in Section 4043 of the Employee Retirement Income Security Act of 1974 (“ERISA”), has occurred or is reasonably expected to occur and no Obligor maintains any employee pension benefit plan which is subject to the provisions of Title IV of ERISA.

6.19 Solvency. Both before and after giving effect to any Credit Extension, each Obligor is and will be, together with its Subsidiaries on a Consolidated basis, Solvent.

6.20 Hedge Agreements. Item 6.20 of the Disclosure Schedule contains a true, correct and complete list of all Hydrocarbon Hedge Agreements, Interest Hedge Agreements and any other Hedge Agreement to which each Borrower and any of its Subsidiaries is a party as of the date hereof.

6.21 Hydrocarbon Licenses; Eligible Contracts. Item 6.21 of the Disclosure Schedule contains a true, correct and complete list of all Hydrocarbon Licenses to which each Borrower and its Subsidiaries has rights and all Eligible Contracts in effect, and a copy of each such duly executed Eligible Contract and Hydrocarbon License, certified by a Responsible Officer of the relevant Borrower as being true, complete and in full force and effect, has been delivered to the Collateral Agent, together with, (if requested by the Collateral Agent) a certified English language translation thereof to the extent such Eligible Contract or Hydrocarbon License is not in the English language).

6.22 Deposit Accounts. Item 6.22 of the Disclosure Schedule contains a true, correct and complete list of all deposit accounts, securities accounts and commodities accounts in which each Borrower and any of its Subsidiaries has an interest as at the date hereof. The Local Collection Accounts, any deposit account opened from time to time with the Local Collection Account Bank pursuant to this Agreement and the other deposit accounts set forth in Item 6.22 of the Disclosure Schedule and identified as accounts maintained in Turkey are the only deposit accounts of any Borrower maintained in Turkey.

6.23 Status of Obligations. The Obligations constitute direct, secured, unsubordinated and unconditional obligations of the Borrowers and the Guarantors, ranking at least pari passu with the claims of all of the Borrowers’ and the Guarantor’s other creditors, except those creditors whose claims are mandatorily preferred under Applicable Law.

6.24 Immunity from Suit. Neither the Obligors nor any of their respective assets is entitled to immunity from suit, execution, attachment or other legal process in any jurisdiction. The entry by each Obligor into this Agreement and the other Loan Documents to which it is party constitutes, and the exercise of its respective rights and performance of and compliance with its respective obligations under this Agreement and the other Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

6.25 Labor Matters. There is no ongoing or, to the best knowledge of each Borrower after due inquiry, threatened, strike, slowdown or work stoppage by the employees of any Borrower or any contractor employed by it.

6.26 Sanctionable Practices. None of the Borrowers nor any of their respective Affiliates, nor any Person acting on their behalf, has committed or engaged in (whether directly or indirectly) any Sanctionable Practice.

6.27 UN Security Council Resolutions. No Borrower has entered into any transaction nor engaged in any activity prohibited by any resolution of the United Nations Security Council under Chapter VII of the United Nations Charter.

ARTICLE 7

AFFIRMATIVE COVENANTS

Each Obligor covenants with the Secured Parties that, until all Commitments have been terminated and all Obligations (other than contingent Obligations not then due and payable) have been paid in full, it shall, and shall cause each of its Subsidiaries to, perform the obligations in this ARTICLE 7.

7.1 Financial Statements; Reporting.

(a)	Annual Financial Statements. The Borrowers shall deliver to the Administrative Agent (with sufficient copies for each Lender) a copy of:
(i)

the audited consolidated balance sheet of the Parent and the related audited consolidated statements of income and of cash flows for each Fiscal Year as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2014); and

(ii)

the unaudited Combined balance sheet of the Borrowers (which shall include their Subsidiaries) as at the end of each Fiscal Year and the related unaudited Combined statements of income and of cash flows for such Fiscal Year as soon as available, but in any event within one hundred and twenty (120) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2014), in the case of each of (i) and (ii) setting forth in comparative form the figures for the previous Fiscal Year, reported on without a going concern or like qualification or exception, or qualification arising out of the scope of the audit, by the Auditors.

(b)	Quarterly Financial Statements. The Borrowers shall deliver to the Administrative Agent (with sufficient copies for each Lender) a copy of:
(i)

the unaudited consolidated balance sheet of the Parent and the related unaudited consolidated statements of income and of cash flows for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter as soon as available, but in any event within seventy five (75) days after the end of the Fiscal Quarter ending March 31, 2014 and within forty five (45) days after the end of each of the other first three (3) Fiscal Quarters of each Fiscal Year; and

(ii)

the unaudited Combined balance sheet of the Borrowers (which shall include their Subsidiaries) as at the end of such Fiscal Quarter and the related unaudited Combined statements of income and of cash flows for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter as soon as available, but in any event within seventy five (75) days after the end of the Fiscal Quarter ending March 31, 2014 and within sixty (60) days after the end of each of the other first three (3) Fiscal Quarters of each Fiscal Year, in the case of each of (i) and (ii) setting forth in comparative form the figures for such Fiscal Quarter in the previous Fiscal Year, certified by a Responsible Officer of the Borrowers as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).

(c)

GAAP Reporting. All financial statements required to be delivered pursuant to Section 7.1(a) and Section 7.1(b) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein.

(d)

Compliance Certificate. Concurrently with the delivery of the financial statements pursuant to Section 7.1(a)(ii) and Section 7.1(b)(ii), the Borrowers shall deliver to the Administrative Agent (with sufficient copies for each Lender) a Compliance Certificate containing the information and calculations necessary for determining compliance by the Borrowers and their Subsidiaries with the provisions of Section 8.16 and certifying as to the truth and correctness in all material respects of the representations and warranties in each Loan Document (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be correct and not misleading in all material respects as of such earlier date) and that no Default or Event of Default shall have then occurred and be continuing.

(e)

Environmental Compliance. Concurrently with the delivery of the financial statements pursuant to Section 7.1(a) and Section 7.1(b), the Borrowers shall deliver to the Administrative Agent (with sufficient copies for each Lender) a certificate of a Responsible Officer of each Borrower as to the existence of any event, development or circumstance during the immediately preceding Fiscal Quarter which has resulted, or could reasonably be expected to result, in any Borrower or any of its Subsidiaries being exposed to Environmental Liability in an amount greater than $1,000,000, as well as any actions taken or proposed with respect thereto.

(f)

Reporting. Unless the same shall be publicly available, promptly after the same becomes available, the Borrowers shall deliver to the Administrative Agent (with sufficient copies for each Lender) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the Canadian Securities Administrators or the United States Securities and Exchange Commission under Applicable Law.

(g)

Annual Monitoring Report. The Borrowers shall deliver to the Administrative Agent (with sufficient copies for each Lender) an Annual Monitoring Report within ninety (90) days of each anniversary of the Closing Date. The Borrowers shall periodically review the form of the Annual Monitoring Report and advise IFC as to whether revisions are necessary or appropriate in light of changes to their business or operations or in light of environmental or social risks identified by their S&E Management System, and shall make revisions to the form of the Annual Monitoring Report as may be agreed upon with IFC.

(h)	Local Collection Accounts. Not later than ten (10) days after the end of each calendar month, the Borrowers shall deliver to the Administrative Agent:
(i)

a statement from the Local Collection Account Bank displaying, as of the last day of such calendar month, the overall balance in each Local Collection Account and all credits and debits in respect of such Local Collection Account in such calendar month;

(ii)	a statement, prepared by the Borrowers, detailing the aggregate amount withdrawn by the Borrowers in such calendar month; and
(iii)	a statement as to the purposes for which such withdrawals were applied by the Borrowers, in each case certified by a Responsible Officer of the Borrowers as being true, correct and complete.
(i)

Other Information. Promptly upon request therefor, any other information regarding the business, assets (including Hydrocarbon Interests in Turkey), condition (financial or otherwise), results of operations or prospects of the Borrowers and their Subsidiaries or any other Obligor, to the extent such information is reasonably required by the Administrative Agent or the Majority Lenders in connection with their assessment of the ability of any Obligor to comply with the terms of this Agreement and any other Loan Document. All costs and expenses incurred in connection with the provision of such information shall be borne by the Borrowers.

7.2 Information on Hydrocarbon Interests.

(a)

Reserves Reports. The Borrowers shall deliver to the Technical Agent an Independent Reserves Report and Internal Reserves Report in accordance with Section 3.2(a). Concurrently with the delivery of each Independent Reserves Report and Internal Reserves Report, the Borrowers shall also deliver to the Administrative Agent (with sufficient copies for each Lender) a Corporate Cashflow Projection effective as of the immediately upcoming Banking Case Date.

(b)

Hydrocarbon Production Forecast. As soon as available, but in any event no later than twenty (20) days after the end of each month, commencing with the month ending March 31, 2014, the Borrowers shall deliver to the Technical Agent and each Lender that requests a copy thereof, a Hydrocarbon production forecast in form and substance reasonably satisfactory to the Technical Agent. Such production forecast shall contain the Borrowers’ good faith projections for production volumes, revenues (net of royalties), expenses and Capital Expenditure in respect of the Hydrocarbon Interests for the immediately following twelve (12) month period, and the underlying assumptions and data used in preparing the same.

(c)

Hydrocarbon Production Report. As soon as available but in any event no later than twenty (20) days after the end of each month, commencing with the month ending March 31, 2014, the Borrowers shall deliver to the Technical Agent and each Lender that requests a copy thereof, a Hydrocarbon production report in form and substance reasonably satisfactory to the Technical Agent. Such production report shall contain information regarding the production volumes, revenues (net of royalties), expenses and Capital Expenditure in respect of the Hydrocarbon Interests, in each case, for the month most recently ended.

(d)

Field Development Plan / Annual Budget. Concurrently with the delivery of the financial statements pursuant to Section 7.1(a), the Borrowers shall deliver to the Technical Agent (with sufficient copies for each Lender) a field development plan and annual budget (the “Operating Budget”) in respect of the business and operations of the Borrowers and their Subsidiaries for the twelve (12) month period commencing from the end of the previous Fiscal Year, such Operating Budget to contain the Borrowers’ good faith estimates relating to (i) general corporate overhead and administrative expenses, (ii) Capital Expenditure in respect of Hydrocarbon Interests, (iii) Hydrocarbons to be sold under Eligible Contracts, (iv) EBITDAX and (v) taxes and royalties for such period, in each case broken down on a calendar month basis, as well as the underlying assumptions and data used in preparing the same, such Operating Budget to be otherwise in form and substance reasonably satisfactory to the Technical Agent.

(e)

Site Visits. The Borrowers shall, and shall cause each of their Subsidiaries to, permit representatives of each Agent (at their sole risk) to visit and inspect any location that is the subject of a Hydrocarbon License upon giving no less than twenty (20) Business Days’ prior written notice and to discuss the business, assets (including the Hydrocarbon Interests in Turkey), condition (financial or otherwise), results of operations or prospects of the Borrowers and any of their Subsidiaries, with any applicable officers and employees of the Borrowers who participate in such site visits and, consistent with the provisions of Section 7.10, to follow up with its certificated public accountants. The Borrowers shall, and shall cause each of their Subsidiaries to, bear all costs and expenses incurred by such Agent in connection with any such visit, inspection or examination; provided, that so long as no Event of Default shall have occurred and be continuing, the Borrowers shall not be obliged to bear such costs and expenses for more than one (1) such visit, inspection or examination in any calendar year.

(f)

Decree 20 Tax Exemption. Concurrently with the delivery of the financial statements pursuant to Section 7.1(a), the Borrowers shall deliver to the Technical Agent and the Lenders any documents received from the GDPA or any other Governmental Authority during the Fiscal Quarter most recently ended certifying that the Borrowers are exempt from taxes under the Decree on the Protection of the Value of the Turkish Currency Regarding the Establishment of the Fund Regulating Petroleum Exploration and Activities related to Petroleum (“Türk Parasi Kiymetini Koruma Hakkinda “Petrol Arama ve Petrolle İlgili Faaliyetleri Düzenleme Fonu” Kurulmasi Hakkinda Karar”).

(g)

Renewal of Hydrocarbon Licenses. The Borrowers shall promptly deliver to the Technical Agent and the Lenders a copy of all documents and information submitted to the GDPA or any other Governmental Authority in connection with any renewal application for any Hydrocarbon License, as well as any response received from the GDPA or such Governmental Authority in relation thereto.

(h)

Eligible Contracts. No later than sixty (60) days before the expiry of any Eligible Contract, the Borrowers shall notify the Collateral Agent, the Technical Agent and the Lenders as to whether or not it proposes to renew such Eligible Contract and, if so, the material terms on which it proposes to effect such renewal. No later than fourteen (14) days prior to executing the definitive documentation for any renewed Eligible Contract, the Borrowers shall provide the Technical Agent, the Collateral Agent and the Lenders with a copy thereof (and if such documentation is not in the English language, a certified English language translation thereof), together with any other information relating thereto as the Collateral Agent or the Technical Agent may reasonably request. Each Borrower shall provide the Collateral Agent and the Lenders with a copy of any monthly production report or similar periodic report or document provided by it to any Eligible Offtaker pursuant to the terms of any Eligible Contract.

(i)

Selmo Hydrocarbon License. The Borrowers shall promptly, and no later than three (3) Business Days after the date thereof, notify the Collateral Agent, the Technical Agent and the Lenders of all documents and information sent to or received from the GDPA, EMRA or any other Governmental Authority concerning the extension of the term of the Selmo Hydrocarbon License beyond June 1, 2015.

(j)

Other Reports. Each Borrower shall, and shall cause each of its Subsidiaries to, deliver the reports required pursuant to Article 40 of the Natural Gas Market Licensing Regulation published in the Turkish Official Gazette dated September 7, 2002 (No. 24390) and Article 20 of the Petroleum Law Application Regulation published in the Turkish Official Gazette dated January 22, 2014 (No. 28890).

7.3 Notices. The Borrowers shall, through the Administrative Agent, furnish to the Secured Parties the following notices within the time periods specified below:

(a)

notice of any Default, Event of Default or default under, termination of, entry into or renewal of, any Hydrocarbon License, Eligible Contract or Material Contract, as soon as possible after the occurrence thereof and in any event within five (5) Business Days after any Borrower or any other Obligor knows of such occurrence;

(b)

notice of any proposed amendment, restatement, supplement, waiver or other modification to, the terms contained in any Hydrocarbon License, Eligible Contract or Material Contract, as soon as possible and in any event within five (5) Business Days after any Borrower or any other Obligor knows of such proposal;

(c)

notice of the commencement of, or any material adverse development with respect to, any litigation, investigation or proceeding involving an Obligor, that if adversely determined, could reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within five (5) Business Days after any Borrower or any other Obligor knows of such occurrence;

(d)

notice of the receipt of any summons, order or citation concerning any violation or alleged violation of Environmental Law involving an Obligor that could reasonably be expected to have a Material Adverse Effect, or which seeks to impose any Environmental Liability on an Obligor that could reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within five (5) Business Days after any Borrower or any other Obligor receives any such summons, order or citation;
(e)

notice of any other development or event that has had or could reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within five (5) Business Days after any Borrower or any other Obligor obtains knowledge thereof;

(f)	notice of any incident, event or circumstance that could reasonably be expected to result in:
(i)	the production, recovery or transportation of Hydrocarbons with respect to any Hydrocarbon Interest being suspended or interrupted for a period of five (5) consecutive days or more;
(ii)	material physical damage to any plant or equipment being used in the production, recovery or transportation of Hydrocarbons with respect to any Hydrocarbon Interest;
(iii)	any amendment, restatement, supplement or modification to the most recent Operating Budget; or
(iv)	any enlargement of, or reduction in, the percentage interest of any Borrower or any of its Subsidiaries in any Hydrocarbon Interest,

in each case, as soon as possible and in any event within five (5) Business Days after any Borrower or any other Obligor obtains knowledge thereof;

(g)	with respect to all insurance policies required to be maintained by any Borrower or any of its Subsidiaries pursuant to Section 7.8:
(i)

notice of any claim under one or more insurance policies in an aggregate amount exceeding $2,000,000 (or, if such claim is denominated in a non-Dollar currency, the Dollar Equivalent thereof calculated as of the date of such claim) as soon as possible and in any event within five (5) Business Days after the date of such claim(s);

(ii)

at least ten (10) days prior to the expiry of any insurance policy, a certificate of renewal from the relevant insurer, insurance broker or agent confirming the renewal of that policy and the renewal period, the premium, the amounts insured (with a breakdown for each insured asset or item) and any changes in terms from the policy’s issue date or last renewal, and confirmation from the insurer that provisions naming the Collateral Agent as the sole loss payee (in the case of each property damage insurance policy) and the Lenders as additional insureds (in the case of each liability insurance policy), as applicable, remain in effect; and

(iii)	within thirty (30) days after the renewal of any insurance policy, a copy of that policy naming the Collateral Agent as the sole loss payee and the Lenders as additional insureds;
(h)

notice of the occurrence of any death or serious accident requiring hospitalization for a period of more than ten (10) Business Days on the site or premises where a Borrower or any of its Subsidiaries conducts its business or operations, as soon as possible and in any event within five (5) Business Days after any Borrower or any other Obligor knows of such occurrence; and

(i)

notice of the occurrence of any event that could reasonably be expected to give rise to an obligation to make a mandatory prepayment pursuant to Section 2.5(b), as soon as possible and in any event within five (5) Business Days after any Borrower or any other Obligor knows of such occurrence.

Each notice pursuant to this Section 7.3 shall be accompanied by a statement of a Responsible Officer of the Borrowers setting forth details of the occurrence referred to therein and stating what action each Borrower or the relevant Obligor proposes to take with respect thereto. In addition, each notice delivered pursuant to this Section 7.3 shall also include, to the extent requested by the Administrative Agent, copies of all material documentation relating to the applicable occurrence or event.

7.4 Payment of Obligations. Each Obligor shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except to the extent any amount or validity thereof is being contested in good faith and for which adequate reserves in accordance with GAAP shall have been set aside.

7.5 Preservation of Existence. Except as otherwise expressly permitted under this Agreement, each Obligor shall preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights necessary or desirable in the normal conduct of its business.

7.6 Compliance with Contractual Obligations and Law. Each Obligor shall comply with its Contractual Obligations (including its obligations under each Hydrocarbon License, Eligible Contract and Material Contract) and all Applicable Law

(including all Environmental Law and, to the extent relevant, under each Hydrocarbon License), except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.7 Maintenance of Properties. Each Obligor shall maintain, preserve, protect and keep all of its and their respective properties (other than properties that such Obligor determines in its commercially reasonable, good faith judgment to be obsolete, worn out, depleted or economically inefficient) in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by such Obligor may be properly conducted at all times. The Borrowers shall, subject to Section 8.13, be the licensees under the Hydrocarbon Licenses at all times, and shall maintain Eligible Contracts in respect of all Hydrocarbons produced pursuant to the Hydrocarbon Licenses.

7.8 Maintenance of Insurance.

(a)

General. Each Obligor shall insure and keep its property and business insured with financially sound and reputable insurance companies (not being Affiliates of any Obligor) against such risks as would be customarily insured against by a prudent Person carrying on the same or a substantially similar business, including coverage for all risks specified in Schedule VI and all other coverage that may be required in the other Loan Documents. Subject to Section 7.17(h), all such insurance policies shall name the Collateral Agent as the sole loss payee in the case of property damage insurance and designate the Lenders as additional insureds in the case of liability insurance.

(b)	Policies. Without prejudice to Section 7.8(a), each Obligor shall
(i)	punctually pay all commissions, fees, premiums and other amounts necessary for effecting and maintaining in force its insurance policies;
(ii)	promptly notify the relevant insurer of any claim under any insurance policy written by that insurer and diligently pursue that claim;
(iii)

comply with all terms under its insurance policies, and not do or suffer to be done anything which might prejudice its right or its Subsidiary’s right or (as applicable) the Collateral Agent’s right or any Lender’s right to claim payment or protection thereunder as loss payee or additional insured;

(iv)

ensure that the relevant insurer does not unilaterally cancel or modify any insurance policy without giving at least thirty (30) days’ prior written notice to the relevant Obligor and the Collateral Agent; and

(v)

not rescind, terminate or cancel any insurance coverage required by Schedule VI or vary the terms of any policy providing insurance coverage required by Schedule VI, in each case, without seeking the Majority Lenders’ prior written consent.

(c)	Terrorism and Sabotage.
(i)

If the results of the Insurance Risk Survey conducted pursuant to Section 7.17(g)(i) indicate to the Majority Lenders a reasonable risk of physical loss or damage to property forming part of the Borrowers’ or their Subsidiaries’ operations and/or other property in their care, custody or control as a result of terrorism and sabotage, then the Borrowers shall obtain coverage for the risks specified under the paragraph entitled “Terrorism and Sabotage” in Schedule VI promptly, and in any event within ninety (90) days of being so notified by the Majority Lenders.

(ii)

If the Borrowers notify the Administrative Agent that they will not be conducting an Insurance Risk Survey pursuant to Section 7.17(g)(ii), then the Borrowers shall obtain coverage for the risks specified under the paragraph entitled “Terrorism and Sabotage” in Schedule VI within ninety (90) days of the date of such notice to the Administrative Agent.

7.9 Books and Records; “Know-Your-Client” Information. Each Borrower shall, and shall ensure that each of its Subsidiaries will, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrower or such Subsidiary, as the case may be. Each Obligor shall promptly provide the Administrative Agent from time to time upon request with all documentation and other information required by any Lender or bank regulatory authority under applicable “know-your-customer” and anti-money laundering statutes, rules and regulations, including the USA PATRIOT Act, the United Kingdom Proceeds of Crime Act 2002 and the United Kingdom Money Laundering Regulations 2003.

7.10 Inspection Rights.

(a)

General. Without prejudice to Section 7.2(e), each Borrower shall, and shall ensure that each of its Subsidiaries will, permit representatives and independent contractors of each Agent or any Lender to visit and inspect any of its properties to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of such

Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired upon reasonable advance notice to such Borrower (but, so long as no Event of Default shall have occurred and be continuing, no more than twice in any calendar year); provided that if an Event of Default has occurred and is then continuing, each Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of such Borrower at any time during normal business hours.

(b)

Hydrocarbon Interests. If the Majority Lenders at any time determine that the production, recovery or transportation of Hydrocarbons with respect to any Hydrocarbon Interest may be impeded or prejudiced in a manner that could reasonably be expected to have a Material Adverse Effect, they shall be entitled to obtain such reports, conduct such investigations and consult with such professional advisors as they may reasonably require (including appointing an independent environmental expert, insurance advisor or legal advisors) with a view to assessing the ability of the Borrowers and any other Obligor to comply with the terms of this Agreement and any other Loan Document. All costs and expenses incurred by the Majority Lenders in connection with such reports, investigations or consultations shall be borne by the Borrowers; provided that if no Event of Default has occurred or is then continuing, the Borrowers shall only bear such costs and expenses up to an aggregate amount not to exceed $50,000 in each Fiscal Year. Each Borrower shall, and shall ensure that each of its Subsidiaries will, co-operate fully with any Person preparing such report, or carrying out such investigation.

7.11 Use of Proceeds. The Borrowers shall apply the proceeds of each Credit Extension solely for the following purposes (in order of priority):

(a)

first, solely in connection with the initial Credit Extension, to repay the outstanding principal amount under the Existing Credit Agreement together with accrued interest and related fees and expenses on the Closing Date;

(b)

second, to pay the closing costs and fees owed by any Obligor to each Mandated Lead Arranger, each Agent, the LC Issuer and the Lenders in connection with the transactions contemplated by this Agreement and the Loan Documents;

(c)

third, to finance the Non-Discretionary Capital Expenditure of the Borrowers and their Subsidiaries set forth in the most recent approved, re-determined Banking Case that have been added back to the calculation of CFADS under the definition thereof;

(d)	fourth, to finance development, production, storage, marketing, processing and/or transportation activities of the Borrowers and their Subsidiaries in respect of Hydrocarbon Interests in Turkey; and
(e)	fifth, to the extent of any remainder, to help satisfy the working capital needs of the Borrowers and their Subsidiaries.

7.12 Additional Collateral; Additional Subsidiaries; Further Assurances, etc.

(a)

New Property. With respect to any Hydrocarbon Interests, any Eligible Contract, any receivables payable under any Eligible Contract, any insurance policy and any proceeds payable thereunder and any Collection Account, in each case, acquired or owned after the Closing Date by any Borrower or any of its Subsidiaries and as to which the Collateral Agent does not have a Security Interest and in respect of which such Borrower or such Subsidiary is legally entitled to grant a Security Interest to the Collateral Agent, such Borrower or such Subsidiary shall promptly notify the Collateral Agent in writing thereof, and if requested by the Collateral Agent:

(i)

execute and deliver to the Collateral Agent such additional Security Documents and/or amendments to the Security Documents or such other documents (including a certified English language translation, to the extent such documents are not in the English language) as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, a Security Interest in respect thereof;

(ii)

take all actions necessary or reasonably requested by the Collateral Agent, to grant in favor of the Collateral Agent a Security Interest in respect thereof and in the case of insurance policies, to include provisions naming the Collateral Agent as the sole loss payee (in the case of each property damage insurance policy) and the Lenders as additional insureds (in the case of each liability insurance policy)

(iii)

deliver to the Collateral Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

(b)	New Subsidiaries. With respect to any new Subsidiary created or acquired after the Closing Date by any Borrower or any of its Subsidiaries, such Borrower or such Subsidiary shall promptly:
(i)

execute and deliver to the Collateral Agent such amendments to the Security Documents or such other documents as the Collateral Agent deems necessary or advisable to grant in favor of the Collateral Agent, a Security Interest in all Equity Interests of such new Subsidiary that are owned by such Borrower or such Subsidiary;

(ii)

deliver to the Collateral Agent the certificates (if any) representing such Equity Interests, together with undated stock or other analogous powers, in blank, executed and delivered by an Authorized Officer of such Borrower or such Subsidiary, as the case may be;

(iii)

cause such new Subsidiary to become a party to this Agreement as a Subsidiary Guarantor, and take such actions as the Collateral Agent deems necessary or advisable to grant in favor of the Collateral Agent, a Security Interest in the property of such new Subsidiary in respect of which such new Subsidiary is legally entitled to grant a Security Interest to the Collateral Agent;

(iv)

deliver to the Collateral Agent a certificate of the Secretary or an Assistant Secretary of such new Subsidiary as to the matters set forth in Section 5.1(n) (together with appropriate attachments) and a copy of a good standing certificate for such new Subsidiary (or, if such concept does not exist under the laws of such new Subsidiary’s jurisdiction of organization, a reasonable equivalent to the extent available or practicable), dated a date reasonably acceptable to the Collateral Agent; and

(v)

deliver to the Collateral Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

(c)

Further Assurances. Each Obligor shall, after notice thereof from any Agent, do all such further acts and things and execute and deliver all such further documents as shall be reasonably requested by such Agent in order to give effect to this Agreement, the Security Documents and any other Loan Document and shall cause the same to be registered wherever, in the opinion of such Agent, such registration may be required or advisable to preserve, perfect or validate or continue the perfected status of any deemed or other Lien granted pursuant to a Security Document or to enable each Lender to exercise and enforce its rights hereunder with respect to such deemed or other Lien.

(d)

Turkish Hydrocarbon Licenses. If, due to either a change in market practice, or a change in the practice or policy of the GDPA or EMRA, or the introduction of or any change in or in the interpretation of any Applicable Law or guidelines of the GDPA or EMRA after the Closing Date, the GDPA or EMRA accepts for registration pledge agreements in respect of the rights of debtors under hydrocarbon licenses or natural gas wholesale licenses, the Borrowers shall within sixty (60) days after such change (or such later date as the Collateral Agent may agree to in writing) execute a Turkish Security Document in respect of their Hydrocarbon Licenses and Natural Gas Wholesale Licenses in Turkey that are Borrowing Base Assets. The Borrowers shall promptly submit such Turkish Security Document for registration with the GDPA or EMRA (as applicable) and shall provide the Collateral Agent with written evidence from the GDPA or EMRA (as applicable) that such Turkish Security Document has been submitted for registration with the GDPA or EMRA (as applicable).

7.13 Collection Accounts.

(a)

Establishment. Each Borrower shall establish and maintain a Local Collection Account on or before the Closing Date. If the Majority Lenders are satisfied that a Borrower is likely to receive Dollar denominated payments under any Eligible Contract, such Borrower shall promptly establish and maintain its Offshore Collection Account and execute the relevant Swiss Security Documents within such timeframe as the Majority Lenders may reasonably specify. The Borrowers shall not open any deposit account in replacement of any Collection Account except with the Collateral Agent’s prior written consent, it being acknowledged and agreed that such consent may be conditioned upon the Collateral Agent’s receipt of a deposit account control agreement and/or such other Security Document as the Collateral Agent may require in respect of the proposed replacement deposit account. In addition, unless a Security Interest exists with respect to each such account no later than three (3) Business Days following its opening, no Borrower shall, nor permit any of its Subsidiaries to, open or maintain any deposit account, securities account or commodity account with any Person except for the accounts specified in Item 6.22 of the Disclosure Schedule; provided that no Borrower shall open or maintain any deposit account in Turkey other than the Local Collection Accounts and the accounts specified in Item 6.22 of the Disclosure Schedule.

(b)	Payments into Collection Accounts.
(i)

Pursuant to instruction letters in form and substance satisfactory to the Collateral Agent, each Borrower shall (or shall cause its Subsidiaries to) (A) instruct each Eligible Offtaker via notary public or registered mail to deposit in the relevant Local Collection Account all Turkish Lira denominated amounts due to such Borrower and any of its Subsidiaries under each Eligible Contract, (B) submit to the Collateral Agent evidence of the delivery of such instruction, and (C) use its best efforts to ensure that such Eligible Offtaker provides written acknowledgement of its agreement to do so in form and substance satisfactory to the Collateral Agent.

(ii)

Pursuant to instruction letters in form and substance satisfactory to the Collateral Agent, each Borrower shall (or shall cause its Subsidiaries to) (A) instruct each Eligible Offtaker via notary public or registered mail to deposit in the relevant Offshore Collection Account all Dollar denominated amounts due to such Borrowers and any of its

Subsidiaries under each Eligible Contract, (B) submit to the Collateral Agent evidence of the delivery of such instruction and (C) use its best efforts to ensure that such Eligible Offtaker provides written acknowledgement of its agreement to do so in form and substance satisfactory to the Collateral Agent.

(c)

No Operational Lock-Up Event. If so requested by the Borrowers, the Collateral Agent shall, on a weekly basis, transfer all amounts standing to the credit of a Collection Account into another deposit account designated by the Borrowers by way of a written request (or written standing instruction). Unless the Collateral Agent otherwise agrees, all such transfers shall occur on or after 11:00 a.m. (London, England time) on each Monday (or if such day is not a Business Day, the immediately following Business Day) following such request, and all costs and expenses incurred by the Collateral Agent in connection with such transfers shall be borne by the Borrowers; provided that no such transfer shall be made if an Operational Lock-Up Event has then occurred, or could reasonably be expected to result therefrom.

(d)

Operational Lock-Up Event. If an Operational Lock-Up Event has occurred, the Borrowers shall cease to have the right to request any transfer from any Collection Account and no amounts standing to the credit of any Collection Account may be withdrawn except with the prior written consent of the Collateral Agent and the Lenders; provided that for each calendar month during the continuance of a Borrowing Base Deficiency, the Collateral Agent may permit the Borrowers to withdraw an amount not exceeding 110% of their general corporate overhead and administrative expenses for such month as set forth in the most recent Operating Budget, and provided further that the Collateral Agent may, in its sole and absolute discretion, upon receipt of tax invoices or other supporting documentary evidence to its reasonable satisfaction, permit withdrawals from a Collection Account for the purpose of paying royalties or other amounts due to the applicable Governmental Authority in respect of any Hydrocarbon License or any third party (not being an Obligor) under any farm-in, farm-out, production sharing agreement or analogous contractual arrangement in respect of the Hydrocarbon Licenses.

(e)

Resolution of Operational Lock-Up Event. If (i) an Operational Lock-Up Event has occurred, and thereafter a sixty (60) day period shall have passed during which no Default or Event of Default shall have occurred and any Borrowing Base Deficiency giving rise to such Operational Lock-Up Event shall have been cured or (ii) an Event of Default has occurred, but is thereafter remedied or waived, then in the case of each of (i) and (ii) above, any amounts standing to the credit of any Collection Account may again be transferred in accordance with Section 7.13(c) as if no Operational Lock-Up Event or Event of Default had occurred in the first place.

(f)

Collection Accounts as Collateral. For the avoidance of doubt, each Borrower acknowledges and agrees that the Collection Accounts and all amounts standing to the credit thereof from time to time shall constitute Collateral for the payment in full of the Obligations.

7.14 Hydrocarbon Hedge Agreement.

(a)

At Closing. TEMI (or another Borrower satisfactory to the Majority Lenders) shall maintain a Designated Hedge Agreement with BNP Paribas or its Affiliates (including BNP Paribas S.A.) providing commodity price support in respect of at least 30% of the anticipated oil production volumes attributable to Proved Developed Producing Reserves of all Borrowers (as determined by the Technical Agent with reference to the most recent Banking Case delivered under ARTICLE 3) and shall maintain such commodity price support at all times from the Closing Date until the Maturity Date, such commodity price support and intended hedging structure to be otherwise satisfactory to the Majority Lenders and the Designated Hedge Agreement to be provided to the Administrative Agent in due course. If required by the Majority Lenders, the Borrowers shall promptly execute a Security Document granting a Security Interest in respect of all of its right, title and interest in such Designated Hedge Agreement.

(b)

After Closing. For any hedging arrangement entered into by a Borrower or any of its Subsidiaries other than in the situation referred to in Section 7.14(a) above but otherwise in accordance with this Agreement, such hedging arrangement shall be documented under a Hedge Agreement with:

(i)	BNP Paribas (or its Affiliate) as the sole counterparty; or
(ii)

IFC as the counterparty for up to 50% of the “day one” notional amount under such hedging arrangement, and BNP Paribas (or its Affiliate) as the counterparty for the remainder of such “day one” notional amount, it being understood that each of IFC and BNP Paribas (or its Affiliate) shall enter into a separate Hedge Agreement with the relevant Borrower or Subsidiary in respect thereof.

7.15 Keepwell. Each Qualified ECP Obligor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations in respect of Designated Hedge Obligations; provided that each Qualified ECP Obligor shall only be liable for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.15 voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations and undertakings of each Qualified ECP Obligor under this Section 7.15 shall remain in full force and effect until the Obligations have been paid in full. Each Qualified ECP Obligor intends that this Section 7.15 constitutes, and this Section 7.15 shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each other Obligor for all purposes of the Commodity Exchange Act.

7.16 Status of Obligations. The Obligors shall ensure that the Obligations constitute direct, secured, unsubordinated and unconditional obligations of the Borrowers and the Guarantors, ranking at least pari passu with the claims of all of each Borrower’s and each Guarantor’s other creditors, except those creditors whose claims are mandatorily preferred under Applicable Law.

7.17 Post-Closing Matters. Each Obligor shall, and the Borrowers shall cause the applicable Person (if not yet an Obligor) to, perform the following actions:

(a)

EMRA Approvals. No later than ninety (90) days after the Closing Date (or such later date as the Administrative Agent may agree to in writing), ensure that EMRA consents to the transactions contemplated by the following Turkish Security Documents:

(i)	the Turkish Share Pledge; and
(ii)	the Turkish Receivables Assignment;
(b)

Share Certificates. Within five (5) Business Days after obtaining EMRA’s consent to the Turkish Share Pledge, TT shall deliver to the Collateral Agent the original share certificates of Petrogas endorsed with blank endorsements;

(c)

Receivables Payment Instruction Letters. Within five (5) Business Days after obtaining EMRA’s consent to the Turkish Receivables Assignment, the Borrowers shall ensure that a receivables payment instruction letter is delivered to each Eligible Offtaker in accordance with the Turkish Receivables Assignment, and shall provide the Collateral Agent with a copy of such letter and, to the extent an acknowledgment is received from an Eligible Offtaker, provide the Collateral Agent with the original of such acknowledgment promptly following receipt;

(d)	Turkish Account Pledge.
(i)

No later than two (2) Business Days after the Closing Date (or such later date as the Administrative Agent may agree to in writing), the Borrowers shall ensure that a notice of account pledge is delivered to the Local Collection Account Bank and the Other Turkish Banks in accordance with the Turkish Account Pledge;

(ii)

No later than ten (10) Business Days after the Closing Date (or such later date as the Administrative Agent may agree to in writing), the Borrowers shall ensure that the Local Collection Account Bank acknowledges the notice of account pledge, and shall provide the Collateral Agent with the original of such acknowledgment promptly following receipt; and

(iii)

No later than sixty (60) days after the Closing Date (or such later date as the Administrative Agent may agree to in writing), the Borrowers shall ensure that each of the Other Turkish Banks acknowledges the notice of account pledge, and shall provide the Collateral Agent with the original of such acknowledgment promptly following receipt;

(e)

Closure of Bank Accounts. No later than ten (10) Business Days after the Closing Date (or such later date as the Administrative Agent may agree to in writing), the Borrowers shall close the following bank accounts and provide the Collateral Agent with such evidence of closure as it may reasonably request:

(i)	commercial deposit account (A/C No. 6295850) established by Amity with Turkiye Garanti Bankasi A.Ş.;
(ii)	commercial deposit account (A/C No. 6297527) established by DMLP with Turkiye Garanti Bankasi A.Ş.;
(iii)	commercial deposit account (A/C No. 6295845) established by Petrogas with Turkiye Garanti Bankasi A.Ş.;
(iv)	commercial deposit account (A/C No. 6296150) established by Talon with Turkiye Garanti Bankasi A.Ş.;
(v)	commercial deposit account (A/C No. 6299149) established by TEMI with Turkiye Garanti Bankasi A.Ş.;
(vi)	commercial deposit account (A/C No. 6296151) established by TT with Turkiye Garanti Bankasi A.Ş.; and
(vii)	each other bank account established with Standard Bank pursuant to the Existing Credit Agreement;

(f)	Commercial Enterprise Pledge. The Borrowers shall ensure the following actions are taken within the following time periods:
(i)

as soon as practicable after the Closing Date (but no later than five (5) Business Days after the Closing Date), each Borrower shall execute a commercial enterprise pledge granting a Security Interest over substantially all of its present and future movable assets before a notary public;

(ii)

no later than ten (10) days after the execution and notarization referred to in Section 7.17(f)(i), each Borrower shall ensure that its commercial enterprise pledge is submitted to the applicable Trade Registry for filing; and

(iii)

no later than eighty (80) days after the submission to the applicable Trade Registry referred to in Section 7.17(f)(ii) (or such later date as the Administrative Agent may agree to in writing), each Borrower shall ensure that its commercial enterprise pledge is duly registered with the applicable Trade Registry and perfected;

(g)	Insurance Risk Survey. No later than ninety (90) days after the Closing Date (or such later date as the Administrative Agent may agree to in writing), the Borrowers shall either:
(i)	conduct an Insurance Risk Survey, and deliver the survey results to the Administrative Agent (with sufficient copies for each Lender); or
(ii)

notify the Administrative Agent that they will not be conducting an Insurance Risk Survey, but will instead be obtaining coverage for the risks specified under the paragraph entitled “Terrorism and Sabotage” in Schedule VI within ninety (90) days of the date of such notice to the Administrative Agent; and

(h)

Insurance Policies. No later than fourteen (14) days after the Closing Date (or such later date as the Administrative Agent may agree to in writing), the Borrowers shall ensure that the insurance policies referred to in Section 7.8 are amended so as to:

(i)	name the Collateral Agent as the sole loss payee in the case of property damage insurance;
(ii)	designate the Lenders as additional insureds in the case of liability insurance; and
(iii)

provide the Lenders with the exclusive right to all reinsurance proceeds, either by including in the relevant property damage insurance policy a cut-through clause in form and substance reasonably satisfactory to the Collateral Agent, or by procuring an assignment in form and substance reasonably satisfactory to the Collateral Agent of all reinsurance proceeds in favor of the Collateral Agent.

7.18 Auditors. Each Borrower shall:

(a)

irrevocably authorize, in the form of Exhibit I, the Auditors (whose fees and expenses shall be borne equally among the Lenders making such request) to communicate directly with any Lender at any time regarding the Borrowers’ financial statements (both audited and unaudited) and provide to the Administrative Agent (with sufficient copies for each Lender) a copy of that Auditor Authorization Letter; and

(b)

no later than thirty (30) days after any change in Auditors, issue a similar authorization to the new Auditors and provide a copy thereof to the Administrative Agent (with sufficient copies for each Lender).

7.19 Access. Each Borrower shall, upon IFC’s request, and with reasonable prior notice to such Borrower, permit representatives of IFC and the CAO, during normal office hours, to:

(a)	visit any of the sites and premises where the business of such Borrower is conducted;
(b)	inspect any of such Borrower’s sites, facilities, plants and equipment;
(c)	have access to such Borrower’s books of account and all records; and
(d)	have access to those employees, agents, contractors and subcontractors of the Borrower who have or may have knowledge of matters with respect to which IFC seeks information;

provided that (x) a Borrower may defer or reschedule a requested visit or inspection if the timing of such visit or inspection would disrupt the operations or such Borrower, (y) no such reasonable prior notice shall be necessary if an Event of Default is continuing or if special circumstances so require and (z) in the case of the CAO, such access shall be for the purpose of responding to complaints by persons who have been or are likely to be directly affected by the social or environmental impacts of IFC projects, or to oversee audits of IFC’s social and environmental performance and to ensure compliance with IFC’s social and environmental policies, guidelines, procedures and systems. The Borrowers shall promptly deliver to the Administrative Agent (with sufficient copies for each other Lender) copies of all documents and information sent to or received by IFC and/or the CAO pursuant to this Section 7.19.

7.20 Environmental Matters. Each Borrower shall (through its employees, agents, contractors and subcontractors) ensure that the design, construction, operation, maintenance, management and monitoring of its sites, plants, equipment, operations and facilities are undertaken in compliance with (a) the Action Plan, and (b) the applicable requirements of the Performance Standards.

7.21 S&E Management System. The Borrowers shall use commercially reasonable efforts to ensure the continuing implementation and operation of the S&E Management System to assess and manage the social and environmental performance of its business operations in a manner consistent with the Performance Standards.

ARTICLE 8

NEGATIVE COVENANTS

Each Obligor covenants with the Secured Parties that, until all Commitments have been terminated and all Obligations (other than contingent Obligations not then due and payable) have been paid in full, it shall, and shall cause each of its Subsidiaries to, perform the obligations in this ARTICLE 8.

8.1 Indebtedness. Each Borrower shall not, and shall not permit any of its Subsidiaries to, create, issue, incur, assume, become liable in respect of or permit to exist any Indebtedness, except:

(a)	Indebtedness in respect of the Obligations;
(b)

Indebtedness evidencing the deferred purchase price of any newly acquired specific fixed asset consisting of personal property, or incurred to finance all or part of the acquisition of equipment of such Borrowers or any of its Subsidiaries (pursuant to purchase money security interest Indebtedness or otherwise, whether owed to the seller or a third party); provided that such Indebtedness is incurred within ninety (90) days of the acquisition of such property and in respect of capital lease obligations; and provided further that the aggregate amount of all Indebtedness outstanding pursuant to this Section 8.1(b) shall not at any time exceed $5,000,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof calculated as of the date of such acquisition);

(c)

Indebtedness pursuant to any Hydrocarbon Hedge Agreement or Interest Hedge Agreement (in each case, not being a Designated Hedge Agreement); provided that such Hedge Agreement otherwise complies with the terms of Section 8.14;

(d)

Indebtedness of an Obligor to another Obligor solely for the purpose of complying with the terms of (i) Section 7.11(a) or (ii) Section 8.7(g) and that, in all cases is subordinated in priority and right of payment to the Obligations on terms reasonably satisfactory to the Majority Lenders;

(e)

Indebtedness of the Borrowers with respect to standby letters of credit, bank guarantees, indemnities, sureties or bonds provided to any Governmental Authority or other Person and assuring payment of contingent liabilities of the Borrowers and their Subsidiaries in connection with the operations of their respective businesses or the operation of the Hydrocarbon Interests, including with respect to plugging, facility removal, environmental remediation and abandonment of its Hydrocarbon Interests, in an aggregate amount not to exceed $2,500,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof calculated as of the date of such incurrence) at any time; and

(f)	Indebtedness described in Item 8.1(f) of the Disclosure Schedule.

For the avoidance of doubt, nothing in this Section 8.1 shall restrict the Parent or its Subsidiaries (other than the Borrowers and their respective Subsidiaries) from issuing, incurring, assuming, or becoming liable in respect of any Indebtedness.

8.2 Liens. Each Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur, or permit to exist any Lien upon any of its property (including Hydrocarbon Interests, accounts receivable and Equity Interests in Subsidiaries or other Persons), whether now owned or hereafter acquired, except:

(a)	Liens securing payment of the Obligations;
(b)

purchase money Liens securing Indebtedness of the type permitted under Section 8.1(b) incurred to finance the acquisition of specific fixed assets or equipment; provided that (w) such Lien is created within sixty (60) days of the incurrence of such Indebtedness, (x) the principal amount of the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such fixed assets or equipment, (y) such Lien encumbers only the fixed assets or equipment that are financed by such Indebtedness and does not attach to any other assets of such Borrower or any of its Subsidiaries and (z) the amount of Indebtedness secured thereby is not increased;

(c)

Liens for taxes, assessments or other governmental charges or levies not at the time delinquent (provided that no foreclosure, sale or other enforcement proceedings in respect thereof have been initiated) or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside;
(d)

carrier’s, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ or other similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not yet due or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside;

(e)

Liens in favor of operators and non-operators under joint operating agreements arising in the ordinary course of business to secure amounts owing by such Borrower or any of its Subsidiaries that are not yet due or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside;

(f)

obligations of such Borrower or any of its Subsidiaries in respect of royalty payments, overriding royalty payments, net profit interests, production payments, reversionary interests, calls on production, preferential purchase rights and other deductions from the proceeds of Hydrocarbon production, that do not secure Indebtedness for borrowed money and that are taken into account in computing the net revenue interests and working interests of such Borrower or any of its Subsidiaries warranted in the Security Documents;

(g)

Liens created by, or arising under any Applicable Law (in contrast with Liens voluntarily granted) in the ordinary course of business of such Borrower or any of its Subsidiaries in connection with workers’ compensation, unemployment insurance, employers’ health tax or other social security or statutory obligations that secure amounts that are not yet due or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside;

(h)

Liens arising under operating agreements, unitization and pooling agreements and orders, farm-out agreements, gas balancing agreements and other related agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into by such Borrower or any of its Subsidiaries in the ordinary course of business that are taken into account in computing the net revenue interests and working interests of such Borrower or any of its Subsidiaries warranted in the Security Documents, to the extent that any such Lien does not materially detract from the value of the property encumbered by such Lien or materially impair the use thereof in the operation of the business of such Borrower or any of its Subsidiaries;

(i)

Liens arising pursuant to deposits to secure the performance of bids, trade contracts, Hydrocarbon Licenses, or performance bonds and other obligations of a like nature incurred in the ordinary course of business of such Borrower or any of its Subsidiaries;

(j)

bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and temporary investments on deposit in one or more accounts maintained by such Borrower or any of its Subsidiaries (other than the Collection Accounts), in each case granted in the ordinary course of business in favor of the bank or financial institution with which such accounts are maintained, securing amounts owing to such bank or financial institution with respect to cash management and operating account arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(k)

judgment Liens in existence for less than forty-five (45) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and that do not otherwise result in an Event of Default under Section 9.1(g);

(l)

easements, rights-of-way, zoning restrictions and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which materially detracts from the value of the property encumbered thereby or materially impairs the use thereof in the operation of the business of such Borrower or any of its Subsidiaries;

(m)	Liens, if any, granted in favor of the LC Issuer to cash collateralize or otherwise secure the obligations of an LC Participant that is a Delinquent Lender to fund risk participations hereunder; and
(n)	Liens specified in Item 8.2 of the Disclosure Schedule.

8.3 Agreements Restricting Liens. Except as permitted by this Agreement, each Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Borrower or such Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, other than this Agreement and the Loan Documents and any other agreement giving rise to a Lien permitted under Section 8.2(b), or which requires the consent of or notice to other Persons in connection therewith.

8.4 Merger or Consolidation; Fundamental Changes. Each Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or otherwise change its corporate form, except that (a) any Borrower may be merged or consolidated with or into another Borrower, (b) any Subsidiary of such Borrower may be merged or consolidated with or into such Borrower (provided that such Borrower shall be the continuing or surviving Person) and (c) any Subsidiary of such Borrower may be merged or consolidated with or into a Subsidiary Guarantor.

8.5 Disposals. Each Borrower shall not, and shall not permit any of its Subsidiaries to, Dispose of any of its property (including the Hydrocarbon Interests, accounts receivable and Equity Interests in Subsidiaries or other Persons) or business, except for:

(a)	any sale of Hydrocarbons pursuant to Eligible Contracts entered into in the ordinary course of its business;
(b)

any Disposal of equipment that is (i) obsolete, worn out, depleted or economically inefficient, (ii) no longer necessary for the business of such Person or (iii) contemporaneously replaced by equipment of at least comparable value and use;

(c)

any entry into an operating agreement, unitization and pooling agreement, farm-out agreements and any other analogous agreements, in each case that is customary in the oil, gas and mineral production business and that is entered into in the ordinary course of its business;

(d)

Disposals of property having a fair market value not to exceed $1,000,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof calculated as of the date of such Disposal) in any single transaction or series of related transactions in any Fiscal Year; provided that such property does not constitute Borrowing Base Assets;

(e)

Disposals of Hydrocarbon Interests not constituting Proved Reserves pursuant to farm-ins and farm-outs and transfers of royalty interests, overriding royalty interests, net revenue interests and other similar transfers, all pursuant to exploration and development activity in the ordinary course of business of such Borrower and its Subsidiaries; and

(f)

Disposals consisting of transfers of ownership of equipment located in Turkey from one Borrower to another Borrower on terms reasonably satisfactory to the Collateral Agent; provided that after giving effect to such Disposals, (i) such equipment remains in Turkey and (ii) if requested by the Collateral Agent, (x) a commercial enterprise pledge agreement or amendment thereto, as applicable, will have been duly executed by the applicable Borrower and submitted to the applicable Trade Registry within thirty (30) days and (y) if a subsequent filing becomes necessary, within thirty (30) days after written request from the Collateral Agent to do so and (iii) in each case (ii)(x) and (ii)(y), the Lenders shall have received a satisfactory opinion of their Turkish counsel as to the duly perfected security interest in and Lien on the collateral thereunder.

8.6 Restricted Payments. Each Borrower shall not, and shall not permit any of its Subsidiaries to, make any Restricted Payments, except:

(a)	each Subsidiary of a Borrower may make Restricted Payments to such Borrower;
(b)

a Borrower may make Restricted Payments to reimburse the Parent, TP USA or TW for amounts paid by it to a third party vendor or supplier providing goods and services in the ordinary course of business and on arm’s length terms to such Borrower or its Subsidiaries; and

(c)

any Borrower may make Restricted Payments to the Parent, TP USA or TW from its Excess Cash; provided that (x) the Supermajority Lenders shall be reasonably satisfied, based on the Liquidity Test (which shall show a Liquidity Ratio (as calculated in accordance with Exhibit J) of at least 1.00 to 1.00), the Corporate Cashflow Projection and the most recent Banking Case delivered under ARTICLE 3 that such Borrower will have sufficient working capital to fund its operations and meet the development plan (in each case, as forecast in such Banking Case) for the twelve (12) month period after making any such Restricted Payment, and (y) no Default or Event of Default has occurred and is continuing, or could reasonably be expected to occur as a result of, the making of any such Restricted Payment.

8.7 Investments. Each Borrower shall not, and shall not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment, except:

(a)	Liquid Investments;
(b)	trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;
(c)	creation of any additional Subsidiaries in accordance with Section 7.12(b);
(d)

acquisition of Hydrocarbon Interests; provided that such Hydrocarbon Interests are subject to a Security Interest and provided further that if such acquisition is partially or wholly funded with cash, such expenditure shall also comply with the most recent Corporate Cashflow Projection (or any update thereof approved by the Majority Lenders);

(e)	Investments existing on the Closing Date and specified in Item 8.7(e) of the Disclosure Schedule;
(f)	the Collection Accounts and the accounts listed in Item 6.22 and Item 8.15 of the Disclosure Schedule; and
(g)

loans to the Parent, TP USA or TW made by any Borrower from its Excess Cash; provided that (x) the Supermajority Lenders shall be reasonably satisfied, based on the Liquidity Test (which shall show a Liquidity Ratio (as calculated in accordance with Exhibit J) of at least 1.00 to 1.00), the Corporate Cashflow Projection and the most recent Banking Case delivered under ARTICLE 3 that such Borrower will have sufficient working capital to fund its operations and meet the development plan (in each case, as forecast in such Banking Case) for the twelve (12) month period after making any such loan, (y) all rights of such Borrower in respect of any such loan are subject to a Security Interest under a Security Document, and (z) no Default or Event of Default has occurred and is continuing, or could reasonably be expected to occur as a result of, the making of any such loan.

8.8 Transactions with Affiliates. Except as expressly permitted under this Agreement, each Borrower shall not, and shall not permit any of its Subsidiaries to, be party with or enter into any transaction with any Affiliate unless such transaction is entered into on fair and reasonable terms comparable to the terms that would be available to such Borrower or such Subsidiary in an arm’s length transaction with a Person that is not an Affiliate.

8.9 Sales and Leasebacks. Each Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the Disposal of any property to such Person if, at the time or thereafter, such Borrower or any of its Subsidiaries leases back such property or any part thereof which such Borrower or any of its Subsidiaries intends to use for substantially the same purpose as the property that was Disposed.

8.10 Change of Business; Change of Country Focus. Each Borrower shall not, and shall not permit any of its Subsidiaries to (i) engage in any business or business activity, own any assets or assume any liabilities or obligations except as necessary in connection with, or reasonably related to, its business as an independent oil and gas exploration and production company and (ii) without the prior written consent of the Majority Lenders, operate or carry on business in any jurisdiction other than its jurisdiction of formation and Turkey.

8.11 Change in Organizational Documents. Each Borrower shall not, and shall not permit any of its Subsidiaries to, amend, supplement, modify or restate its Organizational Documents, or to amend its name or change its jurisdiction of organization, in each case without the prior written consent of the Majority Lenders, unless any such change, as advised in advance to the Majority Lenders, could not reasonably be expected to have a Material Adverse Effect.

8.12 Change in Fiscal Periods or Accounting Principles. Each Borrower shall not, and shall not permit any of its Subsidiaries to, (i) permit its Fiscal Year to end on a day other than December 31 or change its method of determining Fiscal Quarters or (ii) alter the accounting principles used by it on the Closing Date in calculating financial covenants or other standards in this Agreement.

8.13 Modification of Certain Agreements. Each Borrower shall not, and shall not permit any of its Subsidiaries to, terminate any Hydrocarbon License, Eligible Contract or Material Contract other than any Hydrocarbon License (excluding the Selmo Hydrocarbon License) whose value is determined, in such Borrower’s reasonable business judgment, to be immaterial to warrant its continuation and is terminated in the ordinary course of such Borrower’s business. Without the prior written consent of the Majority Lenders, each Borrower shall not, and shall not permit any of its Subsidiaries to, amend, restate, supplement, waive or otherwise modify, or consent or agree to any amendment, restatement, supplement, waiver or other modification to or, the terms contained in:

(a)	the Hydrocarbon Licenses, except to the extent any amendments or modifications thereto are required by any applicable Governmental Authority;
(b)	each Eligible Contract; and

(c)	each Material Contract,

unless any such amendment, restatement, supplement, waiver or other modification, as advised in advance to the Majority Lenders, could not reasonably be expected to have a Material Adverse Effect and the Majority Lenders are promptly notified of such amendment, restatement, supplement, waiver or other modification and, if requested by them, are promptly provided with a copy of the same.

8.14 Limits on Speculative Hedges. Each Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur or assume a speculative position in any commodities market or futures market or enter into any Hedge Agreement for speculative purposes; provided that put options purchased by a Borrower in respect of its own Hydrocarbon production in the ordinary course of business, which do not create or are not funded by incurring contingent liabilities, shall not be deemed to constitute incurrence or assumption of a speculative position. Without prejudice to the foregoing, each Borrower shall not, and shall not permit any of its Subsidiaries to enter into any Hydrocarbon Hedge Agreement, Interest Hedge Agreement or any other Hedge Agreement:

(a)

other than as part of its normal business operations, as a risk management strategy and/or as a hedge against changes resulting from market conditions related to the operations of such Borrower or any of its Subsidiaries;

(b)

being a Hydrocarbon Hedge Agreement that, when aggregated with any other Hydrocarbon Hedge Agreement then in effect, covers notional volumes in excess of 75% of the reasonably projected oil production volumes attributable to Proved Developed Reserves as set forth in the most recently delivered Banking Case for the period from and including the Closing Date to the Maturity Date; or

(c)	that is longer than five (5) years in duration.

8.15 Restrictions on Accounts. Unless a Security Interest exists with respect to each such account and is otherwise permitted to be opened and maintained hereunder, each Borrower shall not, and shall not permit any of its Subsidiaries to, open or maintain any deposit account, securities account or commodity account with any Person except for the Collection Accounts, the accounts set forth in Item 6.22 and the accounts specified in Item 8.15 of the Disclosure Schedule.

8.16 Financial Covenants.

(a)	Current Ratio. The Borrowers shall not permit the Current Ratio to be less than 1.10 to 1.00 as of the last day of any Measurement Period occurring on or after March 31, 2014.
(b)

Fixed Charge Coverage Ratio. The Borrowers shall not permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 as of the last day of any Measurement Period occurring on or after March 31, 2014.

(c)	Interest Coverage Ratio. The Borrowers shall not permit the Interest Coverage Ratio to be less than 4.00 to 1.00 as of the last day of any Measurement Period occurring on or after March 31, 2014.
(d)	Leverage Ratio. The Borrowers shall not permit the Leverage Ratio to be greater than 2.50 to 1.00 as of the last day of any Measurement Period occurring on or after March 31, 2014.

8.17 Use of Proceeds. No Borrower shall use the proceeds of any Credit Extension in the territories of any country that is not a member of the World Bank or for reimbursements of expenditures in those territories or for goods produced in or services supplied from any such country.

8.18 Corporate Cashflow Projection. Notwithstanding anything to the contrary in this Agreement, the Borrowers and their Subsidiaries shall not, whether directly or indirectly, incur any expenditure if such expenditure (when aggregated with all other past, present or future expenditures reflected in the most recent Corporate Cashflow Projection) would exceed 110% of the aggregate projected expenditure shown in the most recent Corporate Cashflow Projection.

8.19 Amendment of Action Plan. No Borrower shall amend the Action Plan in any material respect without the prior written consent of IFC.

8.20 UN Security Council Resolutions. No Borrower shall enter into any transaction or engage in any activity prohibited by any resolution of the United Nations Security Council under Chapter VII of the United Nations Charter.

8.21 Sanctionable Practices. No Borrower shall engage in (and shall not authorize or permit any Affiliate or any other Person acting on its behalf to engage in) with respect to its business operations or any transaction contemplated by the Loan Documents, any Sanctionable Practice. Each Borrower further covenants that should IFC notify the relevant Borrower of its concerns that there has been a violation of the provisions of this Section 8.21 or of Section 6.26, it shall cooperate in good faith with IFC and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from IFC, and shall furnish documentary support for such response upon IFC’s request.

ARTICLE 9

EVENTS OF DEFAULT

9.1 Events of Default. Each of the following events or occurrences shall constitute an “Event of Default”:

(a)

Non-Payment of Obligations. Each Borrower or any Guarantor shall fail to pay (i) the principal amount of any Loan when the same is due and payable, (ii) any interest on any Loan or any fee hereunder within five (5) days of the date in which the same became due and payable or (iii) any other amount payable to any Secured Party hereunder or under any other Loan Document within five (5) days of the date in which the same became due and payable (other than, in the cases of (ii) and (iii) above, any default in a payment owing to any Agent for its own account, which in each case (ii) and (iii) shall be an immediate Event of Default upon such failure; provided that any such default resulting solely from a technical or administrative error shall not constitute an Event of Default unless such default continues unremedied for a period of five (5) days);

(b)

Breach of Representation or Warranty. Any representation or warranty made or deemed made by any Obligor herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made;

(c)

Non-Performance of Certain Covenants and Obligations. Any Obligor shall default in the observance or performance of any covenant or obligation contained in Section 3.5, Section 7.3, Section 7.5, Section 7.11, Section 7.12(c), Section 7.12(d), Section 7.13, Section 7.17 or ARTICLE 8;

(d)

Non-Performance of Other Covenants and Agreements. Any Obligor shall default in the observance or performance of any other covenant or obligation contained in this Agreement or any other Loan Document (other than as provided in clauses (a) through (c) of this Section 9.1) and if capable of remedy, such default shall remain unremedied for five (5) Business Days after the occurrence thereof;

(e)

Cross-Default. Each Borrower, any Guarantor or any of their respective Subsidiaries shall fail to pay any principal of, or premium or interest on its Indebtedness which is outstanding in a principal amount of at least $1,000,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof), individually or when aggregated with all such Indebtedness of such Borrower, any Guarantor or any of their respective Subsidiaries so in default (but excluding Indebtedness evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Indebtedness which is outstanding in a principal amount of at least $1,000,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof), individually or when aggregated with all such Indebtedness of such Borrower, such Guarantor or any of their Subsidiaries so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(f)	Bankruptcy, Insolvency, etc.
(i)

Any Obligor shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, administration, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking a moratorium, reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) apply for, consent to or acquiesce in the appointment of an administrator, administrative receiver, receiver, receiver and manager, liquidator, provisional liquidator, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets or (C) make a general assignment for the benefit of its creditors; or

(ii)

there shall be commenced against any Obligor any case, proceeding or other action of a nature referred to in clause (i)(A) above or any Obligor shall permit or suffer to exist the appointment of an administrator, administrative receiver, receiver, receiver and manager, liquidator, provisional liquidator, trustee, custodian, conservator or other similar official described in clause (i)(B) above that, in either case, (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of fifteen (15) days or (C) is consented to or acquiesced in by such Obligor; or
(iii)

there shall be commenced against any Obligor, whether before a court or other Governmental Authority, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(iv)

any Obligor shall become insolvent under Applicable Law or generally fail to pay, or shall admit in writing or otherwise its inability or unwillingness generally to pay, its debts as they become due; or

(v)	any Obligor shall take any action authorizing or in furtherance of, any of the acts described in clause (i), (ii), (iii) or (iv) above;
(g)

Judgments. Any judgment or order for the payment of money in excess of $1,000,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof) shall be rendered against any Obligor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(h)

Change in Control. Any Change in Control shall occur; provided that if N. Malone Mitchell, 3rd ceases to be the executive chairman of the board of directors of the Parent by reason of death or disability, such event shall constitute an immediate Default, but shall not constitute an Event of Default unless the Parent shall not have appointed a successor reasonably acceptable to the Lenders within 60 days of the occurrence of such event;

(i)	Loan Document. Any provision of any Loan Document shall for any reason cease to be valid and binding on any Obligor party thereto, or any Obligor shall so assert in writing;
(j)

Impairment of Security, etc. The Collateral Agent shall fail to have, not less than five (5) Business Days after any request therefor by the Collateral Agent to the Borrowers, a Security Interest in any portion of the Collateral in respect of which the Borrowers or any of their Subsidiaries having rights therein, or the power to transfer rights therein to a third party, is entitled to grant a Security Interest to the Collateral Agent, or any Security Document shall at any time and for any reason cease to create the Lien on the Collateral purported to be subject to such Security Document in accordance with the terms thereof, or cease to be in full force and effect, or shall be contested by any Obligor thereto, or any Obligor shall create or purport to create any Lien (other than a Lien permitted under Section 8.2(b)) in any portion of the Collateral in favor of any third party or effects or purports to effect any Disposal other than as expressly permitted by this Agreement;

(k)

Casualty. Loss, theft, substantial damage or destruction of a material portion of the Collateral the subject of any Security Document not fully covered by insurance (except for deductibles and allowing for the depreciated value of such Collateral) shall have occurred;

(l)

Other Material Events. Other than as permitted under Section 8.13, any (i) suspension, revocation, termination or material adverse modification of any Hydrocarbon License (or any action authorizing, made in furtherance or having the effect of any such suspension, revocation, termination or material adverse modification), including pursuant to any seizure, compulsory acquisition, expropriation or nationalization by or under the direction of any Governmental Authority or pursuant to any change in Applicable Law or any new directive, guideline or policy issued in connection therewith (whether or not having the force of law) and regardless of whether such change in Applicable Law, directive, guideline or policy becomes effective before or after the Closing Date, or (ii) military, governmental or other occupation of any Borrower’s or any of its Subsidiaries’ oil and gas production facilities in Turkey by force for a period exceeding thirty (30) days;

(m)

Selmo Hydrocarbon License. The Borrowers fail to obtain an extension of the term of the Selmo Hydrocarbon License beyond June 1, 2015 from the relevant Governmental Authority on or before December 31, 2014; and

(n)	Material Adverse Effect. The occurrence of any event or circumstance having a Material Adverse Effect.

9.2 Occurrence and Notice of Event of Default.

(a)

At any time after the occurrence of an Event of Default, the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders deliver to the Borrowers a notice specifying that an Event of Default has occurred and is continuing, and for purposes of the Security Documents, such notice shall be conclusive and binding evidence of the occurrence and continuance of an Event of Default.

(b)

Notwithstanding anything to the contrary in this Agreement, if a Policy Event of Default occurs and is continuing, any Lender holding in aggregate at least 40% of the Commitments may independently deliver to the Borrowers (via the Administrative Agent) a notice specifying that an Event of Default has occurred and is continuing and for purposes of the Security Documents, such notice shall be conclusive and binding evidence of the occurrence and continuance of an Event of Default, provided that a period of thirty (30) days shall have passed from the occurrence of such Policy Event of Default and during such period, such Lender shall have first consulted with the other Lenders (via the Administrative Agent) in good faith concerning the delivery of a notice specifying an Event of Default. For the avoidance of doubt, an Event of Default shall be deemed to be continuing unless it has been remedied (if capable of remedy) or waived in accordance with this Agreement.

9.3 Automatic Acceleration. If an Event of Default specified in Section 9.1(f) occurs, then:

(a)

the obligation of each Lender and the LC Issuer to make any further Credit Extension shall (if the Commitment Termination Date has not then occurred) terminate, and all principal, interest, fees and other amounts payable under this Agreement and the other Loan Documents shall be and become forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrowers;

(b)	the Borrowers shall Cash Collateralize their LC Obligations in respect of all outstanding Letters of Credit (if any) at such time; and
(c)

the Collateral Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents and any other Loan Document for the ratable benefit of the Secured Parties.

9.4 Optional Acceleration. If an Event of Default (other than an Event of Default specified in Section 9.1(f)) occurs, then:

(a)

the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers (if the Commitment Termination Date has not then occurred), terminate the obligation of each Lender and the LC Issuer to make any further Credit Extension, whereupon the same shall forthwith terminate with effect from the date of such notice and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers, declare all principal, interest, fees and other amounts payable under this Agreement and the other Loan Documents to be and become forthwith due and payable in full (which declaration shall be conclusive evidence that the amounts determined therein as due and payable have become due and payable), whereupon all such amounts shall be and become forthwith due and payable in full with effect from the date of such notice, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrowers;

(b)

the Borrowers shall, upon demand of the Administrative Agent (acting at the request of, or with the consent of, the Majority Lenders), Cash Collateralize their LC Obligations in respect of all outstanding Letters of Credit (if any) at such time; and

(c)

the Collateral Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents and any other Loan Document for the ratable benefit of the Secured Parties.

9.5 Policy Event of Default Action Notice.

(a)

Notwithstanding anything to the contrary in this Agreement, after the occurrence and during the continuation of a Policy Event of Default declared in accordance with Section 9.2(b) at the end of the thirty (30) day period specified therein, any Lender holding in aggregate at least 40% of the Commitments at such time may by twenty-five (25) Business Days notice to the Borrowers and the Administrative Agent (such notice, a “Policy Event of Default Action Notice”): (i) cancel its Commitment, whereupon it shall be immediately reduced to zero; (ii) declare that all or part of the relevant Loan, together with accrued interest and all other amounts accrued or outstanding under such Loan be immediately due and payable, at which time they shall become immediately due and payable; and/or (iii) declare that all or part of its Loans be payable on demand, at which time they shall become immediately payable on demand by the Lender.

(b)

Following its receipt of a Policy Event of Default Action Notice, any other Lender may, by giving no less than five (5) Business Days’ notice to the Borrowers and the Administrative Agent, elect to take the same actions with respect to its own Commitment and Loans as those set forth in the Policy Event of Default Action Notice.

9.6 Application of Funds. After the exercise of remedies pursuant to Section 9.4 (or after the Loans have automatically become immediately due and payable and the LC Obligations have automatically been required to be Cash Collateralized pursuant to Section 9.3), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a)

first, to satisfy that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of legal counsel and other professional advisors to each Agent) payable to each Agent in its capacity as such;

(b)

second, to satisfy that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the LC Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the LC Issuer) and amounts payable under ARTICLE 4, ratably among them in proportion to their respective Pro Rata Shares;

(c)

third, to satisfy that portion of the Obligations constituting accrued and unpaid letter of credit fees and interest on the Loans, LC Outstandings (if any) and other Obligations, ratably among the Lenders and the LC Issuer in proportion to their respective Pro Rata Shares;

(d)

fourth, to satisfy that portion of the Obligations constituting unpaid principal of the Loans, LC Outstandings (if any) and amounts owing under Designated Hedge Agreements, ratably among the Lenders and the LC Issuer in proportion to their respective Pro Rata Shares and the Designated Hedge Counterparties;

(e)

fifth, to the Collateral Agent for deposit into the Cash Collateral Account to Cash Collateralize the portion of the LC Obligations comprised of the aggregate undrawn amount of the then outstanding Letters of Credit (if any) and to be applied to satisfy drawings under such Letters of Credit as and when they occur; provided that if any amount remains in the Cash Collateral Account after all Letters of Credit have either been fully drawn, expired or terminated, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above; and

(f)	sixth, to satisfy any remaining unpaid portion of the Obligations; and
(g)	seventh, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or the relevant Obligor or as otherwise required by Applicable Law.

Notwithstanding anything to the contrary in the foregoing, no Secured Party shall apply any payments it receives in respect of the Obligations, or any proceeds of Collateral it receives, to satisfy any Designated Hedge Obligations if, with respect to the Obligor making such payment or owning such Collateral, such Designated Hedge Obligations constitute Excluded Hedge Obligations.

9.7 Borrowers’ Right to Cure.

(a)

Notwithstanding anything to the contrary in Section 8.16 (and the definitions related thereto) and Section 9.1 but without prejudice to any remedies which have already been exercised by a Secured Party at such time, in the event of any Event of Default under any covenant set forth in Section 8.16(b) or Section 8.16(c), the Borrowers may at their option cure such Event of Default with an injection of cash by way of equity contribution or loans into any Borrower or Borrowers, directly or indirectly, from the Parent (provided that if such cash injection is in the form of a loan, such loan is subordinated to the Obligations on terms reasonably satisfactory to the Majority Lenders) (such equity contribution and/or loans, an “Equity Cure Injection”) in an amount which, when added to EBITDAX for the applicable Measurement Period, would result in the Borrowers complying with Section 8.16(b) or Section 8.16(c) (as applicable); provided that the Borrowers’ rights under this Section 9.7 may not be exercised on more than two (2) occasions per year during the period from the Closing Date until the Maturity Date.

(b)

Each Equity Cure Injection must be made within ten (10) Business Days of the delivery of the relevant Compliance Certificate under Section 7.1(d) which shows the Borrowers’ failure to comply with Section 8.16(b) or Section 8.16(c).

(c)

To the extent that any Equity Cure Injection is made in a particular period to enable the cure of a breach under Section 8.16(b) or Section 8.16(c) in respect of a previous Measurement Period, only that portion of the Equity Cure Injection necessary to cure such Event of Default under Section 8.16 for such applicable Measurement Period shall be treated as increasing EBITDAX for the purpose of calculating the financial covenants in Section 8.16 in respect of that Measurement Period by an amount equal to such portion of the relevant Equity Cure Injection. The parties hereby acknowledge that this clause (c) shall not be relied on for purposes of calculating any financial ratios other than as applicable to Section 8.16(b) or Section 8.16(c) and shall not result in any adjustment to EBITDAX or any other amounts, other than the amount of EBITDAX referred to in the immediately preceding sentence.

(d)

If, after giving effect to the recalculation referred to in Section 9.7(c), the relevant test under Section 8.16 is met, then the requirements thereof shall be deemed to have been satisfied as at the relevant original date of testing as though there has been no failure to comply with such test and any Default or Event of Default occasioned thereby shall be deemed to have been remedied for the purposes of this Agreement and the other Loan Documents.
(e)

The proceeds of each Equity Cure Injection may be used by the Borrowers for general corporate purposes; provided that in the period commencing on the date on which an Equity Cure Injection is made and ending on the first date thereafter on which a Compliance Certificate delivered by the Borrowers to the Administrative Agent in accordance with Section 7.1(d) demonstrates that the Borrowers are in compliance with Section 8.16, the Borrowers shall not make or pay, or permit to be made or paid, any dividend or distribution (whether in cash or in kind) in relation to their respective share capital, any redemption or reduction of their respective share capital, any payments in respect of any loans made available to them by any Affiliate or any other distribution to any of their respective shareholders.

ARTICLE 10

GUARANTEE

10.1 Guarantee. The Guarantors hereby jointly and severally guarantee to the Secured Parties the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations strictly in accordance with the terms thereof. The Guarantors hereby further jointly and severally agree that if any Borrower shall fail to pay in full when due any of the Obligations, the Guarantors shall promptly pay the same, without any demand or notice whatsoever, and that if any extension of time is given for the payment of any of the Obligations, the same shall be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) strictly in accordance with the terms thereof. Any and all payments made by the Guarantors shall be made in accordance with the terms of Section 4.1, mutatis mutandis.

10.2 Obligations Unconditional. The obligations of each Guarantor under Section 10.1 are absolute and unconditional, joint and several, irrespective of the value, validity or enforceability of the obligations of each Borrower under this Agreement or any other Loan Document and irrespective of any other circumstance which might otherwise constitute a legal or equitable discharge or defense in favor of any Guarantor or such Borrower (other than payment in full of the Obligations), it being the intent of this Section 10.2 that the obligations of each Guarantor hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall, to the fullest extent permitted by Applicable Law, not alter or impair the obligations of each Guarantor hereunder which shall remain absolute and unconditional as described above:

(a)	any waiver or any grant of an extension of time in respect of the performance of the Obligations or any part thereof;
(b)	any acceleration of the maturity of the Obligations or any part thereof;
(c)	any act or omission carried out in respect of any provision of this Agreement and any Loan Document;
(d)	any amendment, restatement or modification of the Obligations or any part thereof;
(e)	any waiver by a Secured Party of any right under this Agreement or any Loan Document in respect of the Obligations or any part thereof;
(f)	any failure to perfect any Lien in respect of any Collateral, or any failure of such Lien to constitute a valid and enforceable security interest in respect of such Collateral;
(g)	any substitution, release or exchange effected in respect of any Collateral; or
(h)	any additional guarantee given in favor of the Secured Parties in respect of the Obligations or any part thereof.

10.3 Waiver of Presentment. Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party first exhaust any right, power or remedy it may have against any Borrower or any Guarantor under this Agreement or any other Loan Document, or against any other Person under any other guarantee of, or security for, any of the Obligations. Each Guarantor agrees that its obligations pursuant to this ARTICLE 10 shall not be affected by any assignment or participation entered into by any Bank pursuant to Section 12.7.

10.4 Reinstatement. The obligations of each Guarantors under this ARTICLE 10 shall automatically be reinstated if for any reason any payment by or on behalf of any Borrower or any Guarantor in respect of the Obligations is rescinded, or must be otherwise restored by any Secured Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Each Guarantor jointly and severally agrees to indemnify each Secured Party on demand for all costs and expenses (including attorney’s fees) incurred by it in connection with such rescission or restoration, including any such costs and expenses incurred in defending any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

10.5 Subrogation. Until all Commitments have been terminated and all Obligations (other than contingent Obligations not then due and payable) have been paid in full, each Guarantor hereby waives all rights of subrogation or contribution it may have in respect of any Borrower or any Guarantor, whether arising by contract or operation of law or otherwise by reason of any payment made by it pursuant to this ARTICLE 10.

10.6 Continuing Guarantee. The guarantee in this ARTICLE 10 is a continuing guarantee, and shall apply to all Obligations whenever arising.

10.7 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this ARTICLE 10 constitutes an instrument for the payment of money, and agrees that any Secured Party, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

10.8 General Limitation on Guarantee Obligations. In any action or proceeding involving any bankruptcy, insolvency, reorganization or other Applicable Law in the jurisdiction of organization of any Guarantor affecting the rights of creditors generally, if the obligations of any Guarantor under this ARTICLE 10 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, then, notwithstanding anything in this Agreement to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that would be valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

10.9 Joint and Several Liability of Borrowers. Without prejudice to the provisions of this ARTICLE 10 but subject to any Applicable Law in the jurisdiction of organization of any Borrower affecting the rights of creditors generally, in consideration of the financial accommodation to be provided by the Lenders under this Agreement and the Designated Hedge Counterparties under the Designated Hedge Agreements, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each Borrower to accept joint and several liability for the obligations of each other Borrower, each Borrower hereby irrevocably and unconditionally accepts joint and several liability with each other Borrower with respect to the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of, each Borrower and all other amounts from time to time owing to the Secured Parties by each Borrower under this Agreement and all of the other Loan Documents, in each case strictly in accordance with the terms hereof and thereof.

ARTICLE 11

AGENCY PROVISIONS

11.1 Appointment and Authority. Each of the Lenders and the LC Issuer hereby irrevocably appoints BNP Paribas to act on its behalf as the Administrative Agent, the Collateral Agent and the Technical Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent, the Collateral Agent and the Technical Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent, the Collateral Agent and the Technical Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this ARTICLE 11 are solely for the benefit of the Secured Parties, and neither the Borrowers nor any other Obligor shall have rights as a third party beneficiary of any of such provisions. Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Obligor to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.

11.2 Rights as a Lender. Each Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include BNP Paribas serving as the Administrative Agent, as the Collateral Agent or as the Technical Agent hereunder in its individual capacity. BNP Paribas and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligor or any Subsidiary or other Affiliate thereof as if it were not an Agent and without any duty to account therefor to the Lenders.

11.3 Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, each Agent:

(a)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that an Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(c)

shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by BNP Paribas or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by an Obligor, a Lender or the LC Issuer. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (v) the satisfaction of any condition precedent set forth in ARTICLE 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

11.4 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Without prejudice to the foregoing, in determining compliance with any condition hereunder to any Credit Extension that by its terms must be fulfilled to the satisfaction of a Lender or the LC Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the LC Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the LC Issuer prior to the making of such Credit Extension. Each Agent may engage, rely on and consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other professional advisors or experts selected by it, in its sole discretion and at the cost of the Borrowers, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, professional advisors or experts.

11.5 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of Section 11.3 and this ARTICLE 11 shall apply to any such sub-agent and to the Affiliates of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities performed as an Agent.

11.6 Resignation of Agents. Each Agent may at any time give notice of its resignation to the Borrowers and the Secured Parties. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrowers, to appoint another Person or an Affiliate of a Lender to succeed such Agent. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Secured Parties, appoint a successor Agent meeting the qualifications set forth above; provided that if the retiring Agent shall notify the Borrowers and the Secured Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that if the retiring Agent is the Collateral Agent, the Collateral Agent shall continue to hold any Collateral held by it on behalf of the Secured Parties under any of the Loan Documents until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations to be made by, to or through such Agent shall instead be made by or to the relevant Obligor or Secured Party directly, until such time as a successor Agent is appointed as provided for above in this Section 11.6. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under any other Loan Document (if not already discharged therefrom as provided above), and the retiring Agent shall cooperate in good faith to effectuate the transfer of its role to the successor Agent, including the execution and delivery of such assignments, modifications, documents, certificates and further assurances as such successor Agent may reasonably request. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this ARTICLE 12, ARTICLE 5 and Section 11.4 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent. In addition, if any Lender serving as an Agent is or becomes a Delinquent Lender, the Majority Lenders or (so long as no Default or Event of Default has then occurred and is continuing) the Borrowers, may, but shall not be obligated to, require the resignation of such Agent in accordance with the terms of this Section 11.6; provided that such Agent shall not be required to resign if, as a result of the expiry of the Delinquent Period prior thereto, the circumstances entitling the Majority Lenders or the Borrowers to require such resignation cease to apply.

11.7 Non-Reliance on Agents and Other Lenders. Each Lender and the LC Issuer acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to make Credit Extensions hereunder. Each Lender and the LC Issuer also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

11.8 No Other Duties. Notwithstanding anything to the contrary herein, the Mandated Lead Arrangers shall have no powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, a Lender or the LC Issuer hereunder.

11.9 Indemnification. The Lenders shall indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Pro Rata Shares in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Pro Rata Shares immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans and other Obligations) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein, or the other transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided however that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section 11.9 shall survive the termination of this Agreement and the payment in full of all Obligations.

11.10 Indemnified Matters. Notwithstanding anything to the contrary in this Agreement, each Agent may not include as part of any amount payable to it under Section 11.9, Section 12.5 and/or Section 12.6, a sum representing the cost to such Agent in terms of management time and other resources calculated on the basis of daily or hourly rates.

11.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any judicial proceeding relative to any Obligor, the Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the LC Issuer and the Administrative Agent (including any claim for the compensation, expenses, disbursements and advances of the Lenders, the LC Issuer and the Administrative Agent and their respective agents and counsel) allowed in such judicial proceeding; and

(b)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same,

and any administrator, administrative receiver, receiver, receiver and manager, liquidator, provisional liquidator, trustee, custodian, conservator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the LC Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the LC Issuer, to pay to the Administrative Agent any amount due for the compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative

Agent under this Agreement and any other Loan Document. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the LC Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the LC Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the LC Issuer or in any such proceeding.

11.12 Collateral and Guarantee Matters. The Lenders and the LC Issuer irrevocably authorize the Collateral Agent, at its option and in its discretion:

(a)

to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon the termination of the Commitments and the payment in full of all Obligations (other than contingent Obligations not then due and payable), (ii) that is Disposed or to be Disposed as part of or in connection with any Disposal permitted hereunder or under any other Loan Document or (iii) if approved, authorized or ratified in writing in accordance with Section 12.1;

(b)	to release any Guarantor from its guarantee of the Obligations if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and
(c)	to subordinate any Lien granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted under Section 8.2.

Upon request by the Collateral Agent at any time, the Majority Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its guarantee of the Obligations pursuant to this Section 11.12. In each case as specified in this Section 11.12, the Collateral Agent will, at the Borrowers’ expense, execute and deliver to the applicable Obligor such documents as such Obligor may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its guarantee of the Obligations, in each case in accordance with the terms of the Loan Documents and this Section 11.12.

ARTICLE 12

MISCELLANEOUS

12.1 Amendments. No amendment or waiver of any provision of this Agreement (including any waiver of a Default) or any other Loan Document (except any Fee Letter), and no consent to any departure by any Borrower or any other Obligor therefrom, shall be effective unless made in writing signed by the Majority Lenders and the Borrowers or the applicable Obligor (and in the case of the other Loan Documents (except any Fee Letter) all other parties thereto), as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. If the Administrative Agent receives notice of any amendment or waiver requested by the Borrowers with respect to this Agreement or any other Loan Document, it shall give notice to the Lenders accordingly. Unless the Administrative Agent advises otherwise, the Lenders shall have ten (10) Business Days to respond to the request for such amendment or waiver. If no response is received from a Lender within such time, the Administrative Agent shall be entitled to treat such failure to respond as a rejection by such Lender of the requested amendment or waiver. Notwithstanding anything to the contrary herein, no such amendment, waiver or consent shall:

(a)	waive any condition precedent specified in ARTICLE 5, without the written consent of each Lender;
(b)	extend or increase the Commitment of any Lender, without the written consent of such Lender;
(c)

postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to each Secured Party hereunder or under such other Loan Document, without the written consent of each Secured Party entitled to such amount;

(d)

reduce the principal of, or the rate of interest specified herein on, any Loan or LC Participation, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Secured Party entitled to such amount;

(e)

amend, modify or waive any provision of Section 9.6 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Secured Party or the order of application thereof without the written consent of each Secured Party entitled to such amount;

(f)

amend, modify or waive any provision of this Section 12.1, Section 12.9 or the definition of “Eligible Assignee”, “Majority Lenders”, “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)	amend, modify or waive any provision of ARTICLE 3 or the definition of “Banking Case”, “Calculation Date” or “Exceptional Banking Case” without the written consent of the Supermajority Lenders;
(h)

amend, modify or waive any provision of ARTICLE 3 or ARTICLE 11 or any other provision hereunder or under any other Loan Document that affects the rights or duties of any Agent or a Designated Hedge Counterparty without the written consent of the affected Agent or such Designated Hedge Counterparty, as the case may be;

(i)	amend, modify or waive any provision of Section 2.4 without the written consent of the LC Issuer;
(j)	except as permitted by Section 11.12, release all or any part of the Collateral, without the written consent of each Secured Party; or
(k)	except as permitted by Section 11.12, release any Guarantor from its guarantee of the Obligations, without the written consent of each Secured Party.

Notwithstanding anything to the contrary herein, no Delinquent Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the Commitment of such Delinquent Lender may not be increased or extended without its prior written consent and (ii) any amendment, waiver or consent requiring the consent of all Lenders or each affected Lender that by its terms affects any Delinquent Lender in a manner that is materially and disproportionately adverse to such Delinquent Lender compared with the other affected Lenders shall require the consent of such Delinquent Lender.

12.2 Notices.

(a)

Generally. Notices and other communications provided for herein shall, except as provided below, be in writing and shall be delivered by hand or overnight courier service, mailed by certified of registered mail or sent by facsimile, as follows:

(i)	in the case of any Obligor, at:

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

Attention: Jeffrey S. Mecom

Tel: +1 (214) 265 4795

Fax: +1 (214) 265 4795

Email: jeff.mecom@tapcor.com

with a copy to:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attention: Nick H. Sorensen

Tel.: +1 (713) 226 6677

Fax: +1 (713) 226 6277

Email: nsorensen@porterhedges.com

(ii)	in the case of the Administrative Agent, at:

BNP Paribas (Suisse) SA

Energy & Commodities Structured Debt / Agency Team

Place de Hollande 2, Geneva CH-1211

Switzerland

Attention: Johnny Akiki / Lea Manolesco

Tel: +41 58 212 2661 / +41 58 212 2497

Fax: +41 58 212 2150

E-mail: johnny.akiki@bnpparibas.com

/ lea.manolesco@bnpparibas.com

(iii)	in the case of the Collateral Agent, at:

BNP Paribas (Suisse) SA

Energy & Commodities Structured Debt / Middle Office

Place de Hollande 2, Geneva CH-1211

Switzerland

Attention: Philippe Riboni / Fabienne Morel

Tel: +41 58 212 2454 / +41 58 212 2901

Fax: +41 58 212 2150

E-mail: philippe.riboni@bnpparibas.com

/ fabienne.morel@bnpparibas.com

(iv)

in the case of any Lender, at its address (or fax number) set forth in the execution pages hereof, in its administrative questionnaire or in the assignment and acceptance agreement pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions hereof shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 12.2 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 12.2, and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications. Notices delivered through electronic communications to the extent provided in Section 12.2(b) below, shall be effective as provided in Section 12.2(b) below.

(b)

Electronic Communications. Notices and other communications to the Lenders may (subject to Section 12.2(c)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the pursuant to ARTICLE 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or the Borrowers may, in their respective sole discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures, respectively, approved by it (including as set forth in Section 12.2(c)); provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (including by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)	Change of Address. Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
(d)

Posting. Each Obligor hereby agrees that it will provide to the Administrative Agent all documents, information and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document (including all certificates, financial statements, notices, requests and other materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing Borrowing (including any election of an Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due hereunder prior to the scheduled date therefor, (iii) provides notice of any Default hereunder or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”)), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address or addresses provided to Borrower by the Administrative Agent from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Obligor agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or in such other medium or format, including hard copy delivery thereof, as the Administrative Agent may from time to time require. Nothing in this Section 12.2 shall prejudice the right of any Agent or any Lender to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require. To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address or addresses set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.

(e)

Use of websites; Material Non-Public Information. Each Obligor further agrees that the Administrative Agent may make the Communications available to each other Agent and the Lenders by posting the Communications on IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and

“as available.” The Administrative Agent does not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaims liability for errors or omissions in the Communications or resulting from use of the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. Each Obligor hereby acknowledges that each Agent may make available to the Lenders and the LC Issuer materials and/or information provided by or on behalf of the Parent, the Borrowers or any other Obligor (collectively, the “Materials”) by posting such Materials on the Platform and that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its securities, and who may be engaged in investment and other market-related activities with respect to the Parent’s securities. Each Obligor hereby agrees that (a) all Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (b) by marking any Materials “PUBLIC,” each Obligor shall be deemed to have authorized each Agent and the Lenders to treat such Materials as not containing any material non-public information (although the parties acknowledge that such information may still be confidential, sensitive and/or proprietary) with respect to the Parent or its securities for purposes of United States federal and state securities laws, (c) all Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information”, and (d) each Agent shall be entitled to treat any Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated as “Public Side Information.” For purposes of clarification, (i) any materials not marked “PUBLIC” shall be deemed to be material non-public information and (ii) notwithstanding the foregoing, no Obligor shall be under any obligation to mark any particular Material “PUBLIC”.

12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Secured Party, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or contract.

12.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Credit Extensions hereunder.

12.5 Payment of Expenses and Taxes. Each Borrower agrees (a) to pay or reimburse each Secured Party for all out-of-pocket costs and expenses reasonably incurred in connection with the negotiation, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the fees and disbursements of counsel and notarization, filing and recording fees and expenses, (b) to pay or reimburse each Secured Party for all costs and expenses incurred in connection with (i) the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents and (ii) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (c) to pay, indemnify, and hold each Secured Party harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any other Loan Documents. All amounts due under this Section 12.5 shall be payable not later than ten (10) days after written demand therefor. Statements of amounts payable by each Borrower pursuant to this Section 12.5 shall be submitted to the relevant Borrower at the “Address for Notices” specified below the name of such Borrower on the signature pages hereof, and to the attention of the contact person specified therein, or to such other contact person or address as may be hereafter designated by such Borrower in a written notice to each Secured Party. The agreements in this Section 12.5 shall survive the making of the Credit Extensions hereunder, the payment in full of the Obligations and the termination of all Commitments.

12.6 Indemnification. In consideration of the execution and delivery of this Agreement by the Secured Parties, each Borrower hereby indemnifies, exonerates and holds each of them and each of their respective officers, directors, employees and agents in their capacities as such (each, an “Indemnitee”) free and harmless from and against any and all actions, causes of action, suits, claims, losses, costs, liabilities and damages, and all expenses incurred in connection with any of the foregoing (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), including attorneys’ fees and disbursements reasonably incurred, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties, and agrees to reimburse each Indemnitee upon demand for all legal and other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any claim, litigation, investigation or proceeding relating to any of the foregoing (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to:

(a)	any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;
(b)	the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any agreement executed and delivered in connection therewith;
(c)

any investigation, litigation or proceeding related to any environmental cleanup, audit, noncompliance with or liability under any Environmental Law or other matter relating to the protection of the environment applicable to the operations of such Borrower or any of its Subsidiaries or any of the Hydrocarbon Interests;

(d)	the presence on or under, or the Releases from, any property owned or operated by any Obligor of any Hazardous Material regardless of whether caused by, or within the control of, such Obligor; or
(e)

any Environmental Liability arising as a result of property owned, leased or operated by any Obligor (the indemnification herein shall survive the payment in full of the Obligations and the termination of all Commitments, regardless of whether such Environmental Liability is caused by, or within the control of, such Obligor), except to the extent that Indemnified Liabilities arising for the account of a particular Indemnitee are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted by reason of such Indemnitee’s gross negligence or willful misconduct. Without limiting the foregoing, and to the extent permitted by Applicable Law, each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Law, that any of them might have by statute or otherwise against any Indemnitee. It is expressly understood and agreed that to the extent that any Indemnitee is strictly liable under any Environmental Law, each Obligor’s obligation to such Indemnitee under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition that results in any Environmental Liability of an Indemnitee. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under Applicable Law. The agreements in this Section 12.6 shall survive the making of the Credit Extensions hereunder, the payment in full of the Obligations and the termination of all Commitments.

12.7 Successors and Assigns.

(a)

Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided that (x) no Obligor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of all of the Lenders and (y) any assignment or participation by a Lender of any of its rights and obligations hereunder shall be effected in accordance with this Section 12.7.

(b)

Participations. Each Lender may at any time grant participations in any of its rights under this Agreement or under any of the Notes to any Person (a “Participant”); provided that in the case of any such participation:

(i)

the Participant shall not have any rights under this Agreement or any of the other Loan Documents, including rights of consent, approval or waiver (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto);

(ii)	such Lender’s obligations under this Agreement (including its Commitments hereunder) shall remain unchanged;
(iii)	such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;
(iv)	such Lender shall remain the holder of the Obligations owing to it and of any Note issued to it for all purposes of this Agreement; and
(v)

the Borrowers, the Agents, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender’s rights and obligations under this Agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation,

(vi)

and provided further that no Lender shall transfer, grant or sell any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document.

(c)

Assignments by Lender. Each Lender (the “Assignor”) may assign all or any part of its Loans, LC Participations and/or Commitments and its rights and obligations hereunder to one or more Eligible Assignees, each of which shall become a party to this Agreement as a Lender by execution of an assignment and acceptance agreement in substantially the form attached hereto as Exhibit E (an “Assignment Agreement”) to be executed by the Assignor, an Eligible Assignee and acknowledged by the Administrative Agent; provided that (x) if such assignment is in respect of less than all of the rights and obligations of the Assignor, then, unless otherwise agreed to by the Administrative Agent, such assignment shall be in an aggregate principal amount of at least $5,000,000 or a whole multiple of $500,000 in excess thereof and (y) each Borrower shall cooperate with the Assignor, such Eligible Assignee and the Administrative Agent to facilitate such assignment, including, if instructed by the Assignor or the Administrative Agent, providing to such Eligible Assignee copies of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, the United Kingdom Proceeds of Crime Act 2002 and the United Kingdom Money Laundering Regulations 2003. Upon its receipt of an Assignment Agreement executed by the Assignor and an Eligible Assignee, together with a registration and processing fee of $3,500 for its own account, the Administrative Agent shall promptly record the information contained therein in the Register. Upon such execution, delivery, acceptance and recording, then, from and after the settlement date specified in such Assignment Agreement, the Assignee thereunder shall be a party to this Agreement and, to the extent provided in the Assignment Agreement, shall have the rights and obligations of the Assignor hereunder with Loans and/or Commitments as specified therein and the Assignor thereunder shall, to the extent provided in the assignment and acceptance agreement, be released from its obligations under this Agreement.

(d)

Register. The Administrative Agent shall maintain a register (the “Register”) on which the Administrative Agent shall record the name and address of each Lender, and the Commitments of, and principal amounts of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time. The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner thereof for all purposes of this Agreement, notwithstanding notice to the contrary; provided that the Administrative Agent’s failure to make any recording, or any error by the Administrative Agent in making such recording, shall not affect each Borrower’s or any other Obligor’s liabilities in respect of the Loans and LC Obligations.

12.8 Right of Set-off. In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Agent, each Lender and the LC Issuer is hereby authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent, such Lender or the LC Issuer (including by branches, agencies and Affiliates of such Agent, such Lender or the LC Issuer wherever located) to or for the credit or the account of any Borrower against and on account of the Obligations, regardless of whether or not such Agent, such Lender or the LC Issuer shall have made any demand hereunder and regardless of whether or not such Obligations shall be contingent or unmatured. Each Agent, each Lender and the LC Issuer agrees to promptly notify the relevant Borrower after any such set off and application, but failure to give such notice shall not affect the validity of such set off and application.

12.9 Delinquent Lenders. Notwithstanding anything to the contrary herein, if any Lender becomes a Delinquent Lender, then, to the extent permitted by Applicable Law:

(a)

while the relevant Delinquent Period is in effect, such Delinquent Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1;

(b)

until such time as all Delinquent Credits with respect to such Delinquent Lender have been funded, its Pro Rata Share of any repayment or prepayment of the Loans shall be applied to satisfy its obligation to fund such Delinquent Credits;

(c)

until such time as all Delinquent Payments with respect to such Delinquent Lender have been paid in full together with any applicable accrued interest thereon, the Administrative Agent shall apply any amounts thereafter received by the Administrative Agent for the account of such Delinquent Lender to satisfy such Delinquent Lender’s obligation to make such Delinquent Payments;

(d)

while the relevant Delinquent Period is in effect, the Borrowers may reduce all or any portion of the unused Commitments of such Delinquent Lender under Section 2.6(a) before reducing the unused Commitments of any other Lender;

(e)

any Delinquent Lender with a Delinquent Credit shall not be entitled to receive any commitment fee pursuant to Section 2.9(a) during its Delinquent Period, and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Delinquent Lender during its Delinquent Period;

(f)

any Delinquent Lender with a Delinquent Credit shall not be entitled to receive its share of any letter of credit fee pursuant to Section 2.9(b) during its Delinquent Period and such fee shall instead be paid to the LC Issuer (or if the entire LC Participation of such Delinquent Lender has been assumed by one or more Lenders, such fee shall be ratably allocated among such Lenders as their interests may appear), unless such Delinquent Lender has provided cash collateral or other credit support or made other arrangements to the LC Issuer’s satisfaction to ensure its ability to fund its future LC Participation in respect of any relevant Letter of Credit; and

(g)

the Borrowers may, at their sole expense and effort, upon ten (10) Business Days’ notice to such Delinquent Lender and the Administrative Agent, require the Delinquent Lender to assign and delegate all of its rights, interests and obligations under this Agreement to an Eligible Assignee; provided that if the Borrowers elect to exercise such right with respect to a Delinquent Lender, (i) such Delinquent Lender shall have received payment of an amount equal to the outstanding principal of its Loans and LC Participations, accrued interest thereon, accrued fees and all other amounts then payable to it hereunder and the other Loan Documents, net of any amounts owing to any Agent, Lender or the LC Issuer, from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (ii) the Eligible Assignee shall have paid in full all amounts then due and payable by the Delinquent Lender to any Agent, Lender or the LC Issuer hereunder and the other Loan Documents, (iii) such Delinquent Lender shall execute and deliver an Assignment Agreement and (iv) such Delinquent Lender shall not be required to make any such assignment if, as a result of the expiry of the Delinquent Period prior thereto, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

12.10 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

12.11 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.12 Other Transactions. Nothing contained herein shall preclude any Secured Party or any of its Affiliates from engaging in any transaction, in addition to those contemplated by the Loan Documents, with each Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

12.13 Integration. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

12.14 Governing law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

12.15 SUBMISSION TO JURISDICTION; WAIVERS.

(a)

EACH OBLIGOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, AND APPELLATE COURTS FROM ANY THEREOF, IN ANY LITIGATION OR OTHER PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF A SECURED PARTY OR AN OBLIGOR IN CONNECTION HEREWITH OR THEREWITH; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE SECURED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND; PROVIDED FURTHER THAT NOTHING HEREIN SHALL LIMIT THE RIGHT OF A SECURED PARTY TO BRING PROCEEDINGS AGAINST AN OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION.

(b)

EACH OBLIGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 12.2. EACH OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO IN CLAUSE (a) ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EACH OBLIGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY

LEGAL PROCESS WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH OBLIGOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. EACH OBLIGOR HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(c)

TO THE EXTENT THAT ANY OBLIGOR MAY, IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BEFORE A COURT OF TURKEY OR ELSEWHERE ARISING OUT OF OR IN CONNECTION WITH ANY FINANCE DOCUMENT, BE ENTITLED TO THE BENEFIT OF ANY PROVISIONS OF LAW REQUIRING ANY FINANCE PARTY IN SUCH SUIT, ACTION OR PROCEEDING TO POST SECURITY FOR THE COSTS OF ANY OBLIGOR, AS THE CASE MAY BE (CAUTIO JUDICATUM SOLVI), OR TO POST A BOND OR TO TAKE SIMILAR ACTION, THE OBLIGORS HEREBY IRREVOCABLY WAIVE SUCH BENEFIT, IN EACH CASE TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED UNDER THE LAWS OF TURKEY OR, AS THE CASE MAY BE, SUCH OTHER JURISDICTION.

(d)

WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, EACH OBLIGOR AGREES, WITHOUT PREJUDICE TO THE ENFORCEMENT OF A JUDGMENT OBTAINED IN THE COURTS OF ANY UNITED STATES FEDERAL OR NEW YORK STATE AND APPELLATE COURTS FROM ANY THEREOF, ACCORDING TO THE PROVISIONS OF ARTICLE 54 OF THE INTERNATIONAL PRIVATE AND PROCEDURE LAW OF TURKEY (LAW NO. 5718), THAT, IN THE EVENT THAT SUCH OBLIGOR IS SUED IN A COURT IN TURKEY IN CONNECTION WITH ANY LOAN DOCUMENT, SUCH JUDGMENT SHALL CONSTITUTE CONCLUSIVE EVIDENCE OF THE EXISTENCE AND AMOUNT OF THE CLAIM AGAINST IT PURSUANT TO THE PROVISIONS OF ARTICLE 193 OF CIVIL PROCEDURE CODE OF TURKEY (LAW NO. 6100) AND ARTICLES 58 AND 59 OF THE INTERNATIONAL PRIVATE AND PROCEDURE LAW OF TURKEY (LAW NO. 5718).

(e)

THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT NO PROVISION OF THIS AGREEMENT, NOR THE CONSENT TO VENUE IN SECTION 12.15(a), IN ANY WAY CONSTITUTES OR IMPLIES A WAIVER, TERMINATION OR MODIFICATION BY IFC OF ANY PRIVILEGE, IMMUNITY OR EXEMPTION OF IFC GRANTED IN THE ARTICLES OF AGREEMENT ESTABLISHING IFC, INTERNATIONAL CONVENTIONS OR APPLICABLE LAW.

12.16 Acknowledgments. Each Obligor hereby acknowledges that:

(a)	it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)

each Agent and each other Secured Party has no fiduciary relationship with or duty to it arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between each Agent and each other Secured Party, on the one hand, and each Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)	no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among each Obligor and the Lender.

12.17 USA PATRIOT Act Notice. Each Lender, the LC Issuer and each Agent hereby notifies the Obligors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the United Kingdom Proceeds of Crime Act 2002 and the United Kingdom Money Laundering Regulations 2003 (as amended) or similar legislation in another country, it is required to obtain, verify and record information (and, if applicable, to provide such information particularly to an assignee) that identifies each Obligor and each of its shareholders, directors and/or officers, which information includes or may include the name and address of each such Person, the Organizational Documents of each Obligor and such other information that will allow each Secured Party to comply with its obligations under the USA PATRIOT Act, the United Kingdom Proceeds of Crime Act 2002 and the United Kingdom Money Laundering Regulations 2003(as amended) or such similar legislation in another country.

12.18 Confidential Information. Each Secured Party agrees to hold all Confidential Information provided to it by any Obligor pursuant to this Agreement in accordance with its customary procedures for handling confidential information of this nature; provided that nothing herein shall prevent a Secured Party from disclosing any such information:

(a)

(i) to any Participant or Eligible Assignee (or any prospective Participant or Eligible Assignee) that agrees to be bound by this Section 12.18 or, (ii) in connection with an assignment of a Designated Hedge Agreement by a Designated Hedge Counterparty, to any assignee (or prospective assignee) that agrees to be bound by this Section 12.18;

(b)	on a confidential basis to its employees, officers, directors, agents, attorneys, accountants and other professional advisers or those of any of its Affiliates;
(c)	upon the request or demand of any Governmental Authority;
(d)	in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Applicable Law;
(e)	if requested or required to do so in connection with any litigation or similar proceeding;
(f)	that has been publicly disclosed without violation of this Section 12.18;
(g)

to the National Association of Insurance Commissioners or any similar organization or other regulatory body or any nationally recognized rating agency, in each case, in any country or other jurisdiction, that requires access to information about the Lender’s investment portfolio in connection with ratings issued with respect to the Lender; or

(h)

in connection with the exercise of any if its rights, powers or remedies hereunder or under any other Loan Document. Except as may be required by an order of a court of competent jurisdiction and to the extent specified therein, each Lender shall not be obligated or required to return any materials furnished to it pursuant to any Loan Document by any Obligor.

For purposes of this Section 12.18, “Confidential Information” means all information received from any Obligor or any Affiliate thereof relating to any Obligor or any Affiliate thereof or their respective businesses, other than any such information that is available to each Lender on a nonconfidential basis prior to disclosure by any Obligor or any Affiliate thereof; provided that in the case of information received from an Obligor or any such Affiliate after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

12.19 WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION THEREWITH. EACH OBLIGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH LENDER TO ENTER INTO THE LOAN DOCUMENTS.

12.20 Judgment Currency. If, under any Applicable Law and whether pursuant to a judgment being made or registered against an Obligor or the bankruptcy of the Obligor or for any other reason, any payment under or in connection with this Agreement or any Loan Document is made or falls to be satisfied in a currency (the “Payment Currency”) other than Dollars, then to the extent that the amount of such payment actually received by an Agent or any Secured Party when converted into Dollars at the applicable rate of exchange at such time, falls short of the amount due under or in connection with this Agreement or such Loan Document, the Obligors, as a separate and independent obligation, shall indemnify and hold harmless such Agent and such Secured Party against the amount of such shortfall. For the purposes of this Section 12.20, “rate of exchange” means the rate at which an Agent or the relevant Secured Party is able on or about the date of such payment to purchase Dollars with the Payment Currency and shall take into account any premium and other costs of exchange actually incurred with respect thereto.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AMITY OIL INTERNATIONAL PTY LTD., as Borrower
By:	/s/ Jeffrey S. Mecom
Name: Jeffrey S. Mecom
Title: Director
DMLP, LTD., as Borrower
By:	/s/ Jeffrey S. Mecom
Name: Jeffrey S. Mecom
Title: Vice President
PETROGAS PETROL GAZ VE PETROKIMYA ÜRÜNLERI İNŞAAT SANAYI VE TICARET A.Ş., as Borrower
By:	/s/ Wil F. Saqueton
Name: Wil F. Saqueton,
Title: Director, on behalf of TransAtlantic Turkey, Ltd. (Bahamas)
TALON EXPLORATION, LTD., as Borrower
By:	/s/ Jeffrey S. Mecom
Name: Jeffrey S. Mecom
Title: Vice President

TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD., as Borrower
By:	/s/ Wil F. Saqueton
Name: Wil F. Saqueton
Title: Director
TRANSATLANTIC TURKEY, LTD., as Borrower
By:	/s/ Wil F. Saqueton
Name: Wil F. Saqueton
Title: Vice President

TRANSATLANTIC PETROLEUM LTD., as Guarantor
By:	/s/ Wil F. Saqueton
Name: Wil F. Saqueton
Title: Vice President

TRANSATLANTIC PETROLEUM (USA) CORP., as Guarantor
By:	/s/ Jeffrey S. Mecom
Name: Jeffrey S. Mecom
Title: Vice President

TRANSATLANTIC WORLDWIDE, LTD., as Guarantor
By:	/s/ Jeffrey S. Mecom
Name: Jeffrey S. Mecom
Title: Vice President

BNP PARIBAS (SUISSE) sa, as Administrative Agent
By:	/s/ Philippe Riboni
Name: Philippe Riboni
Title: Member of Management
By:	/s/ Johnny Akiki
Name: Johnny Akiki
Title: Authorised Signatory

BNP PARIBAS (SUISSE) sa, as Collateral Agent
By:	/s/ Fabienne Morel
Name: Fabienne Morel
Title: Authorised Signatory
By:	/s/ Olga Derenkova
Name: Olga Derenkova
Title: Authorised Signatory
BNP PARIBAS (SUISSE) sa, as Technical Agent
By:	/s/ Richard Sentkar
Name: Richard Sentkar
Title: Managing Director, Oil & Gas
By:	/s/ Adrien Bouchet
Name: Adrien Bouchet
Title: Director, Oil & Gas

BNP PARIBAS (SUISSE) sa, as LC Issuer
By:	/s/ Philippe Riboni
Name: Philippe Riboni
Title: Member of Management

By:	/s/ Johnny Akiki
Name: Johnny Akiki
Title: Authorised Signatory

bnp paribas (suisse) SA,
as Lender
By:	/s/ Richard Sentkar
Name: Richard Sentkar
Title: Managing Director, Oil & Gas
By:	/s/ Adrien Bouchet
Name: Adrien Bouchet
Title: Director, Oil & Gas

Address for Notices:
BNP Paribas (Suisse) SA
Energy & Commodities Structured Debt / Middle Office
Place de Hollande 2, Geneva CH-1211
Switzerland
Attention: Philippe Riboni / Fabienne Morel
Tel: +41 58 212 2454 / +41 58 212 2901
Fax: +41 58 212 2150
E-mail: philippe.riboni@bnpparibas.com / fabienne.morel@bnpparibas.com

INTERNATIONAL FINANCE CORPORATION,
as Lender
By:	/s/ DeLanson D. Crist
Name: DeLanson D. Crist
Title: Senior Manager

Address for Notices:
International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Director, Infrastructure and Natural Resources Department
Fax: +1 (202) 974 4307
With a copy (in the case of communications relating to payments) sent to the attention of the Director, Department of Financial Operations, at:
Fax: +1 (202) 522 3064

SCHEDULE I

COMMITMENTS

Name of Lender	Tranche A Commitment Amount (as of the Closing Date)	Tranche B Commitment Amount (as of the Closing Date)
BNP Paribas (Suisse) SA	$40,000,000	Nil
International Finance Corporation	Nil	$40,000,000

SCHEDULE II

FUNDING OFFICE AND WIRE INSTRUCTIONS

Administrative Agent / Collateral Agent / Lender (BNP Paribas (Suisse) SA)

Funding Office

BNP Paribas (Suisse) SA

2 Place de Hollande - PO Box 1211

Geneva 11, Switzerland

Payment Instructions

Currency:  US$

Correspondent Bank Name:  BNP Paribas New York

SWIFT Code:  ########

Beneficiary Name:  BNP Paribas (Suisse) SA

SWIFT Code:  ########

Beneficiary Account Number:  ###########

Reference:  TransAtlantic Petroleum

Attention:  Johnny Akiki / Lea Manolesco

SCHEDULE III

DISCLOSURE SCHEDULE

Disclosure Item	Description of Disclosure Item
Item 6.7 – Litigation	See attached
Item 6.20 – Hedge Agreements	See attached
Item 6.21 – Eligible Contracts; Hydrocarbon Licenses	See attached
Item 6.22 – Existing Accounts	See attached
Item 8.1(f) – Permitted Indebtedness	See attached
Item 8.2(n) – Permitted Liens	See attached
Item 8.7(d) – Permitted Investments	See attached

Item 6.7 – Litigation

TransAtlantic Exploration Mediterranean International Pty Ltd (“TEMI”)

In 2003, a group of villagers living around the Selmo field applied to the Kozluk Civil Court of First Instance in Turkey with seven title survey certificates dating back to Ottoman times. These villagers were granted title registration certificates, and in 2005, these villagers applied to the Kozluk Civil Court of First Instance to enlarge the areas covered by the certificates to approximately 20 square kilometers. Neither we nor, to our knowledge, any ministry in the Turkish government received notice of this court proceeding. Almost all of our production wells at the Selmo field lie within this enlarged area. In 2009, the Supreme Court overruled the Kozluk Civil Court of First Instance and directed that court to re-examine the case.

The Turkish Forestry Authority has filed a claim in the Kozluk Cadastre Court against the villagers for attempting to register land that is registered with the Turkish government as forest. TEMI has joined the Turkish government as a plaintiff in that case. In February of 2011, the Kozluk Cadastre Court decided to suspend the case until there is a resolution of the underlying litigation in the Kozluk Civil Court of First Instance and Court of Appeals. The Court of First Instance decided in favor of TEMI on December 25, 2012. The plaintiff appealed and the case is still pending at the Court of Appeals.

Amity Oil International Pty Ltd (“Amity”)

Amity v. Metem: In 2005, plaintiff, the owner of a natural gas/electric power plant, initiated a lawsuit arguing that Amity failed to deliver natural gas to Metem Enerji Elektrik Üretim A.Ş. (“Metem”) pursuant to a natural gas sale agreement, dated 1 November 2002 , between Metem and Amity (the “Sale Agreement”).  Metem sought 100,000 Turkish Lira plus commercial interest, court fees and attorney expenses.  This case was a pilot case, and Metem has maintained during the legal proceedings that it incurred a loss of approximately $3.0 million as a result of Amity’s alleged default.

All of Metem’s claims were rejected by the 4th Commercial Court of Ankara on 9 December 2009, and Metem appealed the decision.  The Court of Appeal reversed the decision of the Court of First Instance on October 27, 2010.  Amity has lodged a second level appeal and requested a reversal of the Court of Appeal decision in favor of Amity. The case is currently pending at the Court of First Instance. Metem recently filed a second case concerning damages in connection with service fees paid to Cordas for five years demanding 982,418 TL. At the April 30, 2014 hearing date for both cases, it was determined to resend the file to the experts. The next hearing was scheduled for July 8, 2014.

Under Section 10.7(a)(vi) of the Amity Oil Share Purchase Agreement (the “SPA”) between TransAtlantic Worldwide, Ltd. (“Worldwide”), Zorlu Enerji Elektrik Ǘretim A.Ş. (“Zorlu Enerji”) and Zorlu Holding A.Ş., Zorlu Enerji has agreed to pay Worldwide on demand for all liabilities arising out of claims or actions against Amity or Petrogas that relate to acts, omissions or matters relating to the period prior to completion. As the Metem litigation would be covered by this covenant, Zorlu Enerji will ultimately be responsible for all costs and liability arising out of the litigation (up to the maximum liability of $2.5 million for such litigation claims).  Additionally, Zorlu Holding A.Ş. has guaranteed the obligations of Zorlu Enerji under Section 10.7(a)(vi) of the SPA under that certain Letter of Guarantee, dated July 7, 2010, by Zorlu Holding A.Ş. in favor of Worldwide.

Amity v. Gastrans: In 2013, Gastrans filed a cliam against Amity alleging a breach of the transportation and gas sales agreement demanding 689,189 TL plus interest and court costs. The case is still in the preliminary period and we have asked for a time extension as we are currently working on a settlement.

Item 6.20 – Hedge Agreements

•

Costless derivative contracts and three-way collar contracts between TransAtlantic Exploration Mediterranean International Pty Ltd, Standard Bank Plc and BNP Paribas (Suisse) SA. (Standard Bank  Plc will be novated to BNP Paribas (Suisse) SA post-closing)

Item 6.21 –Eligible Contracts; Hydrocarbon Licenses

DMLP, Ltd.

•	Lease (ARI/TEM-DML/829) for Selmo Field – 20% interest License (AR/DMP/4172) from ARAR acquisition – 100% interest
•	License (AR/DMP/4239) from ARAR acquisition – 100% interest

Talon Exploration, Ltd.

•	License (AR/AME-GYP-TLN/5025) for New Arpatepe Field – 50% interest
•	Lease (AR/AME-GYP-TLN/3118-5003) for Arpatepe Field – 50% interest
•	Joint Operating Agreement dated April 18, 2007 between Aladdin Middle East Ltd. and Energy Operations Turkey LLC
•	Domestic Crude Oil Sales/Purchase Agreement dated June 1, 2009 between Türkiye Petrol Rafinerileri A.Ş. and Aladdin Middle East Ltd.
•	Domestic Crude Oil Process Agreement dated June 1, 2009 between Türkiye Petrol Anonim Ortaklığı and Aladdin Middle East Ltd.

TransAtlantic Exploration Mediterranean International Pty Ltd

•	License (AR/AOI-TEM/4861) for Alpullu Field – 75% interest
•	License (AR/TEM-PTK-VEN/3839) for Edirne Field – 55% interest
•	Lease (ARI/TEM-DML/829) for Selmo Field – 80% interest License (AR/TEM/4845) for New Molla Field – 100% interest
•	Lease (ARI/TWY-TEM/4069-5043) for Bakuk Field – 50% interest
•	License (AR/TWY-TEM/5064) for New Bakuk Field – 50% interest
•	License (AR/TAT-TEM/4174) for Molla Field – 75% interest
•	License (AR/TEM/5046) for West Molla Field – 100% interest
•	License (AR/TGT-PIN-CBV-TEM/4607) for Gazientep Field – 50% interest
•	Natural Gas Wholesale License of TEMI, No. DTS/1808-1/177 - granted 16 October 2008 for 10 years.
•

Natural Gas Sales Agreement dated December 14, 2009 between AKSA Dogal gaz Toptan Satis A.S., TransAtlantic Exploration Mediterranean International Pty Ltd, Edirne Enerji Petrol Arama Uretime ve Ticaret Ltd Sti and Petrako, Petrol, Dogal Gaz, Insaat, taahut Isleri, ve dis Ticaret Ltd.

•	Joint Operating Agreement dated July 5, 2010 between TransAtlantic Exploration Mediterranean International Pty Ltd and Tiway Turkey, Ltd.
•

Agreement for Disposition of Natural Gas dated May 22, 2008 between TransAtlantic Exploration Mediterranean International Pty Ltd, Edirne Enerji Petrol Arama Uretime ve Ticaret Ltd Sti and Petrako, Petrol, Dogal Gaz, Insaat, taahut Isleri, ve dis Ticaret Ltd.

•	Gas Sales Agreement dated January 25, 2011 between Türkiye Petrolleri A.O. Genel Müdürlügü and Tiway Turkey Limited Ankara Türkiye Şubesi.
•	Domestic Crude Oil Swap Agreement dated January 10, 2013 between Türkiye Petrol A.O. and TransAtlantic Exploration Mediterranean International Pty Ltd.
•	Domestic Crude Oil Purchase/Sale Agreement dated January 26, 2009 between Türkiye Petrol Rafinerileri A.Ş. and Petroleum Exploratino Mediterranean International Pty Ltd.

TransAtlantic Turkey, Ltd.

•	License (AR/SEL-TAT/4325) for Gurun Field – 90% interest
•	License (AR/TAT-TEM/4174) for Molla Field – 25% interest
•	License (AR/SEL-TAT/4642) for Idil Field – 50% interest

Petrogas Petrol Gaz ve Petrokimya Ürünleri İnşaat Sanayi ve Ticaret A.Ş.

•	License (AR/PPG/4037) for Edirne Field – 100% interest
•	License (AR/PPG-CBV/4532) for Malkara Field – 50% interest
•	Lease (ARI/PPB-CLK-MAY/3864-5059) for Banarli Field – 50% interest
•	Natural Gas Wholesale License of Petrogas, No. DTS/3332-4/252 – granted 21 July 2011 for 10 years.

•

Framework Agreement dated August 25, 2010 between Amity Oil International Pty Ltd Merkezi Avustralya Türkiye İstanbul Şubesi, Petrogas Petrol Gaz ve Petrokimya Ürünleri İnşaat Sanayi ve Ticaret A.Ş. and Zorlu Doğal Gaz İthalat İhracat ve Toptan Ticaret A.Ş.

•	Natural Gas Sales Agreement dated November 1, 2011 between Petrogas and Thrace Basin Natural Gas (Turkiye) Corporation.

Amity Oil International Pty Ltd

•	Lease (ARI/AOI-TPO/4200) for Gocerler Field – 50% interest
•	License (AR/AOI-TPO/5016) for New Adatepe Field – 50% interest
•	License (AR/AOI-TEM/4861) for Alpullu Field – 25% interest
•	Lease (ARI/AOI-TPO/3648-4959) for Adatepe Field – 50% interest
•	Lease (ARI/AOI/3599-4794) for Alpullu – 100% interest
•	License (AR/AOI-TPO/4288) for Gocerler Field – 50% interest
•	License (AR/TPO/3792) for Cayirdere-D.Adatepe Field – 50% interest
•	Natural Gas Wholesale License of Amity, No. DTS/4526-3/325 - granted 1 August 2013 for 30 years.
•	Sales Protocol dated September 30, 2010 between Amity Oil International Pty Ltd Merkezi Avustralya Türkiye İstanbul Şubesi and Zorlu Doğal Gaz İthalat İhracat ve Toptan Ticaret A.Ş. (Adatepe).
•	Sales Protocol dated September 30, 2010 between Amity Oil International Pty Ltd Merkezi Avustralya Türkiye İstanbul Şubesi and Zorlu Doğal Gaz İthalat İhracat ve Toptan Ticaret A.Ş. (Beyazkoy).
•	Sales Protocol dated September 30, 2010 between Amity Oil International Pty Ltd Merkezi Avustralya Türkiye İstanbul Şubesi and Zorlu Doğal Gaz İthalat İhracat ve Toptan Ticaret A.Ş. (Misinli).
•	Sales Protocol dated September 30, 2010 between Amity Oil International Pty Ltd Merkezi Avustralya Türkiye İstanbul Şubesi and Zorlu Doğal Gaz İthalat İhracat ve Toptan Ticaret A.Ş. (Red).
•

Framework Agreement dated August 25, 2010 between Amity Oil International Pty Ltd Merkezi Avustralya Türkiye İstanbul Şubesi, Petrogas Petrol Gaz ve Petrokimya Ürünleri İnşaat Sanayi ve Ticaret A.Ş. and Zorlu Doğal Gaz İthalat İhracat ve Toptan Ticaret A.Ş.

•	Well Construction Protocol dated December 16, 2009 between Amity and Türkiye Petrolleri A.O.
•	Thrace Joint Venture Natural Gas Sale and Purchase Agreement dated April 17, 2006 between Amity and Türkiye Petrolleri A.O.
•	Natural Gas Sales Agreement dated January 10, 2012 between Amity and Thrace Basin Natural Gas (Turkiye) Corporation.

Item 6.22 – Existing Accounts

Company	Bank Name	Branch Name	Account Number	IBAN No	Currency	Description
TEMI	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	TL	Collection account for previous credit facility*
DMLP	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	TL	Collection account for previous credit facility*
TALON	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	TL	Collection account for previous credit facility*
TAT	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	TL	Collection account for previous credit facility*
PETROGAS	Garanti	Karaköy	#######	### #### ######## #### #### ##	TL	Collection account for previous credit facility*
AMITY	Garanti	Karaköy	#######	### #### ######## #### #### ##	TL	Collection account for previous credit facility*
TEMI	Türk Ekonomi Bankası A.Ş.	55-Trakya Kurumsal	########	#########################	TL	Collection account for credit facility
DMLP	Türk Ekonomi Bankası A.Ş.	55-Trakya Kurumsal	########	#########################	TL	Collection account for credit facility
TALON	Türk Ekonomi Bankası A.Ş.	55-Trakya Kurumsal	########	#########################	TL	Collection account for credit facility
TAT	Türk Ekonomi Bankası A.Ş.	55-Trakya Kurumsal	########	#########################	TL	Collection account for credit facility
PETROGAS	Türk Ekonomi Bankası A.Ş.	55-Trakya Kurumsal	########	#########################	TL	Collection account for credit facility
AMITY	Türk Ekonomi Bankası A.Ş.	55-Trakya Kurumsal	########	#########################	TL	Collection account for credit facility
TEMI	FİNANSBANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	TL	Normal operating account
TEMI	FİNANSBANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	USD	Normal operating account
TEMI	FİNANSBANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	EUR	Normal operating account
TEMI	FİNANSBANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	AUD	Normal operating account
TEMI	FİNANSBANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	GBP	Normal operating account
TEMI	Yapı Ve Kredi Bankası	Çorlu heykel	########	### #### ######## #### #### ##	TL	Normal operating account
TEMI	Yapı Ve Kredi Bankası	Çorlu heykel	########	### #### ######## #### #### ##	USD	Normal operating account
TEMI	TURKISH BANK	MERKEZ	#########	### #### ######## #### #### ##	TL	Normal operating account
TEMI	DENİZBANK	Maslak Tic. Merkez ve İst. Kamu Finansmanı Şubesi	####-#######-###	#########################	TL	Normal operating account
TEMI	DENİZBANK	Maslak Tic. Merkez ve İst. Kamu Finansmanı Şubesi	####-#######-###	#########################	USD	Normal operating account
TEMI	TEB	Trakya Corporate Branch	########	#########################	TL	Normal operating account
DMLP	FİNANSBANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	TL	Normal operating account
DMLP	FİNANSBANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	USD	Normal operating account
DMLP	FİNANSBANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	AUD	Normal operating account
DMLP	FİNANSBANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	GBP	Normal operating account
DMLP	YAPI KREDİ BANKASI	Çorlu Heykel	########	### #### ######## #### #### ##	TL	Normal operating account
DMLP	YAPI KREDİ BANKASI	Çorlu Heykel	########	### #### ######## #### #### ##	USD	Normal operating account
DMLP	TEB	Trakya Corporate Branch	########	#########################	TL	Normal operating account
TALON	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	TL	Normal operating account
TALON	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	USD	Normal operating account
TALON	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	EUR	Normal operating account
TALON	FİNANS BANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	TL	Normal operating account
TALON	FİNANS BANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	USD	Normal operating account
TALON	YAPI KREDİ BANKASI	Çorlu Heykel	########	### #### ######## #### #### ##	TL	Normal operating account
TALON	TEB	Trakya Corporate Branch	########	#########################	TL	Normal operating account
TAT	Yapı Ve Kredi Bankası	Çorlu Heykel Şubesi	########	### #### ######## #### #### ##	TL	Normal operating account

Company	Bank Name	Branch Name	Account Number	IBAN No	Currency	Description
TAT	Yapı Ve Kredi Bankası	Çorlu Heykel Şubesi	########	### #### ######## #### #### ##	USD	Normal operating account
TAT	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	TL	Normal operating account
TAT	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	USD	Normal operating account
TAT	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	EUR	Normal operating account
TAT	FİNANS BANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	TL	Normal operating account
TAT	FİNANS BANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	USD	Normal operating account
TAT	TEB	Trakya Corporate Branch	########	#########################	TL	Normal operating account
PETROGAS	Garanti	Karaköy	#######	### #### ######## #### #### ##	TL	Normal operating account
PETROGAS	Garanti	Karaköy	#######	### #### ######## #### #### ##	USD	Normal operating account
PETROGAS	Garanti	Karaköy	#######	### #### ######## #### #### ##	EUR	Normal operating account
PETROGAS	Garanti	Karaköy	#######	### #### ######## #### #### ##	GBP	Normal operating account
PETROGAS	Yapı Kredi	Çorlu Heykel Şb.	########	### #### ######## #### #### ##	TL	Normal operating account
PETROGAS	Yapı Kredi	Çorlu Heykel Şb.	########	### #### ######## #### #### ##	USD	Normal operating account
PETROGAS	Yapı Kredi	Çorlu Heykel Şb.	########	### #### ######## #### #### ##	EUR	Normal operating account
PETROGAS	FİNANSBANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	TL	Normal operating account
PETROGAS	FİNANSBANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	USD	Normal operating account
PETROGAS	TEB	Trakya Corporate Branch	########	#########################	TL	Normal operating account
AMITY	Garanti	Karaköy	#######	### #### ######## #### #### ##	TL	Normal operating account
AMITY	Garanti	Karaköy	#######	### #### ######## #### #### ##	EUR	Normal operating account
AMITY	Garanti	Karaköy	#######	### #### ######## #### #### ##	USD	Normal operating account
AMITY	Garanti	Karaköy	#######	### #### ######## #### #### ##	GBP	Normal operating account
AMITY	Yapı Kredi	Çorlu Heykel Şb.	########	### #### ######## #### #### ##	TL	Normal operating account
AMITY	Yapı Kredi	Çorlu Heykel Şb.	########	### #### ######## #### #### ##	USD	Normal operating account
AMITY	FİNANSBANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	TL	Normal operating account
AMITY	FİNANSBANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	USD	Normal operating account
AMITY	TEB	Trakya Corporate Branch	########	#########################	TL	Normal operating account
TAT	Yapı Ve Kredi Bankası	Çorlu Heykel Şubesi	########	### #### ######## #### #### ##	EUR	Normal operating account
TEMI	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	TL	Operating Account for Credit Cards and Loans
DMLP	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	EUR	Operating account for vendor payments
DMLP	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	USD	Operating account for vendor payments
TEMI	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	USD	Operating account for vendor payments (excl. Edirne payments) + salary payments
TEMI	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	TL	Operating account for vendor payments + salary payments
TEMI	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	EUR	Operating account for vendor payments + salary payments
DMLP	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	TL	Operating account for vendor payments + salary payments
TEMI	ING Bank A.Ş.	Batman	#######-##-###	### #### ######## #### #### ##	TL	Şelmo petty cash payments + Salary payments of Şelmo blue collar personnel
TAT	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	TL	Time deposit

Company	Bank Name	Branch Name	Account Number	IBAN No	Currency	Description
TAT	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	USD	Time deposit
TAT	FİNANS BANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	TL	Time deposit
TAT	FİNANS BANK	Bogazıcı Corporate Branch	DEPOSIT		USD	Time deposit
PETROGAS	Garanti	Karaköy	DEPOSIT	### #### ######## #### #### ##	TL	Time Deposit
PETROGAS	Garanti	Karaköy	DEPOSIT	### #### ######## #### #### ##	USD	Time Deposit
PETROGAS	Yapı Kredi	Çorlu Heykel Şb.	DEPOSIT		TL	Time Deposit
PETROGAS	FİNANSBANK	Bogazıcı Corporate Branch	DEPOSIT		TL	Time Deposit
PETROGAS	FİNANSBANK	Bogazıcı Corporate Branch	DEPOSIT		USD	Time Deposit
AMITY	Garanti	Karaköy	#######	### #### ######## #### #### ##	TL	Time Deposit
AMITY	Garanti	Karaköy	#######	### #### ######## #### #### ##	USD	Time Deposit
AMITY	Yapı Kredi	Çorlu Heykel Şb.	DEPOSIT		TL	Time Deposit
AMITY	Yapı Kredi	Çorlu Heykel Şb.	DEPOSIT		USD	Time Deposit
AMITY	FİNANSBANK	Bogazıcı Corporate Branch			TL	Time Deposit
AMITY	FİNANSBANK	Bogazıcı Corporate Branch			USD	Time Deposit
TALON	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	TL	Time deposit account
TALON	FİNANS BANK	Bogazıcı Corporate Branch			TL	Time deposit account
TALON	YAPI KREDİ BANKASI	Çorlu Heykel	DEPOSIT		TL	Time deposit account / contrat number
TAT	Yapı Ve Kredi Bankası	Çorlu Heykel Şubesi	DEPOSIT		TL	Time deposit account / contrat number
TAT	Yapı Ve Kredi Bankası	Çorlu Heykel Şubesi	DEPOSIT		USD	Time deposit account / contrat number
TEMI	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	TL	Time deposits
TEMI	Türkiye Garanti Bankası A.Ş.	Karaköy	#######	### #### ######## #### #### ##	USD	Time deposits
TEMI	FİNANSBANK	Bogazıcı Corporate Branch	########	### #### ######## #### #### ##	TL	Time deposits
TEMI	FİNANSBANK	Bogazıcı Corporate Branch	DEPOSIT		USD	Time deposits
TEMI	Yapı Ve Kredi Bankası	Çorlu heykel	DEPOSIT		TL	Time deposits
TEMI	Yapı Ve Kredi Bankası	Çorlu heykel	DEPOSIT		USD	Time deposits
TEMI	TURKISH BANK	MERKEZ	DEPOSIT	### #### ######## #### #### ##	TL	Time deposits
TEMI	DENİZBANK	Maslak Tic. Merkez ve İst. Kamu Finansmanı Şubesi	DEPOSIT		TL	Time deposits
DMLP	YAPI KREDİ BANKASI	Çorlu Heykel			USD	Time deposits
TAT	Citibank	Dallas		##########	USD	Domestic Operating
TAT	Amegy	Dallas		########	USD	Domestic Operating

* = Accounts to be closed as soon as possible following the Closing Date

Item 8.1(f) – Permitted Indebtedness

•	General Credit Agreement dated November 17, 2009, as amended on February 14, 2011, between TransAtlantic Exploration Mediterranean International Pty Ltd and Turkiye Garanti Bankasi A.Ş.
•	General Credit and Collateral Agreement dated June 18, 2013 between Yapi ve Kredі Bankasi A.Ş. and TransAtlantic Turkey, Ltd.
•	General Credit and Collateral Agreement dated June 18, 2013 between Yapi ve Kredі Bankasi A.Ş. and Petrogas Petrol Gaz ve Petrokimya Ürünleri İnşaat Sanayi ve Ticaret A.Ş.
•	General Credit and Collateral Agreement dated June 18, 2013 between Yapi ve Kredі Bankasi A.Ş. and Amity Oil International Pty Ltd.
•	General Credit and Collateral Agreement dated June 18, 2013 between Yapi ve Kredі Bankasi A.Ş. and TransAtlatic Exploration Mediterranean International Pty Ltd.
•	General Credit and Collateral Agreement dated June 18, 2013 between Yapi ve Kredі Bankasi A.Ş. and DMLP, Ltd.

Item 8.2(n) – Permitted Liens

•	General Credit and Collateral Agreement dated June 18, 2013 between Yapi ve Kredі Bankasi A.Ş. and DMLP, Ltd.

Item 8.7(e) – Permitted Investments

None.

SCHEDULE IV

ORGANIZATION CHART

See Attached

SCHEDULE IV

ORGANIZATION CHART

Obligor	Jurisdiction of Organization	Shareholding Structure
TransAtlantic Petroleum Ltd.	Bermuda	N/A
TransAtlantic Worldwide, Ltd.	Bahamas	TransAtlantic Petroleum Ltd.-100%
TransAtlantic Petroleum (USA) Corp.	Delaware	TransAtlantic Petroleum Ltd.-100%
Talon Exploration, Ltd.	Bahamas	TransAtlantic Worldwide, Ltd.-100%
TransAtlantic Turkey, Ltd.	Bahamas	TransAtlantic Worldwide, Ltd.-99.9%: TransAtlantic Petroleum (USA) Corp. – 0.1%
TransAtlantic Exploration Mediterranean International Pty Ltd	Australia	TransAtlantic Worldwide, Ltd.-100%
DMLP, Ltd.	Bahamas	TransAtlantic Exploration Mediterranean International Pty Ltd -100%
Amity Oil International Pty Ltd	Australia	TransAtlantic Worldwide, Ltd.-100%
Petrogas Petrol Gaz ve Petrokimya Ürünleri İnşaat Sanayi ve Ticaret A.Ş.	Turkey	TransAtlantic Worldwide, Ltd.-99.6%; TransAtlantic Turkey, Ltd.-0.1%; DMLP, Ltd.-0.1%; Talon Exploration, Ltd.-0.1%; TransAtlantic Petroleum (USA) Corp.-0.1%

SCHEDULE V

HYDROCARBON LICENSES

Amity Oil International Pty Ltd

—	Lease (ARI/AOI-TPO/4200) for Gocerler Field – 50% interest
—	License (AR/AOI-TEM/4861) for Alpullu Field – 25% interest
—	Lease (ARI/AOI-TPO/3648-4959) for Adatepe Field – 50% interest
—	Lease (ARI/AOI/3599-4794) for Alpullu – 100% interest
—	License (AR/AOI-TPO/4288) for Gocerler Field – 50% interest
—	License (AR/TPO/3792) for Cayirdere-D.Adatepe Field – 50% interest (lease application pending)
—	Natural Gas Wholesale License of Amity, No. DTS/4526-3/325 - granted 1 August 2013 for 30 years

DMLP, Ltd.

—	Lease (ARI/TEM-DML/829) for Selmo Field – 20% interest

Petrogas Petrol Gaz ve Petrokimya Ürünleri İnşaat Sanayi ve Ticaret A.Ş.

—	License (AR/PPG/4037) for Edirne Field – 100% interest
—	Lease (ARI/PPB-CLK-MAY/3864-5059) for Banarli Field – 50% interest
—	Natural Gas Sales Agreement dated November 1, 2011 between Petrogas and Thrace Basin Natural Gas (Turkiye) Corporation

Talon Exploration, Ltd.

—	Lease (ARI/AME-GYP-TLN/3118-5003) for Arpatepe Field – 50% interest

TransAtlantic Exploration Mediterranean International Pty Ltd

—	License (AR/AOI-TEM/4861) for Alpullu Field – 75% interest
—	License (AR/TEM-PTK-VEN/3839) for Edirne Field – 55% interest
—	Lease (ARI/TEM-DML/829) for Selmo Field – 80% interest
—	License (AR/TEM/4845) for New Molla Field – 100% interest
—	Lease (ARI/TWY-TEM/4069-5043) for Bakuk Field – 50% interest License (AR/TAT-TEM/4174) for Molla Field – 75% interest
—	Natural Gas Wholesale License of TEMI, No. DTS/1808-1/177 - granted 16 October 2008 for 10 years

TransAtlantic Turkey, Ltd.

—	License (AR/TAT-TEM/4174) for Molla Field – 25% interest

SCHEDULE VI MINIMUM INSURANCE REQUIREMENTS

1.	Energy Package
A.	COVERAGE
Section A:

All risks of physical loss or damage to property forming part of the Borrowers’ or their Subsidiaries’ operations and/or other property in their care, custody or control including removal of debris and/or wreck and for sue & labor, including extension to cover strike, riot and civil commotion.

Section B:

Operator’s extra expense including control of well, extended and restoration cost redrill, seepage and pollution and clean up and containment, underground blowout, making wells safe, removal of debris/wreck, evacuation expenses, deliberate well firing.

Section C:	Comprehensive General Liabilities arising out of or incidental to the operations of the Borrowers and their Subsidiaries.
B.	SUM INSURED/LIMIT OF LIABILITY
Section A:

The replacement value of the property insured, but not to exceed the scheduled value, but a separate and additional limit up to $5,000,000 any one occurrence in respect of removal of debris and/or wreck, not to exceed the scheduled value.

Section B:	$15,000,000
Section C:	$20,000,000
C.	DEDUCTIBLES AND/OR EXCESS
Section A:

$250,000 for each loss or occurrence, except for earthquake (in which case the deductible shall be no more than 2% of location value or minimum USD 250,000) and except for Total or Constructive Total Loss.

Section B:	$500,000 (100%) for each loss or occurrence.
Section C:	$50,000.
2.	Terrorism and Sabotage

If required by the Majority Lenders pursuant to Section 7.8(c), physical loss or damage to property forming part of the Borrowers’ or their Subsidiaries’ operations and/or other property in their care, custody or control (including removal of debris and/or wreck arising out of terrorism or sabotage).

3.	Miscellaneous

Other insurance which:

(a)

is customary or necessary to comply with local or other requirements, such as contractual insuring responsibility, workers’ compensation and employers’ liability insurances in relation to all workmen employed in connection with its operation; motor vehicle liability insurance for all vehicles owned, hired, leased, used or borrowed for use in Turkey; or

(b)	are required by Applicable Law.
4.	General

The Borrowers shall procure that each policy effected pursuant to this schedule shall provide:

(a)	notice of assignment of the policies to Collateral Agent;
(b)	cut-through clauses / assignment of reinsurance proceeds, where required by the Collateral Agent;
(c)

that policies are not to be canceled, lapsed, suspended or changed in any material respect without prior written notice (at least thirty (30) days) to the Collateral Agent and its agreement obtained, or such lesser period as may be specified from time to time in respect of war and kindred perils;

(d)

that the protection which is granted to the Collateral Agent under the policies is not to be invalidated by any act or failure to act on the part of any Borrower, its Subsidiaries or their respective contractors or subcontractors.

Exhibit A

FORM OF NOTE

PROMISSORY NOTE FOR LOANS

$      ,000,000

New York, New York

[             ], 2014

FOR VALUE RECEIVED, each of (1) AMITY OIL INTERNATIONAL PTY LTD, an Australian proprietary company, (2) DMLP, LTD., a Bahamas international business company, (3) PETROGAS PETROL GAZ VE PETROKIMYA ÜRÜNLERI İNŞAAT SANAYI VE TICARET A.Ş., a Turkish joint stock company, (4) TALON EXPLORATION, LTD., a Bahamas international business company, (5) TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD., an Australian proprietary company and (6) TRANSATLANTIC TURKEY, LTD., a Bahamas international business company (collectively, the “Borrowers”), irrevocably and unconditionally promises to pay to the order of [            ] (the “Lender”) the principal amount of [            ] MILLION DOLLARS ($[__],000,000), or, if less, the aggregate principal amount of all Loans made from time to time by the Lender to the Borrowers and then outstanding, in the manner specified in the Credit Agreement (as defined below). The Borrowers further shall pay interest on the principal amount from time to time outstanding at the rates and on the dates specified in the Credit Agreement. All such principal, interest and other amounts shall be payable in Dollars in immediately available funds at the Funding Office.

This Note (i) is one of the promissory notes referred to in the Credit Agreement, dated as of May 6, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), made by and among (among others) the Borrowers and the Lender, (ii) is subject to, and entitled to the benefits of, the provisions of the Credit Agreement and (iii) is subject to repayment and prepayment as provided in the Credit Agreement. This Note is secured as provided in the Security Documents.

Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meaning given to them in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

THE BORROWERS HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, AND APPELLATE COURTS FROM ANY THEREOF, IN ANY LITIGATION OR OTHER PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWERS IN CONNECTION HEREWITH; PROVIDED THAT NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION.

THE BORROWERS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 12.2 OF THE CREDIT AGREEMENT. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS NOTE. EACH BORROWER HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO HEREIN ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the Borrowers have executed this Note as of the date first written above.

AMITY OIL INTERNATIONAL PTY LTD.

By:
Name:
Title:

DMLP, LTD.

By:
Name:
Title:

PETROGAS PETROL GAZ VE PETROKIMYA ÜRÜNLERI İNŞAAT SANAYI VE TICARET A.Ş.

By:
Name:
Title:

TALON EXPLORATION, LTD.

By:
Name:
Title:

TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD.

By:
Name:
Title:

TRANSATLANTIC TURKEY, LTD.

By:
Name:
Title:

Exhibit B

FORM OF NOTICE OF BORROWING

                 , 20

BNP Paribas (Suisse) SA

[address]

Attention:

Re:      Notice of Borrowing

Dear Sirs:

The undersigned hereby refer to the Credit Agreement, dated as of May 6, 2014 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), made by and among (among others), AMITY OIL INTERNATIONAL PTY LTD, DMLP, LTD., PETROLEUM EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD., TALON EXPLORATION, LTD. And TRANSATLANTIC TURKEY, LTD., as Borrowers and BNP PARIBAS (SUISSE) SA as Administrative Agent and Collateral Agent and hereby give irrevocable notice, pursuant to Section 2.3 of the Credit Agreement, that the undersigned request a Borrowing of Loans under the Credit Agreement, and in connection therewith set forth on Annex 1 hereto is the information relating to such Borrowing as required by Section 2.3 of the Credit Agreement.

The undersigned hereby certify that both before and after giving effect to any Loan requested hereunder the following statements shall be correct and not misleading:

(a)        the representations and warranties set forth in each Loan Document shall, in each case, be correct and not misleading [in all material respects]1 with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be correct and not misleading [in all material respects]2 as of such earlier date); and

(b)        no Default or Event of Default shall have then occurred and be continuing.

[1]	Bracketed language not to be included with initial borrowing.
[2]	Bracketed language not to be included with initial borrowing.

Very truly yours,

AMITY OIL INTERNATIONAL PTY LTD.

By:
Name:
Title:

DMLP, LTD.

By:
Name:
Title:

PETROGAS PETROL GAZ VE PETROKIMYA ÜRÜNLERI İNŞAAT SANAYI VE TICARET A.Ş.

By:
Name:
Title:

TALON EXPLORATION, LTD.

By:
Name:
Title:

TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD.

By:
Name:
Title:

TRANSATLANTIC TURKEY, LTD.

By:
Name:
Title:

[Remainder of page left blank intentionally.]

Annex 1 to Notice of Borrowing

1.	The Borrowing Date is [ ].
2.	The aggregate amount of the Borrowing is $[ ], to be apportioned ratably between the Tranche A Facility and the Tranche B Facility.
3.	The Borrowing shall be denominated in Dollars.
4.	The Interest Period for each Loan is three (3) months.
5.	The account into which each Loan is to be made is: [ ].

[ Remainder of page left blank intentionally.]

Exhibit C

FORM OF LETTER OF CREDIT

TO: NAME OF BANK

FORM OF DOCUMENTARY CREDIT

IRREVOCABLE STANDBY

DOCUMENTARY CREDIT NUMBER

DATE OF ISSUE

DATE AND PLACE OF EXPIRY……….[            ]

APPLICANT BANK – NAME AND ADDRESS

BNP PARIBAS (SUISSE) SA

APPLICANT

BNP PARIBAS (SUISSE) SA

LONDON

BENEFICIARY – NAME AND ADDRESS

CURRENCY CODE, AMOUNT

AVAILABLE WITH

BNP PARIBAS (SUISSE) SA

BY PAYMENT

DOCUMENTS REQUIRED

CLAIM DOCUMENTATION

BENEFICIARY’S BANKERS AUTHENTICATED SWIFT STATING THAT

………………………………………………………………………….

………………………………………………………………………….

AND THAT THE BENEFICIARY IS THEREBY CLAIMING THE SUM DUE

ADDITIONAL CONDITIONS

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ………….DATED …………….FOR AN AMOUNT OF ……………… IN FAVOUR OF (INSERT NAME OF BENEFICIARY) (THE BENEFICIARY), THIS STANDBY LETTER OF CREDIT COVERS…………….

……………………………………………………………………………………

AND IS AVAILABLE WITH BNP PARIBAS (SUISSE) SA BY PAYMENT AGAINST THE ABOVE MENTIONED CLAIM DOCUMENTATION.

TT REIMBURSEMENT AND PARTIAL DRAWINGS ARE ALLOWED.

THIS STANDBY LETTER OF CREDIT EXPIRES AT OUR COUNTERS ON

…………….

THIS STANDBY LETTER OF CREDIT IS SUBJECT TO UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 600).

WE HEREBY IRREVOCABLY AND UNCONDITIONALLY UNDERTAKE TO HONOR ALL CLAIMS MADE BY THE BENEFICIARY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS STANDBY LETTER OF CREDIT WITHIN THREE WORKING DAYS AFTER OUR RECEIPT THEREOF.

EXHIBIT D

FORM OF COMPLIANCE certificate

Date:                    , 20

To:	BNP Paribas (Suisse) SA
Re:

Credit Agreement, dated as of May 6, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), made by and among (among others), AMITY OIL INTERNATIONAL PTY LTD, DMLP, LTD., PETROGAS PETROL GAZ VE PETROKIMYA ÜRÜNLERI İNŞAAT SANAYI VE TICARET A.Ş., TALON EXPLORATION, LTD., TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD. and TRANSATLANTIC TURKEY, LTD. (collectively, the “Borrowers”) and BNP PARIBAS (SUISSE) SA (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the              of the Borrowers, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Certificate to the Lender on the behalf of the Borrowers, and that:

[Use following paragraph for Fiscal Year-end financial statements]

[1.       Attached hereto as Schedule 1 are the year-end unaudited financial statements required by Section 7.1(a)(ii) of the Credit Agreement for the fiscal year of the Borrowers ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.]

[Use following paragraph for Fiscal Quarter end financial statements]

[1.       Attached hereto as Schedule 1 are the unaudited Combined financial statements of the Borrowers required by Section 7.1(b)(ii) of the Credit Agreement for the Fiscal Quarter ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrowers and their Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

2.        The financial covenant analyses and information set forth on Schedule 2 hereto are true and accurate on and as of the date of this Certificate and constitute all information and calculations necessary for determining compliance by the Borrowers and their Subsidiaries with the provisions of the Credit Agreement (including Section 8.16 of the Credit Agreement).

3.        The representations and warranties of the Obligors contained in the Credit Agreement and the other Loan Documents are correct and not misleading in all material respects, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were correct and not misleading in all material respects as of the date when made.

4.       No Default or Event of Default has occurred and is continuing, or shall be likely to occur.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             , 20        .

AMITY OIL INTERNATIONAL PTY LTD.

By:
Name:
Title:

DMLP, LTD.

By:
Name:
Title:

PETROGAS PETROL GAZ VE PETROKIMYA ÜRÜNLERI İNŞAAT SANAYI VE TICARET A.Ş.

By:
Name:
Title:

TALON EXPLORATION, LTD.

By:
Name:
Title:

TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD.

By:
Name:
Title:

TRANSATLANTIC TURKEY, LTD.

By:
Name:
Title:

EXHIBIT E

FORM OF ASSIGNMENT agreement

Dated:                     , 20

Reference is made to the Credit Agreement, dated as of May 6, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), made by and among (among others) AMITY OIL INTERNATIONAL PTY LTD, DMLP, LTD., PETROGAS PETROL GAZ VE PETROKIMYA ÜRÜNLERI İNŞAAT SANAYI VE TICARET A. Ş. TALON EXPLORATION, LTD., TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD., and TRANSATLANTIC TURKEY, LTD. (collectively, the “Borrowers”) and BNP PARIBAS (SUISSE) SA (the “Administrative Agent”). Each capitalized term used and not otherwise defined herein is used as defined in the Credit Agreement.

The “Assignor” and the “Assignee” referred to on Schedule I hereto agree as follows:

Section 1 .         As of                     , 20        (the “Assignment Date”), the Assignor hereby irrevocably sells, transfers, conveys and assigns to the Assignee, without recourse, representation or warranty (except as expressly set forth herein), and the Assignee hereby purchases and assumes from the Assignor, that percentage interest specified in Item A of Schedule I hereto of the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including such interest in the principal amount of the Loans and any Note held by the Assignor, and including, subject to Section 5 below, all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the other Loan Documents. After giving effect to such sale, assignment and delegation, the amount of the Assignee’s Commitment and the principal amount of the Loans owing to the Assignee will be as set forth in Item B of Schedule 1 hereto, and the amount of the Assignor’s Commitment and the principal amount of the Loans owing to the Assignor will be as set forth in Item C of Schedule I hereto.

Section 2 .         The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant to the Credit Agreement or any other Loan Document; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, or the performance or observance by any Borrower of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iv) requests that the Administrative Agent arrange for the issuance of a new Note in favor of the Assignee.

Section 3.         The Assignee (i) confirms that it has received a copy of the Credit Agreement and the schedules and Exhibits thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; (v) specifies as its Funding Office and address for notices the office or offices set forth beneath its name on Schedule I hereto; and (vi) acknowledges that, to the best of its knowledge, on the Assignment Date the assignment and assumption contemplated hereby will not result in any Borrower incurring additional costs or expenses (including those contemplated by Section 4.1 and Section 4.2) as a result thereof.

Section 4 .         Following the execution of this Assignment Agreement by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The Assignee hereby requests that the Administrative Agent evidence its consent to the assignment and assumption contemplated hereby by executing its consent and acknowledgment hereto as set forth below.

Section 5.         Upon such acceptance and recording by the Administrative Agent, as of the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have corresponding rights and obligations of a Lender thereunder and under the other Loan Documents to which the Assignor was party as a Lender prior to the date of such assignment and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its corresponding rights and be released from its corresponding obligations under the Credit Agreement and the other Loan Documents to which the

Assignor was party as a Lender prior to the date of such assignment; provided that the Assignor shall retain any claim with respect to any fee, interest, cost, expense or indemnity which accrues, or relates to an event that occurs, prior to the date of such assignment pursuant to Section 4.1, Section 4.2, Section 4.4, or Section 12.6 of the Credit Agreement.

Section 6.         Upon such acceptance and recording by the Administrative Agent, from and after the Assignment Date, the Administrative Agent shall make all payments under the Credit Agreement and other Loan Documents in respect of the interest assigned hereby (including all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents for periods prior to the Assignment Date directly between themselves.

Section 7 .         This Assignment Agreement may be executed (and acknowledged and consented to) in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Assignment Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 8.         The Assignor and the Assignee hereby agree that the [Assignor / Assignee] will pay to the Administrative Agent the registration and processing fee referred to in Section 12.7(c) of the Credit Agreement.

Section 9 .         THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, AND APPELLATE COURTS FROM ANY THEREOF, IN ANY LITIGATION OR OTHER PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS ASSIGNMENT AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF A PARTY IN CONNECTION HEREWITH OR THEREWITH.

[ Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized as of the date specified thereon.

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Accepted and acknowledged this         day of                     , 20        :

BNP PARIBAS (SUISSE) SA

as the Administrative Agent

By:
Name:
Title:

Schedule I

to

Assignment Agreement

Dated                      ,

between [Name of Assignor], as Assignor, and

[Name of Assignee], as Assignee

Item A
	Percentage of Assignor’s Commitment and outstanding Loans being assigned:		%
Item B
	Assignee’s Commitment after giving effect to assignment:	$
	Aggregate Outstanding Principal Amount of Loans owing to Assignee after giving effect to assignment:	$
Item C
	Assignor’s Commitment after giving effect to assignment:	$
	Aggregate Outstanding Principal Amount of Loans owing to Assignor after giving effect to assignment:	$

[NAME OF ASSIGNEE]

Funding	Office:
[Address]

Address	for	Notices:
[Address]

Exhibit F

Form of action plan

Environmental and Social Action Plan

#	Task Title / Description	Anticipated Completion Date	Indicator of Completion
1

Retain or assign to existing appropriately qualified staff responsibilities of corporate Environment, Health, Safety, and Social Affairs Manager supported by adequate financial and professional resources.

Name of individual and credentials are submitted to IFC
2

Update the existing corporate EHSMS procedures to be consistent with the IFC Performance Standards and applicable EHS guidelines. In particular, develop or upgrade for compliance with IFC Performance Standards the following corporate level policies and procedures:

1. Environmental, Health, Safety and Social policy;

2. Update and formalise Human Resources Policy and Procedures including formal Grievances Mechanisms for employees and contractors;

3. Environmental and Social screening mechanisms (or audit procedure) for future asset acquisition / farm-ins compliant with ESMS and IFC Performance Standards, identifying any potential risks;

4. Emergency Preparedness & Response Procedures;

5. Oil Spill Contingency Procedures;

6. Public Consultation and Disclosure Procedure for informing communities and other stakeholders of activities relating to projects;

7. Grievance Mechanism to be updated with improved local communication to potentially affected communities and improved internal procedures containing a complaints procedure defining who is responsible for receiving complaints, processes followed for recording and acting on complaints and process for following through, communicating and closing complaints;

8. Chance-Finds Procedure to address impacts to, and protection, of cultural property encountered during project activities;

9. Waste Management Procedure identifying the type and quantity of waste streams generated at operated and co-operated assets along with available disposal routes, treatment and reuse;

10. Training protocols and plans for HSE for all staff and internal process to ensure contractors undertaking activities at operated or co- operated assets comply with the Company standards.

Policies and procedures are submitted to IFC
3

Develop updated Environmental Management Plans (ESMPs) consistent with the updated EHSMS for each asset in the portfolio financed by IFC funds. The ESMP will detail the procedures necessary to ensure that sites are managed in accordance with IFC Performance Standards and applicable guidelines. Each ESMP will contain, at a minimum: i) an emergency response plan, ii) a spill control plan, iii) a waste management plan and iv) a stakeholder engagement plan.

ESMPS are submitted to IFC

Exhibit G

Form of Annual monitoring report

See attached.

ENVIRONMENTAL AND SOCIAL PERFORMANCE

Annual Monitoring Report (amr)

TransAtlantic Petroleum

TransAtlantic

Turkey

34457

REPORTING PERIOD: (month/year) through (month/year)

AMR COMPLETION DATE: (day/month/year)

Environment, Social and Governance Department

2121 Pennsylvania Avenue, NW

Washington, DC 20433 USA

www.ifc.org/enviro

INTRODUCTION

IFC’s Investment Agreement requires for the TransAtlantic project require TransAtlantic Petroleum to prepare a comprehensive Annual Monitoring Report (AMR) on the environmental and social (E&S) performance of its facilities and operations. This document comprises IFC’s preferred format for E&S performance reporting. The following template may be supplemented with annexes as appropriate to ensure all relevant information on project performance is reported.

Contents:

—	Project Information
—	Client’s Representation Statement by Sponsor authorized representative
—	Summary of Key E&S Aspects during the Reporting Period
—	New Development/ Corporate Financing
—	Action Plan Status and Update
—	Deviations/non-compliances
—	Developmental Outcome (DOTs) Indicators
—	Corporate Governance Action Plans
—	Client’s Feedback

Client’s Representation Statement by Sponsor authorized representative

I Name in my role of Position and representing TransAtlantic Petroleum certify that

a)

The Project is in compliance with all applicable E & S Requirements as described in the investment agreement/contract/…/, and all actions required to be undertaken pursuant to the Environmental and Social Action Plan (ESAP) and any subsequent supplemental action plans. (when applies: with the exception made for those that have been disclosed in Section seven (VII) in this report.

b)	In relation to the Project there are no
—	Circumstances or occurrences that have given or would give rise to violations of E &S and labor Laws or E &S and labor Claims;
—	Social unrest, local population disruption or negative NGO attention due to the project
—	Material social or environmental risks or issues in relation to the Project other than those identified by the E&S Assessment and the Environmental and Social Review Summary.
—	Existing or, to the best of the Borrower’s knowledge, threatened complaint, order, directive, claim, citation or notice from any Authority.
—	Any written communication from any Person , in either case, concerning the Project’s failure to comply with any matter covered by the Performance Standards;
—	Ongoing or, to the best knowledge of the Borrower, threatened, strikes, slowdowns or work stoppages by employees of the Borrower or any contractor or subcontractor with respect to the Project;
c)

All information contained in this AMR is true, complete and accurate in all respects at the time of submission and no such document or material omitted any information the omission of which would have made such document or material misleading.

d)

There have not been any new company activities (e.g. expansions, construction works, etc) that could generate adverse environmental effects and there have been no new ESIA studies, audits, or E&S action plans conducted by or on behalf of (the TransAtlantic), with respect to any Environmental or Social standards/regulation/ applicable to the Project that IFC has not been notified of

Signature	Date

Summary of Key E&S Aspects during the Reporting Period

This section aims to identify the key E&S progress/activities/incidents during the Reporting period (include Summary of Key Findings for the Reporting Period e.g. non-compliances, significant incidents1, social unrest, significant improvements/initiatives regarding E&S performance. Etc.)

Project Status

Select the current status of the project and provide a brief description of each development in relation to the project over the reporting period. For example, has construction of new sites (e.g. gathering plants, drilling wells, etc.) been started or completed, has new equipment been installed, has production capacity increased, or is the investment in new projects considered?

☐ Design	☐ Construction	☐ Expansion	☐ Operation	☐ Closure	☐ Other
(specify)

PS1: Assessment and Management of Environmental and Social Risks and Impacts

Please provide details on the status of the following voluntary Management systems certification schemes at your facility, provide details below?

	Not being considered	Future consideration	Planning to implement	Currently implementing	Successfully implemented	Date of certification/ re-certification
ISO 9001 - Quality	☐	☐	☐	☐	☐
ISO 14001 - Environment	☐	☐	☐	☐	☐
OHSAS 18001 - OHS	☐	☐	☐	☐	☐
Other	☐	☐	☐	☐	☐

Describe any changes in the organizational structure to manage environment, health and safety, labor and social aspects during the reporting period. Describe number of personnel in charge of E&S issues.

List and briefly describe any site assessment, ESIA, or other environmental/social study completed during this reporting period

Describe the level of environmental, social and health and safety training provided to staff. Provide annex with list of topics, hours of training and number of participants.

During the reporting period, are you aware of any events that may have caused damage; brought about injuries or fatalities or other health problems; attracted the attention of outside parties; affected project labor or adjacent populations; affected cultural property; or created liabilities for your company?

☐	Yes	☐	No

Provide details

Describe any ongoing public consultation and disclosure, liaison with non-governmental organizations (NGOs), civil society, local communities or public relations efforts on environmental and social aspects.

Briefly describe new initiatives implemented during the reporting period or additional managerial efforts on E&S aspects (e.g. Energy/water savings, sustainability report, waste minimization, etc)

Briefly describe the number and type of comments and/or grievances received by the Company in relation to E& Issues? How many have been resolved and how many are pending? (Please attach a table with grievance redress registry)

[1]

Examples of significant incidents follow. Chemical and/or hydrocarbon materials spills; fire, explosion or unplanned releases, including during transportation; ecological damage/destruction; local population impact, complaint or protest; failure of emissions or effluent treatment; legal/administrative notice of violation; penalties, fines, or increase in pollution charges; negative media attention; chance cultural finds; labor unrest or disputes; local community concerns.

PS2. Labor and Working Conditions

Have you changed your Human Resources (HR) policies, procedures or working conditions during the reporting period?

☐	Yes	☐	No	Provide details

Provide the following information regarding your workforce:

Site	# of direct employees	# female direct employees	# employees terminated	# employees hired	# Contractor employees[2]
Turkey
Bulgaria

[2]	Contractors performing core functions for the Company in the premises of the Company or in the name of the Company

Occupational Health and Safety

Describe the main changes implemented in terms of Occupational Health and Safety (OHS) during the reporting period, e.g. identification of hazards, substitution of chemicals, new controls, etc.

Occupational Health and Safety Indicators

Report Total numbers for each parameter	This reporting period		Reporting period-Previous year
	Direct employees	Contractor employees	Direct employees	Contractor employees
Total number of Workers
Total man-hours worked - Annual
Total number of lost time occupational injuries
Total number of lost workdays due to injuries
Number of fatalities

Provide details for the non-fatal injuries during this reporting period

Company or contractor employee?	Total workdays lost	Description of injury[3]	Cause of accident	Corrective measures to prevent reoccurrence

[3]	Injury: Incapacity to work for at least one full workday beyond the day on which the accident or illness occurred.

Lost workdays are the number of workdays (consecutive or not) beyond the date of injury or onset of illness that the employee was away from work or limited to restricted work activity because of an occupational injury or illness.

Describe in detail fatalities and vehicle accidents, including corrective measures (provide copies of OHS investigation and respective corrective plan).

Significant Incidents

Date of Incident	Type of Incident	Brief Description of Incident	Fatalities? (Y/N)	# of Fatalities	Preventive measures taken after the incident

PS3. Resource Efficiency and Pollution Prevention

Provide the following environmental monitoring data for this reporting period. If you already have all the data requested available in another format, this can be submitted instead. Please provide a scaled facility map showing the precise locations of all monitoring points.

Ambient noise:

Complete the table below to provide IFC with quantitative data on TransAtlantic Noise levels. Please provide Turkey Adjective maximum and units in the table below.

How many monitoring points for Noise Sources will TransAtlantic has?

Noise Level : Monitoring Point Location[1]
Receptors		WBG/IFC Maximum Levels (WBG/IFC Units)	Project Name Performance (WBG/IFC Units)	Turkey Maximum Levels (Units) 2	Project Name Performance (Turkey) 2
One Hour Laeq (dBA)
Residential; institutional; Educational [4]	Daytime 07:00-22:00	55 dBA	dBA
	Nighttime 22:00-07-00	45 dBA	dBA
Industrial ; Commercial	Daytime 07:00-22:00	70 dBA	dBA
	Nighttime 22:00-07-00	70 dBA	dBA

Notes:

1	Provide a scaled facility map showing the precise location of all noise source points.
2

Report country standards only if the host country regulations/standards are more stringent than World Bank Group General EHS guidelines. Projects are expected to achieve whichever that is more stringent.

3	Guidelines values are for noise levels measured out of doors. Source: Guidelines for Community Noise, World Health Organization (WHO), 1999.
4	For acceptable indoor noise levels for residential, institutional, and educational settings refer to WHO (1999).

Ambient air quality:

How many monitoring point for air emissions Levels will TransAtlantic has?

Air Emissions Levels: Monitoring Point Location1

Ambient Air Parameters	WBG/IFC Maximum Levels (WBG/IFC Units)		TransAtlantic Performance (WBG/IFC Units)	Turkey Maximum Levels (Units) 2	TransAtlantic Performance (Turkey Units) 2
	Averaging Period	Guidelines Value in µg/m3
Sulfur Dioxide (SO2)	24 hrs	125 (Interim target-1) 50 (Interim target-2) 20 (guideline)	µg/m3

	10 Minute	500 (guideline)	µg/m3
NO2	1 -Year	40 (guideline)	µg/m3
	I-Hour	200 (guideline)	µg/m3
Particulate Matter PM 10	I- year	70 (Interim target-1) 50 (Interim target-2) 30 (Interim target-3) 20 (guideline)	µg/m3

	24-Hour	150 (Interim target-1) 100 (Interim target-2) 75 (Interim target-3) 50 (guideline)	µg/m3
Particulate Matter PM 2. 3	I- year	35 (Interim target-1) 25 (Interim target-2) 15 (Interim target-3) 10 (guideline)	µg/m3
	24-Hour	75 (Interim target-1) 50 (Interim target-2) 37.5 (Interim target-3) 25 (guideline)	µg/m3
Ozone	8 Hours daily Maximum	160 (Interim target-1) 100 (guideline)	µg/m3

Notes:

1	Provide a scaled facility map showing the precise location of all emission points.
2	Report country standards only if the host country regulations/standards are more stringent than the World Bank Group EHS guidelines. Projects are expected to achieve whichever that is more stringent.
5

Significant sources of point and fugitive emissions are considered to be general sources which, for example, can contribute a net emissions increase of one or more of the following pollutants within a given airshed: PM10: 50 tons per year (tpy); NOx: 500 tpy; SO2: 500 tpy; or as established through national legislation; and combustion sources with an equivalent heat input of 50 MWth or greater. The significance of emissions of inorganic and organic pollutants should be established on a project-specific basis taking into account toxic and other properties of the pollutant.

7	World Health Organization (WHO). Air Quality Guidelines Global Update, 2005. PM 24-hour value is the 99th percentile.

Liquid effluent discharges:

How many monitoring point for emission, effluents and waste will TransAtlantic has?

Effluents Levels : Monitoring Point Location1

Parameters	WBG/IFC Maximum Levels (WBG/IFC Units)		TransAtlantic Performance (WBG/IFC Units)	Turkey Maximum Levels (Units) 2	TransAtlantic Performance (Turkey Units) 2
Drilling Fluids and Cuttings[a]	Refer to general EHS guidelines for treatment and disposal
Produced sand [a]	Refer to general EHS guidelines for treatment and disposal
Produced Water[a] For discharge to surface waters or to land
Total hydrocarbons	10	mg/l	mg/l
pH	6-9	S.U	S.U
BOD	25	mg/l	mg/l
COD	125	mg/l	mg/l
TSS	35	mg/l	mg/l
Phenols	0.5	mg/l	mg/l
Oil and Grease	10	mg/l	mg/l
Sulfides	1	mg/l	mg/l
Heavy metals (total)[b]	5	mg/l	mg/l
Chlorides	600 (average) 1200 (Maximum)	mg/l	mg/l
Hydrotest Water[a] For discharge to surface waters or to land
Total hydrocarbons	10	mg/l	mg/l
pH	6-9	S.U	S.U
BOD	25	mg/l	mg/l
COD	125	mg/l	mg/l
TSS	35	mg/l	mg/l
Phenols	0.5	mg/l	mg/l
Oil and Grease	10	mg/l	mg/l
Sulfides	1	mg/l	mg/l
Heavy metals (total)[b]	5	mg/l	mg/l
Chlorides	600 (average) 1200 (Maximum)	mg/l	mg/l
Completion and well work over fluids[a] For discharge to surface waters or to land
Total hydrocarbons	10	mg/l	mg/l
pH	6-9	S.U	S.U
Stormwater drainage[c] Stormwater runoff should be treated through an oil/water separation system
Oil and Grease	10	mg/l	mg/l
Cooling Water [d]
Temperature Increases	3[o]	C	C
Sewage[a]
Refer to general EHS guidelines for treatment and disposal

Notes:

a	Refer to general EHS guidelines for treatment and disposal
b	Heavy metals include: Arsenic, cadmium, chromium, copper, lead, mercury, nickel, silver, vanadium, and zinc.
c	Stormwater runoff should be treated through an oil/water separation system able to achieve oil & grease concentration of 10 mg/L.
d

The effluent should result in a temperature increase of no more than 3° C at edge of the zone where initial mixing and dilution take place. Where the zone is not defined, use 100 m from point of discharge.

e	Emission concentrations as per General EHS Guidelines, Air Ambient Quality and Air Emission guidelines
1	Provide a scaled facility map showing the precise location of emission, effluents and waste generation points.
2	Report country standards only if the host country regulations/standards are more stringent than the World Bank Group EHS guidelines. Projects are expected to achieve whichever that is more stringent.

Resources and Energy Consumption:

If any of the EHS guidelines or local regulatory limits are exceeded please explain the cause and, if appropriate, describe the planned corrective actions to prevent re-occurrence.

Energy and Water management:

Utility Type	Units	Annual Consumption			Total
		Thrace Basin	Southeast	Site 3
Grid electricity	MWh
Natural Gas	m3
Diesel	L
Other fuel (specify)	L
Water usage	m3

Provide average water consumption per well for drilling, fracking, acidification.

Indicate any water saving procedures implemented and quantify water reduction amounts.

Provide data on estimated greenhouse gases (GHG) emissions rates for the year.

Provide total gas flaring (mmcf/day) data by filling out the table below

Utility Type	Units	Annual Production/Consumption			Total
		Thrace Basin	Southeast	Site 3
Oil	barrels
Gas
AGP[1] Production	m3
AGP Used for Heating	m3
AGP Flared	m3
AGP Vented	m3

Note:

1	Associated Petroleum Gas

Provide type, quantities, handling and disposal, specifying any 3rd party involved, of each waste stream (hazardous and non-hazardous).

PS4 — Community Health, Safety and Security

Using the table below list and briefly describe any new initiatives implemented in relation to community health and safety during the reporting period. Include risk assessments, new infrastructure and equipment; hazardous materials and safety management, transportation and exposure to disease.

Mitigation Measure	Expected or actual date of Implementation	Planned future mitigation efforts?

During the reporting period any emergency drills have been conducted with community participation? Are the communities aware of the emergency response plans?

Please describe any changes in the TransAtlantic’s engagement with private/public security forces during the reporting period and any corresponding agreements.

PS5 — Land Acquisition and Involuntary Resettlement

Provide the following information regarding land acquisition required for the project that has taken place during the reporting period. if none, write N/A and skip this section.

	# Plots	Hectares	Status of Acquisition % total area
Total area acquired during the reporting period
Total area of agricultural lands affected

Please provide the information in the table where applicable

Displacement Indicators

	Total land (Ha)	Total Families/ Business	Total Individuals	Resettled/ Restored To-Date	Pending	Comments
1. Physically displaced
Legal title holders
Without title Squatters
Renters
Total
2. Economically displaced
3. Physically and Economically Displaced (Both)
TOTAL

Note: Please provide the following information regarding families/individuals/business directly affected by land acquisition

Briefly describe any measures to avoid impacts on livelihoods and residences during the reporting period.

Briefly describe the type of solutions provided for new physically displacement and economic displacement.

Briefly describe any special measures for particularly vulnerable cases (elderly, female-headed household, etc)

Please attach detailed information/report of the resettlement process. If not applicable please indicate so.

Using the Table provided below list any grievance or dispute (include court action) regarding land acquisition or resettlement received during the reporting period, describe how it was addressed and its current status.

Grievance/ Dispute date	Complainant	Issue	Resolved (Y/N)	Action taken	Date closed

PS6 — Biodiversity Conservation and Sustainable Management of Living Natural Resources

Using the table below describe any new activities or expansions that have increased the project footprint into new areas of habitat during the reporting period.

New activity/expansion	Total area covered	Habitat type

Using the table below provide details of deforestation conducted during the reporting period.

Site	Total area deforested	Type of species lost	Total area reforested	Type of species planted	Reforestation for commercial use Y/N

PS8 — Cultural Heritage

Using the table below list new cultural property discovered in the course of project activities during the reporting period.

Location	Date of discovery	Type of discovery	Additional protection measures taken

Action Plan Status and Update

Please update us in the current status of the action plan, define the dates when pending actions will be implemented. Please refer to the initial ESAP for the indicators and deliverables.

Environmental and Social Action Plan (ESAP) Status Report (Client completes this report annually)
Project Name:	Transatlantic	Project ID:	34457
Team Name:	CN3F8	Region:	Europe and Central Asia
Country:	Turkey	Sector:	B-AB - Oil and Gas Production (Includes Development)
Lead Environmental Specialist (LESS):	Stefano Robaudo	Social Specialist:	Gulen Metin
Task Title/Description	Anticipated Completion Date	Indicator of Completion*	Completion Date	Status as of MM/DD/YR	% Complete
1. Incorporate relevant company policies and commitment to implement IFC’s PSs in its operations (or more stringent national standards if they exist)	6/30/2014	Document completion		Pending	0
2. Review the status of its licenses against the new EIA regulation and, if necessary, develop an action plan to bring its operations into compliance.	5/31/2014	Document completion and, if necessary, AP developed		Pending	0

3. Develop the new integrated HSSE-MS, covering environmental, social, health and safety and security issue, consistent with PS 1and World Bank Group provisions and relevant general and sector guidelines. The system should include, but not limited to, the following elements:

• a comprehensive site assessment procedure that will include relevant EHS and social elements

• relevant environmental, OHS, and social key performance indicators

• a comprehensive monitoring program of the newly integrated HSSE-MS including

• Management and compliance of contractors

• Emergency response plans for all its facilities

• Detailed waste management plan for its facilities

• Management of vehicular movements, both company and contractors’ vehicles

• Procedures and standards to ensure community health and safety and security impact are assessed and mitigated according to PS 4 provisions.

	10/31/2014	Document completion		Pending	0
4. Appoint an additional EHS supervisor in the southeast area and an EHS coordinator.	7/31/2014	Appointment of personnel		Pending	0
5. Develop an appropriate stakeholder engagement plan, based on PS 1 provisions	8/31/2014	Document completion		Pending	0
6. Develop and implement internal (e.g., workforce) and external (e.g. stakeholder) grievance procedures	8/31/2014	Document completion		Pending	0
7. Integrate the employee handbook to achieve compliance with IFC PS 2 provisions	7/31/2014	Document completion		Pending	0
8. Incorporate existing and newly developed training modules in a comprehensive program consistent with operational activities	8/31/2014	Document completion; new training matrix developed		Pending	0

9. Carry out job safety analysis and develop standard operating procedures, in line with international recognized methodologies, for all its activities	9/30/2014	Document completed	Pending	0
10. Inventory, assess, quantify and develop a time-bound action plan for the following: • Secondary containment • Impacted soils with related remedial plan if relevant • Firefighting system • Wastewater disposal practices	7/30/2014	Assessments completed and APs developed	Pending	0
11. Undertake a comprehensive emissions inventory and consider alternatives for the reduction of GHG emissions intensity over time	9/30/2014	Inventory completed and alternative considered	Pending	0
12. Develop a comprehensive EHS monitoring program including, but not limited to, the following: • Point source emissions • Ambient air, noise, surface and groundwater at sites and at selected affected communities/villages	8/31/2014	Monitoring programs developed	Pending	0
13. Ensure that security personnel are screened before employment and that security personnel are trained on human rights and Voluntary Principles.	5/31/2014	Document completion	Pending	0

Deviation/non-Compliances

The following are the identified deviation/non-compliances identified in reference to the following:

(I) IFC’s Performance Standards; (ii) Environmental and Social Action Plan; (iii) Non- compliance with local environmental and Social regulations iv) Applicable EHS Guidelines

If there is any Non-compliances/deviations please record and provide additional information if necessary.

Areas of Interests	Non-Compliances Identified	Corrective Action Plan	Status of Completion	Completion Date
IFC’s Performance Standards (PS1-8)
Environmental and Social Action Plan
Local environmental and Social regulations
Applicable EHS Guidelines

Please explain the cause and, if appropriate, describe the planned corrective actions to prevent re-occurrence.

Developmental Outcome Tracking (DOTs) Indicators

DOTS Indicators to be included in the AMR
Client Name			Client ID
Project Name			Project ID
Date
Country			Region

Indicator	Data Field <variable (actual only)>	Value Current CY	Value Previous CY	Definition <Formal Description>	OBSERVATIONS/ COMMENTS
Direct Employment
Indirect Employment
Taxes & Other Payments to Government of Turkey
Purchases from Domestic Suppliers
TransAtlantic Gas Production in Turkey
ESMS implementation

Exhibit H

Form of AuditOR AuthoriZation Letter

[On the Borrowers’ Letterhead]

[Date]

[NAME OF AUDITORS]

[ADDRESS]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of May 6, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), made by and among (among others) AMITY OIL INTERNATIONAL PTY LTD, DMLP, LTD., PETROGAS PETROL GAZ VE PETROKIMYA ÜRÜNLERI İNŞAAT SANAYI VE TICARET A.Ş. TALON EXPLORATION, LTD., TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD., and TRANSATLANTIC TURKEY, LTD. (collectively, the “Borrowers”) and BNP PARIBAS (SUISSE) SA (the “Administrative Agent”). Each capitalized term used and not otherwise defined herein is used as defined in the Credit Agreement.

We hereby authorize and request you to send to the Lenders the information necessary to enable us to satisfy our obligations under the Credit Agreement. Please note that under the Credit Agreement, we are obliged to provide the Lenders with a report, signed by the Parent’s chief financial officer [and reviewed by the Auditors] to the effect that, on the basis of its financial statements:

(i)	the Borrower was in compliance with the covenants in Section 8.16; and
(ii)	the Auditors are not aware of any non-compliance by the Borrower with the covenants in Section 8.16.

For our records, please ensure that you send to us a copy of every letter that you receive from IFC immediately upon receipt and a copy of each reply made by you immediately upon the issue of that reply.

Yours truly,
[Name of Borrower]
By
Authorized Representative

Enclosure

cc:	BNP Paribas (Suisse) S.A.

Energy & Commodities Structured Debt / Middle Office

Place de Hollande 2, Geneva CH-1211

Switzerland

Attention: Philippe Riboni / Fabienne Morel

Tel: +41 58 212 2454 / +41 58 212 2901

Fax: +41 58 212 2150

E-mail: philippe.riboni@bnpparibas.com / fabienne.morel@bnpparibas.com

Exhibit I

Form of Anti-corrUPtion Guidelines

The purpose of these Guidelines is to clarify the meaning of the terms “Corrupt Practices”, “Fraudulent Practices”, “Coercive Practices”, “Collusive Practices” and “Obstructive Practices” in the context of IFC operations.

1.	CORRUPT PRACTICES

A “Corrupt Practice” is the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party.

INTERPRETATION

A.

Corrupt practices are understood as kickbacks and bribery. The conduct in question must involve the use of improper means (such as bribery) to violate or derogate a duty owed by the recipient in order for the payor to obtain an undue advantage or to avoid an obligation. Antitrust, securities and other violations of law that are not of this nature are excluded from the definition of corrupt practices.

B.

It is acknowledged that foreign investment agreements, concessions and other types of contracts commonly require investors to make contributions for bona fide social development purposes or to provide funding for infrastructure unrelated to the project. Similarly, investors are often required or expected to make contributions to bona fide local charities. These practices are not viewed as Corrupt Practices for purposes of these definitions, so long as they are permitted under local law and fully disclosed in the payor’s books and records. Similarly, an investor will not be held liable for corrupt or fraudulent practices committed by entities that administer bona fide social development funds or charitable contributions.

C.

In the context of conduct between private parties, the offering, giving, receiving or soliciting of corporate hospitality and gifts that are customary by internationally-accepted industry standards shall not constitute corrupt practices unless the action violates Applicable Law.

D.

Payment by private sector persons of the reasonable travel and entertainment expenses of public officials that are consistent with existing practice under relevant law and international conventions will not be viewed as Corrupt Practices.

E.

The World Bank Group does not condone facilitation payments. For the purposes of implementation, the interpretation of “Corrupt Practices” relating to facilitation payments will take into account relevant law and international conventions pertaining to corruption.

2.	FRAUDULENT PRACTICES

A “Fraudulent Practice” is any action or omission, including misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation.

INTERPRETATION

A.

An action, omission, or misrepresentation will be regarded as made recklessly if it is made with reckless indifference as to whether it is true or false. Mere inaccuracy in such information, committed through simple negligence, is not enough to constitute a “Fraudulent Practice” for purposes of this Agreement.

B.

Fraudulent Practices are intended to cover actions or omissions that are directed to or against a World Bank Group entity. It also covers Fraudulent Practices directed to or against a World Bank Group member country in connection with the award or implementation of a government contract or concession in a project financed by the World Bank Group. Frauds on other third parties are not condoned but are not specifically sanctioned in IFC, MIGA, or PRG operations. Similarly, other illegal behavior is not condoned, but will not be considered as a Fraudulent Practice for purposes of this Agreement.

3.	COERCIVE PRACTICES

A “Coercive Practice” is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party.

INTERPRETATION

A.

Coercive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

B.

Coercive Practices are threatened or actual illegal actions such as personal injury or abduction, damage to property, or injury to legally recognizable interests, in order to obtain an undue advantage or to avoid an obligation. It is not intended to cover hard bargaining, the exercise of legal or contractual remedies or litigation.

4.	COLLUSIVE PRACTICES

A “Collusive Practice” is an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party.

Collusive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

5.	OBSTRUCTIVE PRACTICES

An “Obstructive Practice” is (i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) acts intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice .

6.	INTERPRETATION

Any action legally or otherwise properly taken by a party to maintain or preserve its regulatory, legal or constitutional rights such as the attorney-client privilege, regardless of whether such action had the effect of impeding an investigation, does not constitute an Obstructive Practice.

7.	GENERAL INTERPRETATION

A person should not be liable for actions taken by unrelated third parties unless the first party participated in the prohibited act in question.

Exhibit J

Form of LIQUIDITY TEST